As filed with the United States Securities and Exchange Commission on February 7, 2024

Registration No. 333-273486

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to:

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRETAM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Alberta, Canada	3272	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ruta 43, Cruce D421 Tambillos,

Coquimbo, Chile Rut 76.954.728-2

Tel: 34 639 288 874

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TingleMerrett LLP

# 1250, 639 – 5th Avenue S.W.

Calgary, Alberta T2P 0M9

Tel: 403.571.8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David R. Earhart Gray Reed & McGraw LLP 1601 Elm Street, Suite 4600 Dallas, Texas 75201 Tel: 469.320.6041	Scott Reeves TingleMerrett LLP # 1250, 639 – 5th Avenue S.W. Calgary, Alberta T2P 0M9 Tel: 403.571.8015	Mitchell S. Nussbaum Angela M. Dowd Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: 212.407.4097

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED FEBRUARY 7, 2024

800,000 Units

Each Unit Consisting of

One Class A Common Share and

One Warrant to Purchase One Class A Common Share

PRETAM HOLDINGS INC.

This is an initial public offering of units (“Units”), each consisting of one of our Class A Common Shares, no par value (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock at an assumed exercise price of $5.35 per share, constituting 100% of the price of each Unit sold in this offering based on an assumed offering price of $5.35 per Unit. We are offering on a firm commitment basis, 800,000 Units. The estimated initial public offering price per Unit is between $4.35 and $6.35. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Stock and Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance. We are also registering the shares of Common Stock issuable from time to time upon the exercise of the Warrants.

Prior to this offering, there has been no public market for our securities. We have applied to list the Common Stock and the Warrants on the Nasdaq Capital Market under the symbol “PFAB” and “PFABW,” respectively. There can be no assurance that we will be successful in listing the Common Stock or the Warrants on the Nasdaq Capital Market; however, we will not complete this offering unless we receive approval for listing on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 3 of this prospectus for more information.

Our principal stockholders, Luis Arrechea Miquelarena, Óscar Caňizares Ruiz, and José Cantero Sánchez, currently collectively own 93% of our outstanding Common Stock. Upon the closing of this offering, we anticipate that Luis Arrechea Miquelarena, Óscar Caňizares Ruiz, and José Cantero Sánchez will collectively own approximately 81.3% of our outstanding Common Stock assuming that 800,000 Units are sold in the offering (or approximately 80% if the underwriter exercises the over-allotment option in full). Immediately following the offering, we will meet the definition of a “controlled company” under the corporate governance standards for companies listed on the Nasdaq Stock Market. As a “controlled company,” we will be eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market, although we do not intend to avail ourselves of these exemptions.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price
Underwriter discount and commission (1)
Proceeds to us, before expenses

(1)

We have agreed to reimburse the underwriter for certain expenses. We have also agreed to issue, upon closing of this offering, warrants to Maxim Group LLC, as representative of the underwriters (or its permitted assignees) to purchase up to 56,000 shares of Common Stock, at a price per share equal to 110% of the public offering price per Unit. The registration statement of which this prospectus forms a part also covers the Common Stock issuable upon exercise of the representative’s warrant. See the section titled “Underwriting” beginning on page 85 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

We have granted the underwriter an option to purchase from us, up to 120,000 additional shares of common stock at an assumed purchase price of $5.34 per share and/or up to 120,000 additional warrants at a purchase price of $0.01 per warrant, less, in each case, the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $[●], and the total proceeds to us, before expenses, will be $[●].

The underwriter expects to deliver the securities to purchasers in the offering on or about February [●], 2024.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is [●], 2023.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	7
SUMMARY FINANCIAL DATA	9
RISK FACTORS	10
ENFORCEABILITY OF CIVIL LIABILITIES	26
USE OF PROCEEDS	28
DIVIDEND POLICY	28
CAPITALIZATION	29
DILUTION	30
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	32
OUR BUSINESS	43
REGULATIONS	47
MANAGEMENT	48
EXECUTIVE COMPENSATION	52
PRINCIPAL SHAREHOLDERS	52
RELATED PARTY TRANSACTIONS	54
DESCRIPTION OF SECURITIES	55
SHARES ELIGIBLE FOR FUTURE SALE	72
CERTAIN U.S. FEDERAL INCOME TAX MATTERS	73
MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	80
MATERIAL CHILEAN INCOME TAX CONSIDERATIONS	82
UNDERWRITING	84
LEGAL MATTERS	93
EXPERTS	93
INTERESTS OF NAMED EXPERTS AND COUNSEL	93
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	93
WHERE YOU CAN FIND ADDITIONAL INFORMATION	93
EXPENSES RELATING TO THIS OFFERING	94
Index to Financial Statements	95

i

ABOUT THIS PROSPECTUS

We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell the Units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

OTHER PERTINENT INFORMATION

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“Shares”, “shares” or “shares of Common Stock” are to the shares of our Class A Common Shares, no par value;
•	“Warrants” are to the warrants to purchase Common Stock to be initially issued as part of the Units;
•	“Units” are to the units consisting of Common Stock and Warrants in equal part; and
•	“We”, “us”, “PreTam”, or the “Company” are to PreTam Holdings Inc. and its subsidiaries.

Our business is conducted in Chile, using Chilean pesos. Our financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our financial statements in United States dollars. These dollar references are based on the exchange rate of Chilean pesos to U.S. dollars. Unless we indicate otherwise, the U.S. dollar equivalent for information in Chilean pesos (“CLP”) used in this prospectus is based on the “dólar oberservado” or “observed” exchange rate published by the Servicio de Impuestos Internos calculated (i) for purposes of the statement of financial position disclosure, as of the end of the fiscal year or end of the interim period, as applicable; or (ii) for statement of net earnings disclosure, the applicable monthly average exchange rate for the period reported. The exchange rates for the periods reported in this prospectus are as follows: (i) for the statement of net earnings for the periods (a) ended December 31, 2021: 759.07 CLP to 1 U.S. dollar, (b) ended December 31, 2022: 873.19 CLP to 1 U.S. dollar, (c) ended June 30, 2022: 825.1 CLP to 1 U.S. dollar, and (d) ended June 30, 2023: 806.075 CLP to 1 U.S. dollar; and (ii) for the statement of financial position (a) as of December 31, 2021: 844.69 CLP to 1 U.S. dollar, (b) as of December 31, 2022: 855.86 CLP to 1 U.S. dollar, (c) as of June 30, 2022: 932.08 CLP to 1 U.S. dollar, and (d) as of June 30, 2023: 801.66 CLP to 1 U.S. dollar. We have rounded percentages and certain U.S. dollar and CLP amounts contained in this prospectus for ease of presentation. Any discrepancies in any table between totals and the sums of the amounts listed are due to rounding. Changes in the applicable exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in U.S. dollars) and the value of our assets.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will, or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from any expectations regarding future results, performances or achievements expressed or implied by the forward-looking statements.

ii

The ultimate accuracy of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” below. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the COVID-19 pandemic;

●	our ability to maintain the listing of our securities on Nasdaq;

●	the potential liquidity and trading of our Common Stock or Warrants;

●	the lack of an established market for our Common Stock or Warrants;

●	our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act;

●	our anticipated use of the proceeds from this offering;

●	our financial performance following this offering;

●	trends and competition in the precast concrete industry and the construction industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the United States federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors,” before deciding whether to buy our securities.

Overview

PreTam Holdings Inc. is a holding company incorporated in Alberta, Canada. We conduct business and operations through our wholly owned operating subsidiary, Prefabricados Tambillos SpA.

Our Business

We are a leader in the Chilean precast construction market. Our Company operates in the Chilean residential and commercial construction sector. We develop, manufacture, market, sell, and install a broad array of precast concrete products and systems for use primarily in the housing, commercial development, and mining industries. Precast construction, also known as prefabricated construction or off-site construction involves casting of building or infrastructural elements in another location. The cased member is then transported and fixed securely to form structures.

Our Company is a leader in off-site industrialized construction processes in Chile. We cover all areas of construction such as: roadworks (highways, bridges, etc.); industrial buildings (warehouses, factories, shopping centers, etc.); residential housing (homes, buildings, etc.); and special construction (channels, ponds, foundations, retaining walls, special orders for mining, etc.). Because our manufacturing process is conducted primarily offsite, we are able to maintain quality controls and production standards not available under on-site construction methods.

Our customers are non-government related businesses engaged in residential and commercial construction. We primarily sell our products and systems directly to the customer, but we may in the future sell through resellers. We are currently exploring opportunities to expand our customer base to include municipalities. The Company’s strategy involves producing and marketing innovative and proprietary products and expanding into additional geographic markets, including but not limited to, Spain.

We believe that the offerings of our Company’s services and products are unique in the Chilean marketplace. We believe that we are the only company in the Chilean precast concrete industry providing products and services in all major segments of the industry. The breadth of our product and service offering provides us with the flexibility required to capitalize on market demands within each of these major segments. To our knowledge, our competitors do not currently offer a similar variety in product offerings as they tend to specialize in only one segment of the industry. For example, we believe that Baumax S.A. manufactures walls and slabs for buildings; Prefabricados Andinos, S.A. and Soc de Constructores Tensacon, S.A. manufacture bridges, industrial buildings, and limited products for the mining industry; and Grau S.A. aglomerados de hormigón and Industria de tubos y prefabricados de hormigón Budnik, S.A. produce concrete pipes and small parts.

The Chilean precast construction market is expected to reach $492.1 million in 2027 from $320 million in 2019, growing at a compound annual growth rate of 6.9% from 2020 to 2027.1 While the global market is currently estimated at $199.11 billion with expected annual growth of 7.4% through 2033.2 This growth is in part related to precast construction’s energy efficiency and seismic resistance. We believe that our existing concrete production capacity, together with planned expansion, positions us to take advantage of that growth.

_____________________________

1 Industry data reported in Allied Analytics LLP’s published market research from August 19, 2021.

2 Industry data reported in Future Market Insights Global and Consulting Pvt. Ltd. from April 4, 2023.

1

Precast construction is an effective alternative for the production of green and energy efficient buildings as compared to traditional methods. Although our Company, like other precast companies, competes with providers of wood, steel framing or traditional construction solutions for residential housing contracts, none of these solutions are comparable in quality with reinforced concrete in terms of energy efficiency and resistance to fire, pests, hurricanes, floods, etc. According to the U.S. Department of Housing and Urban Development, precast structures can help in saving up to 25% of heating and cooling costs.3 Additionally, the construction energy use can also be minimized during the fabrication phase as the control of energy use and emissions is easier to regulate in factory environments. Thus, the increase in focus on sustainable buildings and energy conservation in Chile has been and is expected to continue to be a major driving factor for the Chilean precast construction industry.

Precast construction is more resistant to seismic activity than many traditional methods of construction. Chile is highly prone to earthquakes owing to its location on the tectonic plate boundary and the subduction zone. Precast construction is an effective solution against seismic vibrations. Its use of high-quality building materials and offsite manufacturing ensures adherence to building and design consistency. Such factors promote the use of precast construction for seismic resistance application, which has also led to the growth of the Chilean precast construction market.

Our Securities

Our authorized share capital consists of an unlimited number of Class A Common Shares, Class B Common Shares and Preferred Shares. Holders of Class A Common Shares are entitled to one vote per share.

Recent Developments

On December 10, 2018, we acquired from Mantenimientos y Aspiraciones Chile S.A. (“Maspir”) the factory that now serves as our principal manufacturing facility in Tambillos, Chile, together with certain equipment and materials. The total purchase price for the facility and equipment was $5.95 million. The purchase price was advanced by Inversiones Balmaceda, SpA (“Balmaceda”), a Spanish company owned jointly by Luis Arrechea Miquelarena, our Chairman, and Pamela Sepúlveda, the wife of Mr. Arrechea. We are obligated to repay Balmaceda the purchase price pursuant to the terms of a loan agreement dated June 30, 2022 between us and Balmaceda. See “Management Discussion and Analysis of Financial Conduction and Results of Operations – Financing Activities.”

On August 20, 2022, the Company entered into a contract with Inmobilaria R5 SpA, (“R5”) for the construction of a project that is expected to consist of approximately 12,000 homes and private urbanization facilities that includes four strip centers and multiple recreational areas. Payments for work performed are required to be made in stages based on the progress of our work. The contract is terminable for total or partial breaches of the Company’s obligations under the contract, which includes obligations relating to technical specifications and build quality, at the discretion of the customer. Preliminary work (surveying, applying for permits, etc.) under this contract has commenced. The Company anticipates beginning to receive payments under the contract in the first year following this offering.

The Company must make certain modifications and expansion to its factory in order to perform under this contract. PreTam intends to renovate its factory and simultaneously begin work on the urbanization facilities phase of the project in 2024. It is anticipated that housing construction will also begin in 2024, with approximately 1,090 homes to be delivered each year thereafter.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we effected the merger of SILLC(A) Acquisition Corp. (“SILLC”) with and into PreTam Nevada, Inc., our wholly owned subsidiary (the “Merger Sub”), which was created on May 31, 2023 solely for the purpose of completing the merger transaction in accordance with the laws of the Province of  Alberta, Canada (the “SILLC Merger”). At the time of the SILLC Merger, SILLC was subject to a bankruptcy proceeding and had minimal assets, no equity owners and no liabilities, except for claims of approximately six hundred holders of allowed unsecured claims and a holder of allowed administrative expenses (collectively, the “Claim Holders”). Pursuant to the SILLC Merger, and in accordance with the bankruptcy plan, we issued an aggregate of 385,000 shares of our Common Stock (the “Merger Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims. As provided in the bankruptcy plan, the Merger Shares were issued pursuant to Section 1145 of the U.S. Bankruptcy Code. As a result of the SILLC Merger the separate corporate existence of SILLC ended and Merger Sub was thereafter dissolved. We entered into the SILLC Merger to increase our shareholder base to, among other things, assist us in satisfying the listing standards of a national securities exchange.

_____________________________

3 U.S. Department of Housing and Urban Development. Costs and Benefits of Insulating Concrete Forms for Residential Construction (2001) at 5, 14.

2

Corporate Information

We were incorporated on December 29, 2022 (date of inception), under the laws of the province of Alberta, Canada. Effective December 31, 2022, the shareholders of Prefabricados Tambillos SpA contributed all of the entity’s issued and outstanding stock for shares of our Common Stock, and as a result it became our wholly owned subsidiary. Our principal executive offices are located at Ruta 43, Cruce D421 Tambillos, Coquimbo, Chile Rut 76.954.728-2, and our phone number is 34 639 288 874. We maintain a corporate website at www.pretam.org. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Implications of Our Being an “Emerging Growth Company” and “Foreign Private Issuer”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;
•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
•	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934 (the “Exchange Act”), and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the Securities and Exchange Commission (the “SEC”) will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in Alberta, Canada, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the listing standards of the Nasdaq Capital Market (“Nasdaq”). As such, we may rely on home country practice to be exempted from the corporate governance requirements that we have a majority of independent directors on our board of directors and the audit committee of our board of directors has a minimum of three members. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards. However, following this offering, we will voluntarily have a majority of independent directors and our audit committee will consist of three independent directors, and we do not intend to rely on home country practices in relation to corporate governance matters.

3

Controlled Company

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because we expect that Luis Arrechea Miquelarena, Óscar Caňizares Ruiz, and José Cantero Sánchez, our principal shareholders, will, collectively, beneficially own 5,000,000 shares of Common Stock, or approximately 81.3% of our issued and outstanding Common Stock, and will be able to exercise approximately 80% of the total voting power of our issued and outstanding Common Stock, assuming the full exercise of the over-allotment option by the underwriter.

As long as our officers and directors, in the aggregate, own at least 50% of the voting power of the Company, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules.

For so long as we are a controlled company under that definition, regardless of our status as an emerging growth company, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;
•	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and
•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, regardless of our status as an emerging growth company, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

4

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face. These risks are discussed more fully in the section titled “Risk Factors.”

•	Our financial condition and results of operations will depend on our ability to manage our future growth effectively;
•	We may experience working capital deficiencies if awarded low-income housing development projects by Chilean municipalities;
•	Shortages in the raw materials we use to manufacture our products may adversely impact our ability to timely serve our customers and consequently negatively impact our business;
•	Construction or expansion of new manufacturing facilities may encounter delays and significant cost over-runs, and acquisition of existing manufacturing facilities are subject to various acquisition risks;
•	Our industry is highly competitive, and there is no assurance that we will compete successfully;
•	We depend on key personnel who would be difficult to replace, and our business plans will likely be harmed if we lose their services or cannot hire additional qualified personnel;
•	Our business may experience adverse consequences if our employees become unionized;
•	Interruption or failure of our information technology and communications systems or external attacks to or breaches of these systems could have an adverse effect on our operations and results;
•	The requirements of being a public company may strain our resources and divert management’s attention and we have no experience operating as a public company;
•	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies;
•	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies;
•	Our articles of incorporation and bylaws contain provisions that could delay, discourage, or prevent a takeover attempt even if a takeover attempt might be beneficial to our shareholders, and such provisions may adversely affect the market price of our Common Stock;
•	Any future COVID-19 pandemic scenarios may adversely affect our operations and financial condition;
•	The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate;
•	We depend on a limited number of customers for a large portion of our revenues;
•	Our growth strategy depends on our performance under an agreement with a material customer. If we fail to perform as required under that contract, or if that contract is terminated, we could be subject to certain penalties, and our growth prospects would be materially adversely impacted;
•	We may become subject to disputes, including litigation, that could negatively impact our business and our profitability and financial condition;
•	We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations;
•	Changes in governmental policies could affect our profitability;
•	Environmental regulations in Chile, as well as Spain and other countries in which we might operate, and other factors, may cause delays, impede the development of new projects and facilities or increase the costs of operations and capital expenditures;
•	Our facilities and operations are subject to risks arising from natural disasters, catastrophic accidents, and acts of terrorism, which could unfavorably affect our operations, earnings and cash flow;
•	Proposed changes in laws and regulations in Chile could negatively impact certain of our customers, and therefore our business;
•	Political events or financial or other crises in Chile, or other countries in which we might operate, may adversely affect our operations as well as our liquidity;
•	South American economic fluctuations, political instability and corruption or other scandals may affect our results of operations and financial condition as well as the value of our Common Stock;

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•	The transfer of our securities may be subject to capital gains taxes pursuant to indirect transfer rules in Chile;
•	Foreign exchange risks may adversely affect our results;

•	You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated in Canada and our executive officers and directors reside outside the United States;
•	Our bylaws provide that any derivative actions, actions relating to breach of fiduciary duties, and other matters relating to our internal affairs will be required to be litigated in Alberta, Canada, which could limit investors’ ability to obtain a favorable judicial forum for disputes with us;
•	We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs;
•	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders;
•	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses;
•	We are a holding company, and we are accordingly dependent upon distributions from our subsidiaries to service our debt and pay dividends, if any, taxes and other expenses;
•	We have limited sources of working capital and will need substantial additional financing;

•	The initial public offering price of the Units may not be indicative of the market price of our Common Stock or Warrants after this offering. In addition, an active, liquid and orderly trading market for our Common Stock or Warrants may not develop or be maintained, and our share price may be volatile;
•	Holders of Warrants have no rights as stockholders until they acquire our Common Stock;
•	Shares eligible for future sale may adversely affect the market price of our Common Stock, as the future sale of a substantial number of outstanding shares of Common Stock in the public marketplace could reduce the price of our Common Stock;
•	The Warrants provide that any legal proceeding concerning the interpretation, enforcement and defense of the transactions contemplated by the Warrants will be required to be litigated in the City of New York, Borough of Manhattan, which could limit investors' ability to obtain a favorable judicial forum for disputes with us;
•	Management will continue to own a significant percentage of our Common Stock and will be able to exert significant control over matters subject to shareholder approval;
•	As a “controlled company” under the rules of Nasdaq, we may choose not to comply with certain corporate governance requirements that could have an adverse effect on our public shareholders;
•	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively;
•	If our Common Stock or Warrants cease to be listed on Nasdaq, our Common Stock and Warrant prices could fall, in which case broker-dealers may be discouraged from effecting transactions in our Common Stock or Warrants because they may be considered to be penny stock and thus be subject to the penny stock rules;
•	We have never paid cash dividends on our Common Stock and do not intend to pay dividends for the foreseeable future;
•	We may issue additional equity or debt securities, which are senior to our shares of Common Stock as to distributions and in liquidation, which could materially adversely affect the market price of our Common Stock or Warrants;
•	There has been no public market for our securities prior to this offering and an active trading market for our securities may not develop following the completion of this offering;
•	We could be subject to taxation in both Canada and the United States, which could have a material adverse effect on our financial condition and results of operations; and
•	If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our Common Stock could be subject to adverse United States federal income tax consequences.

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THE OFFERING

Number and Type of Securities offered by us	800,000 Units, each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock. Each Warrant will have an assumed exercise price of $5.35 per share (100% of the assumed public offering price of one Unit), is exercisable immediately and will expire in five years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The Common Stock and Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Price per Unit	We estimate that the purchase price will be between $4.35 to $6.35 per Unit.

Number of shares of Common Stock being offered by us:	800,000 shares (or 920,000 shares of Common Stock if the underwriters exercise their over-allotment option for shares in full).

Number of Warrants being offered by us:	Warrants to purchase 800,000 shares of Common Stock (or Warrants to purchase 920,000 shares of Common Stock if the underwriters exercise their over-allotment option for Warrants in full).

Over-allotment option	The underwriter has an option for a period of 45 days to purchase up to 120,000 additional shares of Common Stock and/or up to 120,000 additional Warrants to purchase up to an additional 120,000 shares of Common Stock at the public offering price less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

Shares of Common Stock outstanding prior to completion of this offering	5,385,000 shares of Common Stock.

Shares of Common Stock to be outstanding immediately after this offering	6,185,000 shares of Common Stock (or 6,305,000 shares of Common Stock if the underwriter exercises the over-allotment option in full), assuming none of the Warrants issued in this offering are exercised.

Description of Warrants	Each Warrant will have an exercise price per share of 100% of the public offering price per Unit, will be exercisable immediately, and will expire on the fifth anniversary of the original issue date. Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. Each holder of Warrants will be prohibited from exercising its warrant for shares of our Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Warrants will be governed by a Warrant Agency Agreement, dated as of the effective date of this offering, between us and Securities Transfer Corporation, as the warrant agent (the “Warrant Agent”). This offering also relates to the offering of the shares of Common Stock issuable upon the exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities—Warrants” in this prospectus.

Representative’s Warrant

We will issue to the representative of the underwriters, upon closing of this offering, compensation warrants entitling the representative to purchase a number of shares of Common Stock equal to 7% of the aggregate number of shares of Common Stock issued in this offering. The representative’s warrants will have (i) a term of five (5) years and may be exercised commencing six (6) months after the closing date of this offering and (ii) an exercise price equal of 110% of the public offering price per Unit. This prospectus also relates to the offering of 56,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants.

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Use of proceeds	We intend to use the proceeds from this offering for the enhancement of our existing facility in Chile and working capital. See “Use of Proceeds” on page 28 for more information.

Proposed Nasdaq Capital Market Trading Symbol and Listing	We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market under the symbol “PFAB” and “PFABW,” respectively. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Common Stock or Warrants; however, we will not complete this offering unless we receive approval for listing on Nasdaq.

Lock-up	We and our directors, officers any other holder(s) of one percent (1.0%) or more of our outstanding shares of Common Stock have agreed with the representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of one hundred eighty (180) days from the effective date of this registration statement. See “Underwriting” on page 84.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock and the warrant agent for the warrants is Securities Transfer Corporation located at 2901 Dallas Parkway, Suite 310, Plano, Texas 75093, (469) 633-0101

Risk Factors	The securities offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 10 for a discussion of factors to consider before deciding to invest in our securities.

The number of shares of Common Stock that are outstanding immediately before, and will be outstanding after, this offering, unless otherwise indicated, excludes (i) 56,000 shares of Common Stock issuable upon the exercise of the warrants to be issued to the representative of the underwriters, (ii) 800,000 shares of Common Stock issuable upon the exercise of the Warrants offered hereby and (iii) up to 1,000,000 shares of Common Stock issuable pursuant to awards granted under our 2023 Equity Incentive Plan (the “2023 Plan”), and assumes no exercise of the over-allotment option by the underwriters.

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SUMMARY FINANCIAL DATA

The summary consolidated statements of net earnings and other comprehensive income and balance sheet data at, and for the years ended, December 31, 2022 and 2021, and the six months ended June 30, 2023 and 2022 have been derived from our consolidated financial statements included elsewhere in this Prospectus. Our historical results are not necessarily indicative of the results that should be expected for any future period.

You should read the consolidated financial data set forth below in conjunction with our consolidated financial statements and the accompanying notes and the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 32 of this Prospectus. Our historical results are not necessarily indicative of the results to be expected for any period in the future.

	For the Year Ended December 31,		For the Six Months Ended June 30,
Statements of Net Earnings and Other Comprehensive Income:	2022	2021	2023	2022
Sales of goods	$8,469,066	$10,110,188	$5,712,334	$4,464,192
Cost of sales	$(4,734,301)	$(5,784,055)	$(3,268,218)	$(2,042,222)
Gross profit	$3,734,765	$4,326,133	$2,444,116	$2,421,970

Total operating expenses, net	$(2,028,450)	$(2,413,289)	$(925,757)	$(1,107,757)

Total other income (expenses), net	$(48,812)	$171,286	$(250,585)	$148,870

Profit before income taxes	$1,657,503	$2,084,130	$1,267,774	$1,463,083

Income tax credit (expense)	$289,477	$(696,686)	$(384,210)	$174,740

Net earnings	$1,946,980	$1,387,444	$883,564	$1,637,823

Earnings per common share, basic and diluted	$0.39	$694	$0.18	$819

	December 31,		June 30,
	2022	2021	2023	2022
Balance Sheet Data:
Current assets	$8,436,380	$5,886,661	$13,230,037	$6,428,245
Total assets	$14,902,937	$11,112,811	$21,005,329	$11,793,034
Current liabilities	$6,045,030	$3,545,608	$9,595,913	$4,408,303
Total liabilities	$11,590,725	$9,764,407	$16,580,749	$9,121,212
Total equity	$3,312,212	$1,348,404	$4,424,580	$2,671,822
Working capital	$2,391,350	$2,341,053	$3,634,124	$2,019,942

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RISK FACTORS

An investment in our Common Stock and Warrants involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in our Common Stock and Warrants unless you can afford to lose your entire investment.

Risks Related to Our Business and Results of Operations

Our financial condition and results of operations will depend on our ability to manage our future growth effectively.

Our ability to achieve our business objectives depends on our ability to grow, which depends, in turn, on our ability to continue to expand our production capacity and develop manufacturing techniques that give us a competitive advantage over our peers. Accomplishing this result on a cost-effective basis is largely a function of our access to financing on acceptable terms. As we continue to grow, we will need to continue to hire, train, supervise and manage new employees. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition, and results of operations.

We may experience working capital deficiencies if awarded low-income housing development projects by Chilean municipalities.

We are currently pursuing contracts to develop low-income housing in multiple municipalities throughout Chile. Such municipalities secure their funding from the Chilean Ministry of Housing. If we are awarded any such contract, we will be responsible for all costs incurred in the construction of the housing projects prior to completion. We would submit an invoice for payment by the municipality upon completion of the applicable project. It is anticipated that our invoices would be paid within 180-270 days of submission. The length of time between the commitment of capital required to finish a project and payment of our invoices may result in working capital deficiencies that could impede our ability to execute on our business plan and therefore negatively impact our results of operations.

Shortages in the raw materials we use to manufacture our products may adversely impact our ability to timely serve our customers and consequently negatively impact our business.

We may be subject to supply shortages and/or delays in the availability of cement. The leading global cement producing countries are China and India. Periodically there have been bottlenecks and material price increases for cement sourced from these countries. Recently, the closure of ports in China due to COVID-19 have caused supply problems to the industry. Any lack of availability, or increased pricing or shipment delays, of cement would adversely affect our operations and financial condition.

Construction of new manufacturing facilities, or expansion of our existing facility, may encounter delays and significant cost over-runs, and acquisition of existing manufacturing facilities are subject to various acquisition risks.

New manufacturing facilities that we might seek to build, or expansion of our existing facility, including with a portion of the proceeds of this offering, may be delayed, or our costs increased, for various reasons outside of our control. Our efforts may be subject to delays in obtaining regulatory approvals, construction delays, strikes, adverse weather conditions, natural disasters, civil unrest, accidents, and human error. We may also face shortages and increases in the price of equipment, materials or labor. Existing facilities that may be acquired are subject to latent defects or other unknown problems and may require significant expenditures to make the facilities suitable for the Company’s use. Any such event could adversely impact our results of operations and financial condition. Market conditions when the projects are initially approved may significantly differ from those that prevail when the projects are completed, which in some cases may make the projects commercially unfeasible.

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Our industry is highly competitive, and there is no assurance that we will compete successfully.

Our current and potential competitors vary by size, service offerings and geographic location. Many of our competitors have entrenched relationships. The primary competitive factors in our market are access to personnel with specialized expertise in the prefabricated concrete industry, the ability to timely and cost effectively secure raw materials and access to growth capital. Some of our competitors may be able to:

•	adapt more rapidly to new or emerging technologies and changes in customer requirements;

•	attract skilled personnel;

•	develop superior products or services, and thereby gain greater market acceptance and expand their product and service offerings more efficiently or rapidly;
•	take advantage of acquisitions and other opportunities more readily;
•	maintain a lower cost basis;
•	adopt more aggressive pricing policies and devote greater resources to the promotion, marketing and sales of their products and services; and
•	devote greater resources to the research and development of their products and services.

Many of these companies have significantly greater financial, technical, marketing and other resources than we do and may be better positioned to acquire, offer and service complementary products and technologies. These companies and alliances resulting from possible combinations may create more compelling product and service offerings, be able to offer greater pricing flexibility than we can or engage in business practices that make it more difficult for us to compete effectively. Competition could result in, among other things, a substantial loss of customers, reduction in revenues or increase in expenses, which could materially adversely affect our business, financial condition, results of operations or prospects.

We depend on key personnel who would be difficult to replace, and our business plans will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our senior management and certain key personnel, including, but not limited to our Chairman and Chief Operations Officer, Luis Arrechea Miquelarena, our Chief Executive Officer, Óscar Caňizares Ruiz, and our Chief Financial Officer, Jesús Liñán. We currently do not maintain key man insurance for any of our senior management or key personnel. The competition for qualified management, key personnel and other skilled employees is intense. The loss of services of one or more of our key employees, or the inability to hire, train and retain key personnel, especially management with industry experience, could delay the execution of new acquisitions and the expansion of our product offerings, disrupt our business, and interfere with our ability to execute our business plan.

Our business may experience adverse consequences if our employees become unionized.

Our employees could become members of unions and have collective bargaining agreements that must be renewed on a regular basis. The laws of the countries in which we might operate provide legal mechanisms for judicial authorities to impose a collective agreement if the parties are unable to come to an agreement, which may increase our costs beyond what we have budgeted. Our business, financial condition and results of operations could be adversely affected by a failure to reach agreement with any labor union representing such employees or by an agreement with a labor union that contains terms we view as unfavorable.

Interruption or failure of our information technology and communications systems or external attacks to or breaches of these systems could have an adverse effect on our operations and results.

We depend on information technology, communication, and processing systems (“IT Systems”) to operate our businesses, the failure of which could adversely affect our business, results of operations and financial condition.

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IT Systems are critical in monitoring our operations, achieving operating efficiencies and meeting our service targets and standards. Temporary or long-lasting operational failures of any of these IT Systems, either intentional or not, could have a material adverse effect on our results of operations. Additionally, cyber-attacks can have an adverse effect on our reputation and our relationship with the community. Over the last few years, global cyber-attacks on security systems, treasury operations, and IT Systems have intensified worldwide. We are exposed to cyber-attacks aimed at damaging our assets through computer networks, cyber spying involving strategic information that may be beneficial for third parties and cyber-theft of proprietary and confidential information, including information of our customers.

Our future results may be affected by various legal and regulatory proceedings and legal compliance risks, including those involving intellectual property, governmental regulations, the U.S. Foreign Corrupt Practices Act and other anti-bribery, anti-corruption, or other matters.

We may be subject to various legal and regulatory proceedings and are subject to certain legal compliance risks in the areas of intellectual property, governmental regulation, U.S. Foreign Corrupt Practices Act and related anti-bribery and anti-corruption regulations. The outcome of any such legal proceedings may differ from our expectations because the outcomes of litigation, including regulatory matters, are often difficult to reliably predict. Various factors or developments can lead us to change current estimates of liabilities and related insurance requirements where applicable, or make such estimates for matters previously not susceptible of reasonable estimates, such as a significant judicial ruling or judgment, a significant settlement, significant regulatory developments or changes in applicable law. A future adverse ruling, settlement or unfavorable development could result in future charges that could have a material adverse effect on our results of operations or cash flows in any particular period.

 Any future COVID-19 pandemic scenarios may adversely affect our operations and financial condition.

We are subject to risks related to public health crises such as the global pandemic associated with COVID-19. Economic and health conditions in the United States and across most of the globe continue to change rapidly. The COVID-19 outbreak may disrupt our operations through its impact on our employees, our customers, and the industries in which they conduct business.

Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. In the past the Chilean government considered the Company’s activity to be strategic but there is no guarantee that it will continue to do so.

While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets and a recession or market correction that could materially affect our business, including the ability of our customers to continue to purchase our products, and the value of our Common Stock.

We are continuously monitoring our own operations and intend to take appropriate actions to mitigate the risks arising from the COVID-19 pandemic, but there can be no assurances that we will be successful in doing so. The ultimate extent of the effects of the COVID-19 pandemic on us is highly uncertain and will depend on future developments which cannot be predicted.

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

The preparation of our financial statements requires the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments, and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

We self-insure against the possibility of certain risks and uncertainties that may occur in our industry.

We have historically not sought out insurance coverage for specific projects or related to specific construction sites. However, it is possible that unforeseen circumstances could lead to liabilities arising from operational risks and uncertainties that we could not have predicted. Such liabilities or claims could harm our financial condition, cash flows and operating results. Any claim could negatively affect our reputation in the marketplace and make it more difficult for us to compete effectively. The defense of such claims may be costly and time-consuming and could divert the attention of management.

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Our success depends on our ability to protect our process and methods of doing business.

We believe that the complexity of our products and the know-how incorporated in them makes it difficult to replicate their features. We believe that only the executives and key officers of the Company as described in the “Management” section have a full understanding of the Company’s trade secrets. We rely on such persons confidentiality to protect our processes and methods of doing business. However, if these methods prove to be unsuccessful, our competitive advantage may be lost. We may also be subject to claims by other parties regarding the use of intellectual property, technology information and data, which may be deemed proprietary to others.

We depend on a limited number of customers for a large portion of our revenues.

The majority of our historical revenues have been tied to four customers. It is possible that any significant decrease in demand from any one of these customers could have significant impact on our revenues going forward.

Our growth strategy depends on our performance under an agreement with a material customer.  If we fail to perform as required under that contract, or if that contract is terminated, we could be subject to certain penalties, and our growth prospects would be materially adversely impacted.

We entered into a contract with Inmobilaria R5 SpA (“R5”) on August 20, 2022, for work relating to the construction of a large urbanization project.  In order to fully perform our obligations under this contract, we must modify and expand our factory.  The contract is terminable for total or partial breaches of our obligations under the contract, which include obligations relating to technical specifications and build quality, at the discretion of the customer. The contract also provides for penalties in the event that our performance is delayed.

Modification and expansion of our factory has been delayed pending completion of this offering and receipt of the net proceed therefrom and, as a result, our ability to perform according to the terms of the contract have been adversely impacted. R5 is aware of, and has informally consented to these delays, and has indicated that it does not intend to terminate the contract, or assert penalties resulting from these delays.  However, it is possible that R5 could do so in the future.  If this contract is terminated, or R5 seeks penalties under the contract as a result of these delays or for any other reason, our business, financial condition, results of operations and growth prospects would be materially adversely affected.

We may become subject to disputes, including litigation, that could negatively impact our business and our profitability and financial condition.

We may become subject to disputes with third parties from time to time. Any such dispute could result in litigation. Whether or not any dispute results in litigation, we may be required to devote significant management time and attention and financial resources to its resolution (through litigation, settlement or otherwise), which would detract from our management’s ability to focus on our business. Any such resolution could involve the payment of damages or expenses by us, which may be significant. In addition, any such resolution could impose future restrictions on the operation of our business.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

We have entered into a number of transactions with our principal shareholder, and certain of their affiliated companies. See “Related Party Transactions” beginning on page 54. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with these transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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We may in the future enter into additional transactions with entities controlled by our directors, officers or principal shareholders, or members of their immediate families or in which such persons, have a direct or indirect material interest. Such transactions present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our unaffiliated shareholders with respect to such transactions. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as for events of default.

Our Board of Directors has authorized the Audit Committee to review and approve all material related-party transactions. We rely on the laws of Alberta, Canada, which provide that the directors owe a duty of care and a duty of loyalty to our company. Under Canadian law, our directors have a duty to act honestly, in good faith, and view our best interests. Our directors also have a duty to exercise the care, diligence, and skills that a reasonably prudent person would exercise in comparable circumstances. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties. These transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in litigation or enforcement actions by the SEC or other agencies.

Risks Related to Our Business in Chile

Governmental regulations may adversely affect our businesses.

Our business and any tariffs we may charge to our customers are subject to extensive regulation, which may adversely affect our profitability. Governmental authorities may also delay the tariff review process, and if tariff adjustments are made by governmental authorities, we may not have the ability to pass them through to our customers. Similarly, regulations issued by governmental authorities in Chile and other countries in which we might operate may affect our ability to collect revenues sufficient to offset our operating costs.

Our business may be subject to regulatory fines for any breach of regulations in Chile and other countries in which we might operate. Such fines could be material, and negatively impact our profitability and cash flows.

Changes in governmental policies could affect our profitability.

Changes in Chile’s governmental and monetary policies regarding tariffs, exchange controls, regulations and taxation could reduce our profitability. Inflation, devaluation, social instability and other political, economic or diplomatic developments, including the response by governments in the region to these circumstances, could also reduce our profitability.

Environmental regulations in Chile, as well as Spain and other countries in which we might operate, and other factors, may cause delays, impede the development of new projects and facilities or increase the costs of operations and capital expenditures.

We are subject to environmental regulations which, among other things, may require us to perform environmental impact studies for future projects or facilities, and obtain permits from both local and national regulators.  The approval of these environmental impact studies may be withheld or delayed by governmental authorities.

Some of the countries where we might operate have adopted rules of consultation with local governmental agents in the preliminary phase of the evaluation process to avoid any risk of conflict and minimize a facility’s impact. Plants built before the adoption of such rules that were not submitted to local consultation may face opposition from several partners, such as ethnic groups, environmental groups, landowners, farmers, local communities and political parties, among others. The projects that require consultation with local partners in their evaluation process may be rejected or their development may be impeded or slowed. Our partners may also seek injunctive or other relief, which could negatively impact us if they are successful. Moreover, projects that do not require consultation with local partners may be subject to intervention or suffer continuous resistance, delaying their approval process or development. This opposition may result in plant stoppages and the incurrence of significant legal costs.

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In the case of existing facilities, any increased regulation may result in a higher risk of noncompliance, which could force us to implement costly measures to manage compliance with regulations and to have a closer technical relationship with authorities to have a better understanding of all possible implications.

Delays or modifications to any proposed project and laws or regulations may change or be interpreted in a manner that could adversely affect our operations, which could adversely affect our business, results of operations and financial condition.

Our facilities and operations are subject to risks arising from natural disasters, catastrophic accidents, and acts of terrorism, which could unfavorably affect our operations, earnings and cash flow.

Our facilities are exposed to damage from catastrophic natural disasters, such as earthquakes and fires, as well as acts of vandalism and terrorism. Chile experiences frequent seismic events, some of which have been major. Any catastrophic event could cause prolonged unavailability of our assets, disruptions in our business, significant decreases in revenues, or significant additional costs to us not covered by insurance. Any natural or human catastrophic disruption to our operations could lead to significant adverse effects on our operations and financial condition.

Proposed changes in laws and regulations in Chile could negatively impact certain of our customers, and therefore our business.

Changes in laws and regulations applicable to the businesses of some of our customers may occur that could increase their costs of doing business, which could have a material adverse effect on their results of operations. For example, the President of Chile has proposed additional taxes on the Chilean mining industry, which could have a material effect on the business and operations of some of our customers, which might negatively impact their ability to purchase our products and their ability to pay our invoices. Although the proposals contemplate using increased tax revenues for construction of public housing, there can be no assurance that this will occur, or that our revenues in the housing sector might increase to offset any negative impact on revenues in the mining sector.

Political events or financial or other crises in Chile, or other countries in which we might operate, may adversely affect our operations as well as our liquidity.

If any of the countries in which we might operate experience lower than expected economic growth or a recession, it is likely that our customers will demand less of our products, and some of our customers may experience difficulties paying amounts owed to us, possibly increasing our uncollectible accounts.  Any of these situations could adversely affect our results of operations and financial condition.

Financial and political events, even in countries in which we do not operate, could also adversely affect our business. For example, an international financial crisis and its disruptive effects on the financial industry could adversely impact our ability to obtain new bank financings on terms and conditions comparable to those that we have benefited from to date.

Political events or financial or other crises could also diminish our ability to access the capital markets in the countries in which we might operate as well as the international capital markets for other sources of liquidity or increase the interest rates available to us.  Reduced liquidity could, in turn, adversely affect our capital expenditures, our long-term investments and acquisitions, our growth prospects and future dividend policies.

South American economic fluctuations, political instability and corruption or other scandals may affect our results of operations and financial condition as well as the value of our Common Stock.

Our revenues may be affected by the performance of South American economies as a whole.  If local, regional, or worldwide economic trends adversely affect the economies of the countries in which we have operations or customers, our financial condition and results from operations could be adversely affected.  Future adverse developments in these economies may impair our ability to execute our strategic plans, which could adversely affect our results of operations and financial condition. In addition, South American financial and securities markets are, to varying degrees, influenced by economic and market conditions in other countries, which could adversely affect the value of our Common Stock.

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Foreign exchange risks may adversely affect our results.

We generate revenues primarily in Chilean pesos, and we expect to continue to derive a material amount of our revenues in Chilean pesos and occasionally in U.S. dollars. Because of this exposure, the cash generated by us can decrease substantially, expressed in U.S. dollars, when local currencies suffer a devaluation against the U.S. dollar. Future volatility in the exchange rate of the currencies in which we receive revenues or incur expenditures may adversely affect our business, results of operations and financial condition, especially when measured in U.S. dollars.

Risks Related to Investments in a Foreign Private Issuer

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated in Canada and our executive officers and directors reside outside the United States.

We are incorporated under the laws of Alberta, Canada, and our principal executive office is located in Chile. In addition, all of our directors and officers are residents of jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may be difficult or not possible for investors in the United States to effect service of process within the United States upon us, our officers, or our directors, or to enforce against us, our officers, or our directors judgments of U.S. courts based upon civil liability under the U.S. federal securities laws or the securities laws of any state within the United States. There is doubt as to the enforceability in Canada or Chile against us, our officers, or our directors in original actions or in actions for enforcement of judgments of U.S. courts of liabilities based solely upon the U.S. federal securities laws or the securities laws of any state within the United States.

Our articles of incorporation and bylaws contain provisions that could delay, discourage, or prevent a takeover attempt even if a takeover attempt might be beneficial to our shareholders, and such provisions may adversely affect the market price of our Common Stock.

Provisions contained in our articles of incorporation and our amended and restated bylaws (“bylaws”) could make it more difficult for a third party to acquire us. Our articles of incorporation and bylaws also impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. For example, our articles of incorporation authorize our directors to determine the rights, preferences, privileges, and restrictions of unissued series of preferred shares without any vote or action by our shareholders. Thus, our directors can authorize and issue preferred shares with voting or conversion rights that could adversely affect the voting or other rights of holders of our Common Stock, provided that such issuance does not prejudice the rights of other share classes. These rights may have the effect of delaying or deterring a change of control of our company. Additionally, for example, our bylaws include advance notice requirements for nominations for election as directors and for proposing matters that can be acted upon at shareholder meetings.

In addition, we are subject to the laws of Alberta, Canada, which laws contain certain provisions that could make it more difficult for a third party to acquire us, including that (i) our directors are expressly authorized to adopt, or to alter or repeal, our bylaws, subject to a shareholder ratification requirement by ordinary resolution at the next meeting of shareholders, and (ii) the ability to remove our directors and the ability of our shareholders to call special meetings of shareholders are subject to certain limitations.

Our bylaws provide that any derivative actions, actions relating to breach of fiduciary duties, and other matters relating to our internal affairs will be required to be litigated in Alberta, Canada, which could limit investors’ ability to obtain a favorable judicial forum for disputes with us.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Queen’s Bench of the Province of Alberta, Canada, and appellate Courts therefrom (or, failing such Court, any other court having jurisdiction, and the appellate Courts therefrom), will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers, or other employees to us, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act (Alberta) (the “ABCA”) or our articles of incorporation or our bylaws, or (iv) any action or proceeding asserting a claim otherwise related to our “affairs” (as defined in the ABCA). This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which courts other than those specified in the forum selection bylaw have exclusive jurisdiction. Our forum selection bylaw also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of Alberta and to service of process on their counsel in any foreign action initiated in violation of our bylaw. Therefore, it may not be possible for securityholders to litigate any action relating to the foregoing matters outside of the Province of Alberta. This may result in increased costs to investors to bring a claim against us, and may discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable.

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Our forum selection bylaw seeks to reduce litigation costs and increase outcome predictability by requiring derivative actions and other matters relating to our affairs to be litigated in a single forum. While forum selection clauses in corporate charters and bylaws are becoming more commonplace for public companies in the United States and have been upheld by courts in certain states, they are untested in Canada. It is possible that the validity of our forum selection bylaw could be challenged and that a court could rule that such bylaw is inapplicable or unenforceable.

If a court were to find our forum selection bylaw inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

The requirements of being a public company may strain our resources and divert management’s attention and we have no experience operating as a public company.

Prior to this offering, we do not have experience conducting our operations as a public company. We may encounter operational, administrative, and strategic difficulties as we adjust to operating as a public company. This may cause us to react more slowly than our competitors to industry changes and may divert our management’s attention from running our business or otherwise harm our operations.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the listing requirements of the Nasdaq Capital Market, or “Nasdaq,” and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” As a foreign private issuer, the Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. As a public company, our management will have to evaluate our internal controls system with new thresholds of materiality, and to implement necessary changes to our internal controls system. We cannot guarantee that we will be able to do so in a timely and effective manner.

We also expect that operating as a public company and in turn complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the SEC upon the occurrence of matters that are material to us and our shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with us. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

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For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Common Stock to be less attractive as a result, there may be a less active trading market for our Common Stock and our share price may be more volatile.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

We will indemnify our officers and directors against claims associated with carrying out the duties of their offices to reimburse them for the costs of certain legal defenses. In addition, we intend to maintain director and officer liability insurance; however, the amount of coverage may not be sufficient to protect against such claims and defense costs or may be unavailable in the future on acceptable terms or not at all. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual meetings will be governed by Alberta law requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Common Stock.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Common Stock is directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. If we lose such status, we will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, upon a change in such status, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Stock Market Rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

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Risks Related to Our Financial Position and Need for Capital

We are a holding company, and we are accordingly dependent upon distributions from our subsidiaries to service our debt and pay dividends, if any, taxes and other expenses.

We are a Canadian holding company and have no material assets other than ownership of equity interests in our subsidiaries. We have no independent means of generating revenue. We intend to cause our subsidiaries to make distributions in an amount sufficient to cover all applicable taxes payable and dividends, if any, declared by us. Our ability to service our debt, if any, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or other distributions, to pay amounts due on our obligations. Future financing arrangements may contain negative covenants that limit the ability of our subsidiaries to declare or pay dividends or make distributions. Our subsidiaries are separate and distinct legal entities; to the extent that we need funds, and our subsidiaries are restricted from declaring or paying such dividends or making such distributions under applicable law or regulations or are otherwise unable to provide such funds (for example, due to restrictions in future financing arrangements that limit the ability of our operating subsidiaries to distribute funds), our liquidity and financial condition could be materially harmed.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business plan will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and, in the future, revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

Our inability to obtain sufficient additional financing would have a material adverse effect on our ability to implement our business plan and, as a result, could require us to significantly curtail or potentially cease our operations. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of our business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Common Stock would be materially negatively impacted.

Future debt agreements may contain restrictions that may limit our flexibility in operating our business.

Documents governing our future indebtedness, or in connection with additional capital raises, if any, may contain numerous financial and operating covenants that limit the discretion of management with respect to certain business matters. Any such restrictive covenants may include restrictions on, among others, our ability to incur or permit additional indebtedness and make certain changes in our business.

Our ability to comply with restrictive covenants that may be imposed upon us is dependent on our future performance, which will be subject to many factors, some of which are beyond our control. The breach of any negative covenants in our future agreements could result in an event of default, as may be defined in such agreements, thereby leading to a potential default interest rate or immediate repayment of any borrowed amounts. These restrictive covenants which may be in place from time to time and a lack of compliance by us could limit our flexibility in operating our business.

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Risks Related to the Offering and Our Securities

The initial public offering price of the Units may not be indicative of the market price of our Common Stock or Warrants after this offering. In addition, an active, liquid and orderly trading market for our Common Stock or Warrants may not develop or be maintained, and our share price may be volatile.

Our Common Stock and Warrants are not currently traded on any market. An active, liquid and orderly trading market for our Common Stock or Warrants may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Common Stock and/or Warrants could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Common Stock or Warrants, you could lose a substantial part or all of your investment in the Units. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Common Stock after this offering. Consequently, you may not be able to sell shares of our Common Stock and/or Warrants at prices equal to or greater than the price paid by you in this offering.

Some of the factors that could affect the price of our securities are:

•	our operating and financial performance;
•	variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;
•	the failure of research analysts to cover our Common Stock;
•	sales of our Common Stock or Warrants by us or other shareholders, or the perception that such sales may occur;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	domestic and international economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock and/or Warrants. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

Shares eligible for future sale may adversely affect the market price of our Common Stock and Warrants, as the future sale of a substantial number of outstanding shares of Common Stock in the public marketplace could reduce the price of our Common Stock and Warrants.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Common Stock. All of the Common Stock and Warrants sold as part of the Units in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining outstanding shares of Common Stock will be “restricted securities” as defined in Rule 144. These shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

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If you purchase securities in this offering, you will experience immediate and substantial dilution.

The assumed initial public offering price of our Units is substantially higher than the net tangible book value per share of our Common Stock. If you purchase Units in this offering, you will incur immediate dilution of approximately $4.08 per share or approximately 76.3% based on an assumed offering price of $5.35 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting estimated underwriter fees and commissions and estimated offering expenses payable by us. Accordingly, if you purchase Units in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

The Warrants are speculative by nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay an assumed exercise price of $5.35 per share (100% of the assumed public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value.

Holders of the Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until holders of the Warrants acquire shares of our Common Stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants being offered as part of the Units in this offering.

There is no established trade market for the Warrants. Although we have applied to list the Warrants on Nasdaq there can be no assurances that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The exclusive forum clause set forth in the Warrants may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

Our outstanding Warrants provide for investors to consent to exclusive forum to state or federal courts located in New York, New York. This exclusive forum may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Notwithstanding the foregoing, the exclusive forum provision found in our Warrants will not apply to suits brought to enforce any liability or duty created by the Securities Act or Exchange Act or other claim for which federal district courts of the United States of America are the sole and exclusive forum.

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A possible “short squeeze” due to a sudden increase in demand of our Common Stock that largely exceeds supply may lead to price volatility in our Common Stock.

Following this offering, investors may purchase our Common Stock to hedge existing exposure in our Common Stock or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Common Stock for delivery to lenders of our Common Stock. Those repurchases may in turn, dramatically increase the price of our Common Stock until investors with short exposure are able to purchase additional shares of Common Stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Common Stock that are not directly correlated to our performance or prospects and once investors purchase the shares of Common Stock necessary to cover their short position the price of our Common Stock may decline.

Management will continue to own a significant percentage of our Common Stock and will be able to exert significant control over matters subject to shareholder approval.

Our founders currently beneficially own approximately 92.8% of the Company, and after this offering is completed the Company will continue to be controlled by them. Upon the completion of this offering, they will beneficially own approximately 80.8% of our Common Stock, or approximately 79.3% if the underwriter exercises its option to purchase additional shares of Common Stock from us in full, assuming none of the Warrants are exercised. Therefore, even after this offering, they will have the ability to substantially influence us through this ownership position. For example, they may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. Their interests may not always coincide with our corporate interests or the interests of other shareholders, and they may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as they continue to own a significant amount of our equity, they will continue to be able to strongly influence or effectively control our decisions.

As a “controlled company” under the rules of Nasdaq, we may choose not to comply with certain corporate governance requirements that could have an adverse effect on our public shareholders.

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Luis Arrechea Miquelarena, Mr. Óscar Cañizares Ruiz and Mr. José Cantero Sánchez, our founders, will beneficially own 79.3% of our Common Stock, assuming the full exercise of the over-allotment option by the underwriter and assuming none of the Warrants are exercised.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under Nasdaq Stock Market Rules. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;
•	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and
•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

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If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our shares, the price and trading volume of our Common Stock or Warrants could decline.

The trading market for our Common Stock or Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. If no or few securities or industry analysts commence coverage of us, the trading price for our securities would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our share performance, or if our operating results fail to meet the expectations of analysts, the price of our securities would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our Common Stock to decline.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in our best interests, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If our Common Stock or Warrants cease to be listed on Nasdaq, our Common Stock and Warrant prices could fall, in which case broker-dealers may be discouraged from effecting transactions in our Common Stock or Warrants because they may be considered to be penny stocks and thus be subject to the penny stock rules.

We will not consummate the offering unless we are approved for listing on Nasdaq. If we fail to satisfy Nasdaq’s continued listing requirements, shareholders would be adversely impacted by various regulations. The SEC has adopted a number of rules to regulate “penny stocks” that restrict transactions involving stock that is deemed to be a penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges, including Nasdaq, if current price and volume information with respect to transactions in such securities is provided by the exchange). Our securities may constitute “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our Common Stock, which could severely limit the market liquidity of such shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth greater than $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker- dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks.”

Shareholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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We have never paid cash dividends on our Common Stock and do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on our Common Stock to date and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Common Stock. Accordingly, investors must be prepared to rely on sales of their Common Stock or Warrants after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Common Stock Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

We may issue additional equity or debt securities, which are senior to our shares of Common Stock as to distributions and in liquidation, which could materially adversely affect the market price of our Common Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders. In addition, any preferred shares, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Common Stock and diluting your interest in our company.

There has been no public market for our securities prior to this offering and an active trading market for our securities may not develop following the completion of this offering.

Prior to this offering, there has been no public market for our securities. We have applied for the listing of our Common Stock and Warrants on Nasdaq under the symbol “PFAB” and “PFABW,” respectively. Even if our Common Stock and Warrants are approved for listing on Nasdaq, a liquid public market for our securities may not develop following the completion of this offering. The initial public offering price for the Units has been determined by us based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the Common Stock or Warrants are traded after this offering may decline below the initial public offering price and the liquidity of our Common Stock or Warrants may decrease significantly, meaning that you may experience a significant decrease in the value of your Common Stock or Warrants regardless of our operating performance or prospects.

Risks Related to Taxation

The transfer of our Common Stock or Warrants may be subject to capital gains taxes pursuant to indirect transfer rules in Chile.

In September 2012, Chile established “indirect transfer rules,” which impose taxes, under certain circumstances, on capital gains resulting from indirect transfers of shares, equity rights, interests or other rights in the equity, control or profits of a Chilean entity, as well as on transfers of other assets and property of permanent establishments or other businesses in Chile (“Chilean Assets”). As we indirectly own Chilean Assets, the indirect transfer rules would apply to transfers of our Common Stock or Warrants provided certain conditions outside of our control are met. If such conditions were present and as a result the indirect transfer rules were to apply to sales of our Common Stock or Warrants, such sales would be subject to indirect transfer tax on the capital gain realized in connection with such sales. For a description of the indirect transfer rules and the conditions of their application see “Material Chilean Income Tax Considerations.”

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We could be subject to taxation in both Canada and the United States, which could have a material adverse effect on our financial condition and results of operations.

We are a Canadian corporation, and as a result generally would be classified as a non-U.S. corporation under the general rules of U.S. federal income taxation. Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), however, contains rules that can cause a non-U.S. corporation to be taxed as a U.S. corporation for U.S. federal income tax purposes, which is referred to as an inversion, if certain conditions are met.

If, pursuant to Section 7874 of the Code, we are classified as a U.S. corporation for U.S. federal income tax purposes, then we would be subject to U.S. federal income tax on our worldwide income. Regardless of any application of Section 7874 of the Code, however, we expect to be treated as a Canadian resident company for purposes of the Income Tax Act (Canada), as amended. If, as a result of the application of Section 7874 of the Code, we are subject to taxation both in Canada and the United States, then such treatment could have a material adverse effect on our financial condition and results of operations.

If we are a passive foreign investment company for United States federal income tax purposes for any taxable year, United States holders of our securities could be subject to adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income and assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year or for the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and will depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or the value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of our securities, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations and guidance are potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one or more taxable years.

If we are a PFIC for any taxable year during which a United States person holds our securities, certain adverse United States federal income tax consequences could apply to such United States person. See “Certain U.S. Federal Income Tax Matters—Potential Passive Foreign Investment Company (“PFIC”) Status.”

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THE PFIC RULES, THE POTENTIAL APPLICABILITY OF THESE RULES TO THE COMPANY CURRENTLY AND IN THE FUTURE, AND THEIR FILING OBLIGATIONS IF THE COMPANY IS A PFIC.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Alberta, Canada, and our principal executive office is located in Chile. In addition, all of our directors and officers are residents of jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may be difficult or not possible for investors in the United States to effect service of process within the United States upon us, our officers, or our directors, or to enforce against us, our officers, or our directors judgments of U.S. courts based upon civil liability under the U.S. federal securities laws or the securities laws of any state within the United States. There is doubt as to the enforceability in Canada or Chile against us, our officers, or our directors in original actions or in actions for enforcement of judgments of U.S. courts of liabilities based solely upon the U.S. federal securities laws or the securities laws of any state within the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada. However, subject to certain time limitations, a foreign civil judgment, including a U.S. court judgment based upon the civil liability provisions of U.S. federal securities laws, may be enforced by a Canadian court, provided that:

•	the judgment is enforceable in the jurisdiction in which it was given;
•	the judgment was obtained after due process before a court of competent jurisdiction that recognizes and enforces similar judgments of Canadian courts, and the court had authority according to the rules of private international law currently prevailing in Canada;
•	adequate service of process was effected and the defendant had a reasonable opportunity to be heard;
•	the judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not contrary to the laws governing enforcement of judgments;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	the judgment is no longer appealable; and
•	an action between the same parties in the same matter is not pending in any Canadian court at the time the lawsuit is instituted in the foreign court.

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. The usual practice in an action before a Canadian court to recover an amount in a non-Canadian currency is for the Canadian court to render judgment for the equivalent amount in Canadian currency.

No treaty exists between the United States and Chile for the reciprocal enforcement of judgments. Chilean courts, however, have enforced final judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, subject to the review in Chile of the United States judgment in order to ascertain whether certain basic principles of due process and public policy have been respected without reviewing the merits of the subject matter of the case. If a United States court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of this judgment in Chile will be subject to the obtaining of the relevant “exequatur” (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law in force at that time, and consequently, subject to the satisfaction of certain factors. Currently, the most important of these factors are:

•	the existence of reciprocity;
•	the absence of any conflict between the foreign judgment and Chilean laws (excluding for this purpose the laws of civil procedure) and public policies;
•	the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances;
•	the absence of any further means for appeal or review of the judgment in the jurisdiction where judgment was rendered;
•	the Chilean courts’ determination that the United States courts had jurisdiction;

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•	that service of process was appropriately served on the defendant and that the defendant was afforded a real opportunity to appear before the court and defend its case; and
•	that enforcement would not violate Chilean public policy.

In general, the enforceability in Chile of final judgments of United States courts does not require retrial in Chile but a review of certain relevant legal considerations (i.e., principles of due process and public policy). However, there is doubt:

•	as to the enforceability in original actions in Chilean courts of liabilities predicated solely on the United States federal securities laws; and
•	as to the enforceability in Chilean courts of judgments of United States courts obtained in actions predicated solely upon the civil liability provisions of the federal securities laws of the United States.

In addition, foreign judgments cannot affect properties located in Chile, which, as a matter of Chilean law, are subject exclusively to Chilean law and to the jurisdiction of Chilean courts. However, once the exequatur has been obtained, shareholders will be entitled to request from a local court the enforcement of foreign judgement on the assets and properties located in Chile.

We have also appointed TingleMerrett LLP as our authorized agent upon which service of process may be served in the U.S. in any action which may be instituted against us arising out of or based upon this prospectus.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial public offering price of $5.35 per Unit, the midpoint of the range set forth on the cover page of this prospectus, of approximately $3.4 million (or approximately $4 million if the underwriter exercises its over-allotment option in full), assuming none of the Warrants are exercised.

We plan to use the net proceeds we receive from this offering for the following purposes:

Enhancement and Expansion of Chilean Manufacturing Facilities	$2,550,000
Working Capital	$850,000

The use of proceeds for Enhancement and expansion of facilities is expected to allow for our execution of the R5 contract, including the creation of necessary precast molds, development of engineering plans, and preparation of initial building sites.

The uses of proceeds for working capital will include: hiring approximately five additional employees; updating existing machinery; and purchasing raw materials.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering.

Our management will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have not paid dividends on our Common Stock, and currently do not intend to pay any cash dividends on our Common Stock in the foreseeable future. Our current policy is to retain all of our earnings to finance future growth. Any future declaration of dividends will be subject to the discretion of our board of directors.

In addition, we may incur debt financing in the future, the terms of which will likely prohibit us from paying cash dividends or distributions on our Common Stock. Even if we are permitted to pay cash dividends in the future, we currently anticipate that we will retain all future earnings, if any, to fund the operation and expansion of our business, and for general corporate purposes.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

•	on an actual basis;

•	on a pro forma basis to reflect the consummation of the SILLC Merger and the issuance of 385,000 shares of Common Stock in the SILLC Merger; and

•	on a pro forma as adjusted basis to reflect the sale of 800,000 Units by us in this offering at the assumed initial public offering price of $5.35 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Pro Forma	Pro Forma, As Adjusted

Class A Common Shares, no par value, unlimited number of shares authorized (5,000,000 shares issued and outstanding, actual: 5,385,000 shares issued and outstanding, pro forma: and 6,185,000 shares issued and outstanding, pro forma as adjusted)	$2,671	$2,877	$3,304
Additional paid-in capital	$0	$0	$3,399,573
Retained earnings	$3,427,211	$3,427,005	$3,427,005
Net earnings for six months ended June 30, 2023	$883,564	$883,564	$883,564
Foreign currency translation reserve	$111,134	$111,134	$111,134
Total shareholders’ equity	$4,424,580	$4,424,580	$7,824,580
Current maturity of indebtedness (related parties only) as of June 30, 2023	$510,305	$510,305	$510,305
Long-term maturity of indebtedness (related parties only) as of June 30, 2023	$4,326,175	$4,326,175	$4,326,175

The information above excludes (i) 56,000 shares of Common Stock issuable upon the exercise of the warrants to be issued to the representative of the underwriters, (ii) up to 1,000,000 shares of Common Stock issuable pursuant to awards granted under the 2023 Plan, and (iii) 800,000 shares of Common Stock issuable upon exercise of the Warrants to be issued in this offering.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.35 per Unit, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $800,000, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

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DILUTION

If you invest in our Units, your interest will be diluted for each share you purchase as part of the Unit to the extent of the difference between the initial public offering price per share that is part of the Unit and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offering price per share that is part of the Unit is substantially in excess of the net tangible book value per share attributable to the existing shareholders for our presently outstanding shares of Common Stock.

Our historical net tangible book value as of June 30, 2023, was $4,424,580 or $0.88 per share based upon 5,000,000 outstanding shares. Net tangible book value per share represents the amount of our total tangible assets, less the amount of our total liabilities, divided by the total number of shares outstanding. Dilution is determined by subtracting the as adjusted net tangible book value per share from the initial public offering price per share and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

After giving effect to the consummation of the SILLC Merger and the issuance of 385,000 shares of Common Stock in connection with the SILLC Merger, our pro forma net tangible book value as of June 30, 2023, was $4,424,580, or $0.82 per share. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the total number of shares outstanding on a pro forma basis.

After giving effect to our issuance of Units in this offering consisting of 800,000 shares of Common Stock, excluding the shares of Common Stock issuable upon the exercise of both the Warrants and the warrants to be issued to the representative of the underwriters, at an assumed offering price of $5.35 per share, the midpoint of the price range set forth on the cover page of this prospectus, assuming no exercise of the overallotment option and after deducting the estimated underwriting discounts and offering expenses payable by us, the pro forma, as adjusted net tangible book value as of June 30, 2023, would have been $7,824,580 or $1.27 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.45 per share. Accordingly, new investors who purchase shares of Common Stock by purchasing Units in this offering will suffer an immediate dilution of their investment of $4.08 per share. The following table illustrates this per share dilution to the new investors purchasing shares in this offering:

Assumed offering price per share	$5.35
Net tangible book value per share as of June 30, 2023	$0.88
Pro forma tangible book value per share as of June 30, 2023	$0.82
Pro forma, as adjusted net tangible book value per share attributable to payments by new investors	$0.44
Pro forma, as adjusted net tangible book value per share immediately after this offering	$1.27
Amount of dilution in net tangible book value per share to new investors in the offering	$4.08

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The following tables summarize, on a pro forma, as adjusted basis as of June 30, 2023, after giving effect to the SILLC Merger, the differences between existing shareholders and the new investors with respect to the number of shares of Common Stock resulting from the number of Units purchased from us, the total consideration paid and the average price per share before deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, and assuming no exercise of the over-allotment option by the underwriter. The information above excludes the shares of Common Stock issuable upon the exercise of both the Warrants at an assumed exercise price of $5.35 per share and the warrants to be issued to the representative of the underwriters, at an assumed exercise price of $5.89 per share.

	Shares of Common Stock purchased		Total consideration		Average price per Common
	Number	Percent	Amount	Percent	Share
Existing shareholders	5,385,000	87%	$500	0.013%	$0.000093
New investors	800,000	13%	$4,280,000	99.987%	$5.35
Total	6,185,000	100%	$4,280,500	100%	$0.69

The information as discussed above is illustrative only. Our pro forma, as adjusted net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Units and other terms of this offering determined at the pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Forward-Looking Statements.”

The audited consolidated financial statements for the years ended December 31, 2022 and 2021 and the unaudited consolidated interim financial statements as of June 30, 2023 and 2022 and for the six-month periods ended June 30, 2023 and 2022 are prepared pursuant to IFRS. As permitted by the rules of the SEC for foreign private issuers, we do not reconcile our financial statements to U.S. generally accepted accounting principles.

Introduction

This discussion is intended to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements from period to period, including the primary factors that accounted for those changes, how operating results affect our financial condition and the results of operations of the Company as a whole, and how certain accounting principles and estimates affect our financial statements.

Corporate Overview

We develop, manufacture, market, sell, and install a broad array of precast concrete products and systems for use primarily in the housing, commercial buildings, and mining industries. We believe that we are a leader in the Chilean precast construction market. Our primary customers are private businesses engaged in residential and commercial construction. We primarily sell our products directly to the consumer, but we may in the future sell through resellers. We are currently exploring opportunities to sell our products to municipalities; however, at present, though we are in active negotiations, we do not yet have binding agreements from municipalities to purchase our products or systems. The Company’s strategy involves producing and marketing innovative and proprietary products and systems, and expanding into additional geographic markets.

We attribute our success to our focus on quality products and service, customer retention, and a disciplined approach to growth. We believe we are the premium provider of prefabricated concrete products in the markets that we serve.

We have grown consistently since our formation due to our ability to attract and retain customers by providing quality products while operating as efficiently as possible. Our customers are private companies. Four primary customers accounted for approximately 84% of our revenues in 2022 and 88.19% of our revenues for the six months ended June 30, 2023: Immobiliaria R5 SpA (25.69% of revenue in 2022; and 67.94% of revenue for the six months ended June 30, 2023), Constructora Quality Limitada (25.68% of revenue in 2022; and 3.77% of revenue for the six months ended June 30, 2023), Compania Minera Teck Carmen de Andacollo (20.8% of revenue in 2022; and 3.68% of revenue for the six months ended June 30, 2023), Minera Gold Fields Salares Norte SpA (11.82% of revenue in 2022; and 0% of revenue for the six months ended June 30, 2023), and Elecnor Chile S.A. (0% of revenue in 2022; and 12.80% of revenue for the six months ended June 30, 2023).

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As we are currently operating at or near maximum capacity, with a portion of the net proceeds of the offering, we intend to increase our production capacity through expansion of existing production facilities. With expanded production capacity in Chile, we believe that we will be able to participate in additional projects or on multiple larger projects, concurrently. This would allow the Company to participate in additional large-scale housing projects, which we hope would enable us to diversify our customer base in Chile.

The business environment in which we operate can change quickly. We must rapidly adapt to changes in the competitive landscape and local market conditions. To be successful, we must be able to balance the effects of changing demand on the utilization of our products.

We measure financial performance on a long-term basis. We seek to create value by focusing on yielding solid returns on capital, growing our revenues and earnings, and generating cash flows sufficient to fund our growth.

Principal Factors Affecting Our Financial Performance

Our business and results of operations are affected by changes in the Chilean construction industry in general and other factors including, but not necessarily limited to, Chile’s overall economic growth, market demand, and competition within our sector. Unfavorable changes in any of these economic or general industry conditions could negatively affect demand for our products and materially affect our results of operations.

Product Recognition

Our success depends on market acceptance of the products we manufacture and the services we provide. Market acceptance of our offerings may affect demand for our products, the profit margin we can achieve, and our ability to grow.

Our Employees

We rely heavily on our employees to construct best in class products and provide quality service. As of December 1, 2023, we had approximately 48 employees. We intend to increase manufacturing capacity by retaining our employees, adding more qualified personnel, and training all personnel on a regular basis. We typically maintain good relationships with our employees and are able to control labor costs through maintaining a low employee turnover ratio and negotiating reasonable annual salary increments with our employees. Employee availability, dissatisfaction among our employees and/or increases in our labor costs could negatively affect our results of operations and gross profit margins.

Competition

Our industry is competitive. We compete with a number of Chilean and other Latin American providers of prefabricated concrete products. We compete principally on the basis of product quality, customer service, and price.

Business Segment Information

We operate in one business segment.

Emerging Growth Company

Upon the completion of this offering, we will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Therefore, our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our shares of Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Comparison of the Six Months Ended June 30, 2023 to the Six Months Ended June 30, 2022

Results of Operations

The following table sets forth, in U.S. dollars, a summary of our results of operations and the amount of change in the reported results between the six months ended June 30, 2023 and 2022. This information should be read together with our consolidated financial statements and related notes thereto included elsewhere in this prospectus. Our historical results presented below are not necessarily indicative of the results that may be expected for any future period. All amounts have been converted to U.S. dollars based on the exchange rate from CLP on June 30, 2023 or 2022, as applicable, or in the case of items relating to the statement of net earnings, the average monthly exchange rate of U.S. dollars from CLP for the applicable period.

	For the Six Months Ended June 30,		Change
	2023	2022
Sales of goods	$5,712,334	$4,464,192	$1,248,142
Cost of sales	$(3,268,218)	$(2,042,222)	$1,225,996
Gross profit	$2,444,116	$2,421,970	$22,146

Operating income/(expenses)	-	-	-
Total operating expenses, net	$(925,757)	$(1,107,757)	$(182,000)
Operating profit/(loss)	$1,518,359	$1,314,213	$204,146

Other income/(expenses)	-	-	-
Finance income/(expenses), net	$(191,354)	$(29,713)	$(161,641)
(Loss)/gain from sale of property, plant and equipment (net)	$0	$151,717	$(151,717)
(Loss)/gain from exchange difference, net	$(59,231)	$26,866	$(86,097)
Total other expenses, net	$(250,585)	$148,870	(399,455)
Profit before income taxes	$1,267,774	$1,463,083	$(195,309)

Income tax expense	$(384,210)	$174,740	$(558,950)

Net earnings	$883,564	$1,637,823	$(754,259)

Net earnings per common share
Basic and diluted	$0.18	$818.91	$(818.73)

Revenue

For the six months ended June 30, 2023, our revenue was $5,712,334, an increase of $1,248,142 compared to revenue of $4,464,192 for the six months ended June 30, 2022. This increase was primarily due to an increase in customer generated revenues. The applicable monthly average exchange rate for the period ended June 30, 2023, was 806.075 CLP to 1 U.S. dollar and for the period ended June 30, 2022, was 825.1 CLP to 1 U.S. dollar.

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Cost of Sales

Cost of sales consists primarily of raw materials and other overhead costs that are directly attributable to the products and services we provide.

For the six months ended June 30, 2023, our cost of sales was $3,268,218, an increase of $1,225,996, when compared to $2,042,222 for the six months ended June 30, 2022. Cost of sales as a percentage of our revenues increased from 45% for the six months ended June 30, 2022, to 57% for the six months ended June 30, 2023, due to a higher percentage of lower margin products being sold during the 2023 period. Despite lower margins for the period, our operating profit increased to $204,146.

Total Operating Expenses

Total operating expenses includes administrative, selling, and distribution expenses. Administrative expenses are primarily comprised of compensation and related expenses for our management and administrative personnel. Selling expenses are comprised of travel and entertainment expenses, depreciation of buildings, machinery, equipment and other assets, utility expenses and transportation charges.

Administrative, selling and distribution expenses decreased from $1,107,757 in the six months ended June 30, 2022, to $925,757 in the six month period ended June 30, 2023.

Total Other Expenses

Other expenses consists primarily of gains from the sale of obsolete equipment. For the six months ended June 30, 2023, other expenses, net was $(250,585), an increase of $399,455, as compared to other income of $148,870 for the six months ended June 30, 2022. The increase was mainly due to additional finance expenses and no recognition of revenue from the sale of property.

Income Tax Expense

For the six months ended June 30, 2023, our income tax expense was of $384,210, an increase of $558,950, as compared to the six months ended June 30, 2022. This increase in income tax expense was mainly due to the use of a tax credit in 2022.

Net Earnings

For the six months ended June 30, 2023, our net earnings were $883,564, a decrease of $754,259, as compared to net earnings of $1,637,823 for the six months ended June 30, 2022. This decrease was mainly due to the increase of $558,950 in income tax expenses.

Liquidity and Capital Resources

Our principal source of liquidity and capital resources has been cash flows from operations. We anticipate that cash flow from operations will remain our primary source of liquidity for the foreseeable future. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations as well as for business expansion investments.

We generated net earnings of $883,564 during the six month ended June 30, 2023. As of June 30, 2023, we had retained earnings of $4,310,776 and we had total current assets of $13,230,037.

Our management has estimated our cash flow from future operations and has concluded that we have, or expect to have access to, sufficient financial resources to meet our financial obligations as and when they become due, for the next twelve months.

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We plan to fund our future operations, capital expenditures and related expenses as described in this prospectus with cash from the proceeds of the sale of the securities described in this prospectus, cash from operations, and short-term and long-term indebtedness. There can be no assurances, however, that we will have access to any credit facility on acceptable terms, if at all.

As of June 30, 2023 and 2022, we had cash and cash equivalents and restricted cash of approximately $6,397 and $177,679, respectively.

The following table summarizes, in U.S. dollars, the key cash flow components from our statements of cash flows for the periods indicated.

	For the Six Months ended June 30,		Change
	2023	2022
Net cash flows from operating activities	$109,973	$686,057	$(576,084)
Net cash flows from investing activities	$(62,067)	$1,017,126	$(1,079,193)
Net cash flows from financing activities	$(176,484)	$(1,392,812)	$1,216,328
Net foreign exchange differences	$16,922	$(143,797)	$160,719
Net increase (decrease) in (restricted) cash and cash equivalents	$(128,578)	$310,371	$(438,949)
Cash and cash equivalents as of January 1	$118,053	$11,105	$106,948
Cash and cash equivalents as of June 30	$6,397	$177,679	$(171,282)

Operating Activities

Net cash flows from operating activities was $109,973 for the six months ended June 30, 2023, compared to net cash flows from operating activities of $686,057 for the six months ended June 30, 2022. The decrease was primarily due to a decrease in net profit after tax of $754,260.

Investing Activities

Net cash flows from investing activities was $(62,067) for the six months ended June 30, 2023. For the six months ended June 30, 2022, there was net cash flows from investing activities of $1,017,126. Net cash flows from investing activities for the six months ended June 30, 2023, primarily reflects the net effect of (i) the sale of property and equipment of $0, (ii) the sale of short-term investment assets of $107,977, and (iii) cash used for loans to related parties of $(170,044). Net cash flows from investing activities for the six months ended June 30, 2022, primarily reflects the net effect of (i) the sale of property and equipment of $161,265, (ii) the purchase of short-term investment assets of $855,861, and (iii) cash used for loans to related parties of $0.

Financing Activities

Net cash flows from financing activities was $176,484 for the six months ended June 30, 2023, which was attributable mainly to the loan granted to Cympro Residencial, S.L. for an amount of €800,000 partially offset by the loan received from Inversiones Balmaceda SpA.

Comparison of Years Ended December 31, 2022 and 2021

Results of Operations

The following table sets forth, in U.S. dollars, a summary of our results of operations and the amount of change in the reported results between the years ended December 31, 2022 and 2021. This information should be read together with our consolidated financial statements and related notes thereto included elsewhere in this prospectus. Our historical results presented below are not necessarily indicative of the results that may be expected for any future period. All amounts have been converted to U.S. dollars based on the exchange rate from CLP on the last business day of the applicable year, or in the case of items relating to the statement of net earnings, the average monthly exchange rate of U.S. dollars from CLP for the applicable year.

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	For the Year ended December 31,		Change
	2022	2021
Sales of goods	$8,469,066	$10,110,188	$(1,641,122)
Cost of sales	$(4,734,301)	$(5,784,055)	$1,049,754
Gross profit	$3,734,765	$4,326,133	$(591,368)

Operating income (expenses)	-	-	-
Administrative, selling and distribution expenses	$(2,028,450)	$(2,413,289)	$384,839
Other operating income (expense), net	-	-	-
Total operating expenses, net	$(2,028,450)	$(2,413,289)	$384,839
Operating profit (loss)	$1,706,315	$1,912,844	$(206,529)

Other income (expenses)	-	-	-
Finance income (expenses), net	$(91,240)	$(6,228)	$(85,012)
Gain from sale of property, plant and equipment (net)	$101,235	$173,249	$(72,014)
(Loss) gain from exchange difference, net	$(58,807)	$4,265	$(63,072)
Total other income (expenses), net	$(48,812)	$171,286	$(220,098)
Profit before income taxes	$1,657,503	$2,084,130	$(426,627)

Income tax credit (expense)	$289,477	$(696,686)	$986,163

Net earnings	$1,946,980	$1,387,444	$559,536

Net earnings per common share
Basic and diluted	$0.39	$693.72	$(693.33)

Revenue

For the year ended December 31, 2022, our revenue was $8,469,066, a decrease of $1,641,122 compared to revenue of $10,110.188 for the year ended December 31, 2021. As detailed in the table below, the decrease in revenue between fiscal 2022 and 2021 is primarily attributable to the decrease in the value of the CLP relative to the U.S dollar from 759.07 CLP to 1 U.S. dollar as of December 31, 2021, to 873.19 CLP to 1 U.S. dollar as of December 31, 2022:

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	Years Ended
Consolidated Statement of Net Earnings	2021	2022	2022
	(Audited)	(Audited)	(Adjusted Using 2021 Exchange Rate)*
Sales of goods	$10,110,188	$8,469,066	$9,742,321
Cost of sales	$5,784,055	$4,734,301	$5,446,065
Gross profit	$4,326,133	$3,734,765	$4,296,257
Operating income (expenses)
Administrative, selling and distribution expenses	$(2,413,289)	$(2,028,450)	$(2,333,411)
Operating profit (loss)	$1,912,844	$1,706,315	$1,962,846
Other income (expenses)
Finance income (expenses), net	$(6,228)	$(91,240)	$(104,957)
Gain on sale of property, plant and equipment (net)	$173,249	$101,235	$116,455
(Loss) gain from exchange difference, net	$4,265	$(58,807)	$(67,648)
Profit before income tax	$2,084,130	$1,657,503	$1,906,695
Income tax credit (expense)	$(696,686)	$289,477	$332,998
Net earnings	$1,387,444	$1,946,980	$2,239,693

* The U.S. dollar equivalent used in the above table is based on the “dólar oberservado” or “observed” exchange rate published by the Servicio de Impuestos Internos on January 1, 2022, for December 31, 2021. Converted at the fixed rate of 759.07 CLP to 1 U.S. dollar for comparison purposes only.

Cost of Sales

For the year ended December 31, 2022, our cost of sales was $4,734,301, a decrease of $1,049,754, when compared to $5,784,055 for the year ended December 31, 2021. Cost of sales as a percentage of our revenues decreased from 57.2% for the year ended December 31, 2021, to 55.9% for the year ended December 31, 2022.

Administrative, Selling and Distribution Expenses

Administrative, selling and distribution expenses decreased from $2,413,289 to $2,028,450 from December 31, 2021, to December 31, 2022.

We expect our selling expenses will increase as we continue to expand our business. Our administrative expenses are also expected to increase, reflecting the hiring of additional personnel and other costs related to the anticipated growth of our business, as well as the higher costs of operating as a public company.

Total Other Income (Expenses)

For the year ended December 31, 2022, other income was $(48,812), a decrease of $220,098, as compared to $171,286 for the year ended December 31, 2021. The decrease in other income was mainly due to decrease in gains on sale of obsolete equipment.

Income Tax Credit (Expense)

For the year ended December 31, 2022, our income tax expense was a credit of $289,477, a decrease of $986,163, as compared to expense of $696,686 for the year ended December 31, 2021. The decrease in income tax expense was mainly due to the change in the Company's tax regime.

Net Earnings

For the year ended December 31, 2022, our net earnings were $1,946,980, an increase of $559,536, as compared to net earnings of $1,387,444 for the year ended December 31, 2021. This increase was mainly due to the change in income tax expense.

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SILLC Merger

Immediately prior to the effective date of the registration statement of which this prospectus forms a part, we effected the merger of SILLC(A) Acquisition Corp. (“SILLC”) with and into PreTam Nevada, Inc., our wholly owned subsidiary (the “Merger Sub”), which was created on May 31, 2023 solely for the purpose of completing the merger transaction in accordance with the laws of the Province of  Alberta, Canada (the “SILLC Merger”). At the time of the SILLC Merger, SILLC was subject to a bankruptcy proceeding and had minimal assets, no liabilities and no equity owners, except for approximately six hundred holders of allowed unsecured claims and a holder of allowed administrative expenses (collectively, the “Claim Holders”). Pursuant to the SILLC Merger, and in accordance with the bankruptcy plan, we issued an aggregate of 385,000 shares of our Common Stock (the “Merger Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims.

Assuming the consummation of the SILLC Merger and the issuance of the Merger Shares had occurred in fiscal year 2022, the Company would have had 5,385,000 shares of Common Stock outstanding as of December 31, 2022. If the SILCC Merger had occurred in 2022, the issuance of the Merger Shares would have caused our net earnings per common share to decrease from $0.39 to $0.36

Liquidity and Capital Resources

Our principal source of liquidity and capital resources has been cash flow from operations. We anticipate that cash flow from operations will remain our primary source of liquidity for the foreseeable future. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations as well as for business expansion investments.

We generated net earnings of $1,946,980 during the year ended December 31, 2022. As of December 31, 2022, we had retained earnings of $3,427,212 and we had total current assets of $8,436,380.

Our management has estimated our cash flow from future operations and has concluded that we have, or will have access to, sufficient financial resources to meet our financial obligations as and when they become due, for the next twelve months. There can be no assurances, however, that we will have access to any credit facility on acceptable terms, if at all.

We plan to fund our future operations, capital expenditures and related expenses as described in this prospectus with cash from the proceeds of the sale of the securities described in this prospectus, cash from operations, and short-term and long-term indebtedness.

As of December 31, 2022, and 2021, we had cash and cash equivalents and restricted cash of approximately $118,053 and $11,105, respectively.

The following table summarizes, in U.S. dollars, the key cash flow components from our statements of cash flows for the periods indicated.

	For the Year ended December 31,		Change
	2022	2021
Net cash flows from operating activities	$321,086	$1,634,400	$(1,313,314)
Net cash flows from investing activities	$882,448	$(1,257,060)	$2,139,508
Net cash flows from financing activities	$(1,059,539)	$(403,257)	$(656,282)
Effect of exchange rate changes on cash	$(37,047)	$(17,298)	$(19,749)
Net increase (decrease) in (restricted) cash and cash equivalents	$143,995	$(25,916)	$169,911
Cash and cash equivalents as of January 1	$11,105	$54,320	$(43,215)
Cash and cash equivalents as of December 31	$118,053	$11,105	$106,948

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Operating Activities

Net cash flows from operating activities was $321,086 for the year ended December 31, 2022, compared to net cash flows from operating activities of $1,634,400 for the year ended December 31, 2021. The decrease was primarily due to a decrease in income tax expenses of $986,163 and decrease in restricted cash of $588,623.

Investing Activities

Net cash flows from investing activities was $882,448 for the year ended December 31, 2022. For the year ended December 31, 2021, there was net cash flows from investing activities of $(1,257,060). Net cash flows from investing activities for the year ended December 31, 2022 primarily reflects the net effect of (i) the sale of property and equipment of $122,735, (ii) the sale of short-term investment assets of $1,029,399, and (iii) cash used for loans to related parties of $(301,560). Net cash flows from investing activities for the year ended December 31, 2021, primarily reflects the net effect of (i) the sale of property and equipment of $229,088, (ii) the purchase of short-term investment assets of $(989,112), and (iii) cash used for loans to related parties of $(503,546).

Financing Activities

Net cash flows from financing activities was $1,059,539 for the year ended December 31, 2022, which was attributable mainly to the loan granted to Cympro Residencial, S.L. for an amount of €800,000.

On April 8, 2019, Balmaceda, a Spanish company owned jointly by Luis Arrechea Miquelarena, our Chairman, and Pamela Sepúlveda, the wife of Mr. Arrechea, entered into a definitive agreement with Maspir, an unaffiliated Chilean corporation,  for the purpose of establishing the repayment terms of a loan in the original principal amount of approximately  $5.95 million made by Balmaceda to Maspir for the construction of the concrete fabrication facility that we currently own and operate. We acquired the facility from Maspir on June 20, 2019, and in turn assumed Maspir’s debt to Balmaceda.

On June 28, 2022, we entered into a modified loan agreement with Balmaceda. As modified, the debt is (i) unsecured, (ii) matures on December 31, 2027, and (iii) accrues interest at 7% per annum. We were required to make principal and interest payments of approximately $14,000 for 59 consecutive months commencing on January 1, 2023. The parties have entered into an amendment whereby the monthly principal and interest payments are to commence on the earlier of our listing on Nasdaq or the date the Company decides to no longer pursue a public listing. We must negotiate a reasonable penalty in the event we desire to pre-pay the loan prior to maturity. As of December 31, 2022, the outstanding principal amount of the debt was $4,530,195.

We may, however, require additional cash due to changes in business conditions or other future developments, including the enhancement of existing and the construction or acquisition of new production facilities. If our existing cash and amounts available under existing credit facilities are insufficient to meet our needs, we may seek to sell additional equity securities, debt securities, or borrow funds from lending institutions. We can make no assurances that financing will be available for the amounts we need, or on terms acceptable to us, if at all. The sale of additional equity securities, including convertible debt securities, would dilute the interests of our current shareholders. The incurrence of debt would divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders. If we are unable to obtain additional equity or debt financing as required, our business operations and prospects may suffer.

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Inflation

Inflation is not expected to materially affect our business or the results of our operations.

Foreign Currency Fluctuations

See “—Quantitative and Qualitative Disclosures About Market Risk.”

Research and Development, Intellectual Property

Our current research and development efforts are focused on the creation of concrete types to enhance our precast products.

The domain name “pretam.org” is registered in Chile and is owned by the Company. In Chile, domain names are not strictly considered an intellectual property right, as there is no law that confers on a domain name the status of “property” capable of being owned.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demand, commitments, or events that are reasonably likely to have a material effect on our net revenues and income from operations, profitability, liquidity, and capital resources, or would cause reported financial information not to be indicative of future operating results or financial condition.

Impairment of Long-lived Assets

We currently have no impairments for long-lived assets. The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. A corresponding impairment amount is recorded in the statement of net earnings.

In addition, an assessment is made at each reporting date to determine whether there is any indication that previously recognized impairment losses may no longer exist or have decreased. If such indication exists, the Company estimates the asset’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of net earnings.

Revenue Recognition

The Company’s contracts are structured such that it is engaged to produce prefabricated concrete elements for the customer. The contract with the customer contains the specifics of the prefabricated concrete elements that the Company promised to its customer as well as the related price per element. The prefabricated elements are either picked up by the customer or delivered to the customer’s site. In case the elements are delivered to the customer’s site, the Company may also be responsible for the installation/commissioning. Revenue from the sale of goods is recognized in the statement of net earnings when control over such goods has been transferred to the buyer.

Revenue from sale of architectural prefabricated concrete elements, which are provided to the customer on a per order basis, that have an alternative use for the Company and/or the Company has no right to payment for performance to date is recognized upon pick-up the by the customer or upon delivery to the customer as agreed upon in the applicable purchase order. Shipping is a fulfilment activity as the costs are incurred as part of transferring the goods to the customer, so it is not considered a separate performance obligation.

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Revenue from the sale of architectural prefabricated concrete elements that have no alternative use for the Company and the Company has a right to payment for partial performance, and revenue from customers where the Company is responsible for designing and building infrastructure at the customer’s site, is recognized in the statement of net earnings over the time based on costs incurred as a percentage of total costs expected to be incurred.

Revenue from installation/commissioning services is recognized over time when the commissioning services are performed based on the amount of time elapsed compared to total estimated time to complete the services.

Off-Balance Sheet Arrangements

Edificaciones Industriale SpA (“Edin”) is a real estate development company that is principally controlled by Mr. Arrechea, our Chairman and CEO. We have been engaged by Edin to oversee the construction of a warehouse complex to be sold to Desarrollos y Bodegas I SpA. In connection with this engagement, on November 29, 2022, we guaranteed the completion to contract specifications of the warehouse complex. Our guarantee is capped at 9,000 UF. As of the date June 30, 2023, 9,000 UF had a U.S. dollar equivalent of approximately $309,420.00. We have full recourse against Edin in the event that we are required to make any payments under our guarantee.

Except as otherwise described in this prospectus, we do not have off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial position, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to an investment in our securities.

Quantitative and Qualitative Disclosures about Market Risk

Our activities expose us to a variety of financial risks including foreign exchange risk, interest rate risk, and liquidity risk. Our overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on our financial performance.

Significant Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our audited consolidated financial statements included herein for the years ended December 31, 2022 and 2021, and the unaudited consolidated financial statements for the six months ended June 30, 2023 and 2022.

New and Recently Adopted Accounting Pronouncements

Any new and recently adopted accounting pronouncements are more fully described in Note 2 to our consolidated financial statements herein for the year ended December 31, 2022 and our unaudited consolidated financial statements for the six months ended June 30, 2023.

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OUR BUSINESS

General

We develop, manufacture, market, sell, and install a broad array of precast concrete products and systems for use primarily in the housing, commercial development, and mining industries. Precast construction, also known as prefabricated construction or off-site construction, involves casting of building or infrastructural elements in another location. The cased member is then transported and fixed securely to form structures. We believe we are a leader in the Chilean precast construction market.

Our Company is a leader in off-site industrialized construction processes. We cover all areas of construction such as: industrial buildings (warehouses, factories, shopping centers, etc.), which represented 37.% of revenue in fiscal 2022; residential housing (homes, buildings, etc.), which represented 26.2% of revenue in fiscal 2022; and special construction (channels, ponds, foundations, retaining walls, special orders for mining, etc.), which represented 36.3% of revenue in fiscal 2022. Because our manufacturing process is conducted primarily offsite, we are able to maintain quality controls and production standards not available under on-site construction methods. The industry has not experienced material seasonality nor have the principal raw materials used in our business been subject to material price volatility.

Our customers are non-government related businesses engaged in residential and commercial construction. We primarily sell our products and systems directly to the customer, but we may in the future sell through resellers. We are currently exploring opportunities to expand our customer base to include municipalities. The Company’s strategy involves producing and marketing innovative and proprietary products and expanding into additional geographic markets, including but not limited to Spain.

History

We were incorporated on December 29, 2022, under the law at the province of Alberta, Canada. Effective December 31, 2022, we completed a share exchange transaction with the owners of Prefabricados Tambillos SpA, whereby the shareholders of Prefabricados Tambillos SpA contributed all of their shares in Prefabricados Tambillos SpA to us in exchange for the initially issued shares in PreTam Holdings Inc. making Prefabricados Tambillos SpA our wholly owned subsidiary. We conduct business and operations through Prefabricados Tambillos SpA. Our principal offices are located at Ruta 43, Cruce D421 Tambillos, Coquimbo, Chile Rut 76.954.728-2 and our telephone number is 34 639 288 874.

On December 10, 2018, we acquired from Maspir the factory, together with certain equipment and materials, which now serves as our principal manufacturing facility in Tambillos, Chile. The total purchase price for the facility and equipment was $5.95 million. The purchase price was advanced by Balmaceda. We are obligated to repay Balmaceda the purchase price of the facility and related interest pursuant to the terms of a loan agreement dated June 30, 2022, between us and Balmaceda. See “Management Discussion and Analysis of Financial Conduction and Results of Operations – Financing Activities.”

On September 30, 2022, Prefabricados Tambillos SpA, our wholly owned Chilean subsidiary, entered into an agreement (the “Merger Agreement”) whereby SILLC was to be merged with and into it (the “SILLC Merger”). The Merger Agreement was amended and restated on April 17, 2023, further amended and restated on June 15, 2023, and on February 1, 2024, to assign all of Prefabricados Tambillos SpA’s rights and obligations to the Company and to finalize the consideration for the Merger Shares (as defined below). As of the date of the Merger Agreement, SILLC was subject to a bankruptcy proceeding and had minimal assets, no equity owners and no liabilities, except for claims of approximately six hundred holders of allowed unsecured claims and a holder of allowed administrative expenses (collectively, the “Claim Holders”). As a result of the SILLC Merger, and in accordance with the bankruptcy plan, we issued an aggregate of 385,000 shares of our Common Stock (the “Merger Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims. As provided in the bankruptcy plan, the Merger Shares were issued pursuant to Section 1145 of the U.S. Bankruptcy Code. As a result of the SILLC Merger the separate corporate existence of SILLC was terminated. We entered into the SILLC Merger to increase our shareholder base to, among other things, assist us in satisfying the listing standards of a national securities exchange.

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The SILLC Merger is not expected to have a material impact on our financial statements for the year ending December 31, 2023.

Market

The precast concrete industry consists of two primary divisions: Line Products and Structural Solutions. The Line Products division consists primarily of road barriers, chambers and tubes for sanitary services, floors, and works of art. The Structural Solutions division consists primarily of solutions for bridges, footbridges, industrial and commercial buildings, houses, tunnels, and mining applications, such as pillars, foundations, slabs, and walls. Our business is focused primarily on the Structural Solutions division. Our precast concrete customers primarily consist of general contractors performing public and private construction contracts, including the construction of commercial buildings, public and private roads and highways, jails, airports, municipal utilities, and state and local transportation authorities. The precast concrete industry is characterized by functional, habitable solutions and usable structures with horizons of use of more than 50 years, which are resilient, friendly to the environment, sustainable and energy efficient.

According to the Chilean Chamber of Construction, as of April 2019 there was estimated to be a housing deficit in Chile (houses and apartments) of approximately 739,600 units, which is equivalent to a potential market of $123,960,000,000. As a result of the COVID-19 pandemic, the Chilean government has increased subsidies for the construction of additional public housing projects, which further increases demand for our products.

A substantial portion of the Company’s business is derived from non-governmental businesses engaged in local and federal building projects, which projects are dependent upon budgets and, in some cases, voter-approved bonds. Although our customers are non-governmental businesses, they frequently serve as the contractors for local and federal building projects. As such, many of the projects for which we provide products and services are dependent upon governmental budgets and funding.

The precast concrete products market is affected by the cyclical nature of the construction industry. In addition, the demand for construction varies depending upon weather conditions, the availability of financing at reasonable interest rates, overall fluctuations in the national and regional economies, past overbuilding, labor relations in the construction industry, and the availability of material and energy supplies.

According to Allied Analytics, a market research firm, the Chilean precast construction market size is expected to reach $492.1 million in 2027 from $320 million in 2019, growing at a compound annual growth rate of 6.9% from 2020 to 2027. This growth is in part related to precast constructions’ energy efficiency and seismic resistance. We believe that as a leader in the precast construction market we will be able to take advantage of that growth.

We believe that we are the only company in the Chilean precast concrete industry providing products and services in all major segments of the industry. The breadth of our product and service offering provides us with the flexibility required to capitalize on market demands within any segment of the industry.

We continually attempt to enhance the automation of our manufacturing process to help us strengthen our competitive advantage over peers, both in Chile and internationally.

Growth Strategy

We believe that we are a leader in concrete production capacity in Chile. We seek to increase our capacity to meet commercial, production and logistics requirements throughout Chile. An increase in capacity from the proceeds of this offering may allow the Company to generate revenues of approximately $48 million per year, primarily derived from revenue generated under the R5 contract.

Subject to the availability of the necessary capital, we may diversify geographically. We may seek to establish production facilities in Spain and possibly the United States. We believe that this growth would enable us to capitalize on economies of scale in technology, administrative and financial matters.

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Additionally, the Company entered into a contract with Inmobilaria R5 SpA on August 20, 2022, for the construction of a project that is expected to consist of approximately 12,000 homes and private urbanization facilities that includes four strip centers and multiple recreational areas. Payments for work performed are required to be made in stages based on the progress of our work. The contract is terminable for total or partial breaches of the Company’s obligations under the contract, which includes obligations relating to technical specifications and build quality, at the discretion of the customer. Preliminary work (surveying, applying for permits, etc.) under this contract has commenced. The Company anticipates beginning to receive payments under the contract in the first year following this offering.

The Company must make certain modifications and expansion to its factory in order to perform under the contract. PreTam intends to renovate its factory and simultaneously begin work on the urbanization facilities phase of the project in 2024. It is anticipated that housing construction will also begin in 2024, with approximately 1,090 homes to be delivered each year thereafter.

Management believes that the R5 contract has the potential to generate approximately $590 million in total revenues to the Company from 2024 through 2036. Management estimates that the Company will generate gross margin from the R5 contract of approximately 39%, excluding anticipated labor expenses. Management estimates that gross margin, including anticipated labor expenses, will be approximately 29%.

Management’s expectations are based on its evaluation of materials, transportation and labor expenses anticipated to be necessary to fulfill the terms of the R5 contract, based on current costs. The R5 contract is denominated in Unidades de Fomento, which is a unit of account used in Chile that is adjusted for inflation in order to maintain a consistent level of purchasing power. Therefore, management anticipates that the potential impact of inflation with respect to revenues and margins from the R5 contract will not be material. There can, however, be no assurance as to the actual revenues, if any, and resulting margins that may be generated pursuant to the R5 contract.

Advantages of Precast Products

Our precast concrete products are cast in manufacturing facilities and delivered to a site for installation. This is in contrast to ready-mix concrete, which is produced offsite in a “batch plant,” and delivered with a concrete mixer truck where it is mixed, poured and set at the job site.

We believe that precast concrete products provide the following advantages over ready-mix products:

•	Promotes high quality standards by producing products in production facilities instead of at project site;
•	Prevents on-site waste at project location;
•	Minimizes production operations in environmentally sensitive areas;
•	Allows shorter project completion timelines, resulting in cost savings;
•	Allows fixed-cost contracts;
•	Eliminates and optimizes on-site installation process for mining operations;
•	It is more energy efficient;
•	It is a more effective solution against seismic activity;
•	Permits better planning of project stages; and
•	Promotes budget transparency with minimal deviations.

In summary, we believe that our production process is superior to on-site production because our precast products are more consistent, economical, and sustainable than those produced on-site.

Facilities

Our facility is located on approximately 45,300 square meters of land and includes approximately 11,300 square meters of manufacturing facilities. The remainder is used as a staging and salvage yard. The manufacturing facility consists of one building. The building has a paved concrete floor, roof, and full perimeter enclosure.

Our facility currently has the capacity to produce 600 cubic meters of finished concrete per month. Anticipated expansion with the proceeds from this offering will allow us to increase capacity to 3,000 cubic meters per month.

Production Process

Our production process generally consists of the following steps:

•	Information regarding project specifications is provided by our customer and analyzed by us;

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•	Our engineers conduct a site inspection and confirm specifications provided by our customer;
•	We conduct a comprehensive analysis of required materials and labor requirements, as well as any necessary requirements of subcontractors;
•	We provide a budget to our customer and request submission of a purchaser order;
•	Upon receipt of a purchase order, our technical team finalizes manufacturing and delivery plans;

•	Upon receipt and approval of a purchase order, materials acquisition and production schedule is planned;
•	If standard molding is not acceptable, standard molds are modified, or new molds are made; and
•	Our production team concurrently cuts and bends iron reinforcements that will support the cement/sand mixture to shape the structured concrete unit.

Sources of Supply

We purchase a variety of raw materials from our domestic and foreign supplier base including steel, agate, epoxy, and other components. Products are also purchased in finished or semi-finished forms.

Our purchases from foreign suppliers are subject to foreign currency exchange rates and the risks associated with changes in international conditions, as well as international laws that could impose import restrictions on selected classes of products.

All of the raw materials necessary for the manufacture of our products are available from multiple sources. We have not experienced material delays in obtaining materials and expect that we will be able to obtain materials necessary for our continued operations from a number of suppliers at market prices.

Marketing and Sales

We use an in-house sales force of five people, as well as independent sales representatives, to market our precast concrete products through trade show attendance, sales presentations, virtual meetings, advertisements in trade publications, and direct mail to end users.

The major markets for our products are highly competitive. Product availability, quality, service, and price are principal factors of competition within each of these markets. We believe that none of our competitors provides the same product mix to the various markets we serve. However, there are one or more companies that compete with us in each product line. Therefore, we face significant competition.

Competition

The precast concrete industry in Chile is highly competitive and consists of a few large companies and many small to mid-size companies, several of which have substantially greater financial and other resources than we have. However, due to the weight and costs of delivery of precast concrete products, competition in the industry tends to be limited by geographical location and distance from the construction site and is fragmented with numerous manufacturers in a large local area.

We believe that we are the only company in the Chilean precast concrete industry providing products and services in all major segments of the industry. The breadth of our product and service offering provides us with the flexibility required to capitalize on market demands within any segment of the industry. Our competitors are not able to offer a similar variety in product offerings to the market as they tend to specialize in only one segment of our business. For example, Baumax S.A. manufactures walls and slabs for buildings; Prefabricados Andinos, S.A. and Soc de Constructores Tensacon, S.A. manufacture bridges, industrial buildings and limited products for the mining industry; and Grau S.A. aglomerados de hormigón and Industria de tubos y prefabricados de hormigón Budnik, S.A. produce concrete pipes and small parts.

We believe that we compete primarily based on (a) our ability to serve each of the housing, civil works/infrastructure and mining segments of the Chilean economy and (b) management’s expertise in organizing and supervising the manufacturing process. As for our precast products, we believe our principal competitive advantages are variety of product offerings, price, durability, ease of use, speed of production and reduced delivery time, and customer service. We believe that our existing facility allows us to compete favorably with respect to each of these factors throughout Chile.

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Product Development

We are currently engaged in research and development of a carbon negative concrete material combined with hemp. During production, more carbon dioxide is destroyed than is generated because hemp absorbs carbon dioxide during the production process. We seek to use this product as a construction material for the design of sustainable architecture that allows for the reduction of carbon dioxide.

Proprietary Information

We believe that the complexity of our products and the know-how incorporated in them makes it difficult to replicate their features. We believe that only the executives and key officers of the Company as described in the “Management” section have a full understanding of the Company’s trade secrets. We rely on such persons confidentiality to protect our processes and methods of doing business. However, if these methods prove to be unsuccessful, our competitive advantage may be lost. We may also be subject to claims by other parties regarding the use of intellectual property, technology information and data, which may be deemed proprietary to others.

We intend to vigorously enforce our rights against infringement by third parties, but no assurance can be given that our rights will be enforceable or provide us with meaningful protection from competitors. No assurance can be given that we would be successful in enforcing such rights, that our products or processes do not infringe the patent or intellectual property rights of a third party, or that if we are not successful in a suit involving patents or other intellectual property rights of a third party, that a license for such technology would be available on commercially reasonable terms, if at all.

Human Capital Resources

As of December 1, 2023, we had a total of 48 employees, of which all are full-time. None of our employees are represented by labor organizations and we are not aware of any activities seeking such organization. We consider our relationships with our employees to be satisfactory.

REGULATIONS

Chilean law requires that certain projects or activities be subject to environmental impact studies prior to their execution. The Chilean Ministry of Environment has established two general standards, Law No. 19.300/94 and Decree No. 40/2012 which cover the bases for environmental regulation, management and protection and establish the environmental impact assessment procedure for projects or activities likely to produce impacts on the environment and health of the nation, respectively. For purposes of complying with the Ministry of Environment, our Company may be required to either file an Environmental Impact Statement or be subject to an Environmental Impact Assessment. The latter is the more onerous of the two and is required when there is (i) risk to the health of the population; (ii) significant adverse effects on the quantity and quality of renewable natural resources, including soil, water and air; (iii) resettlement of human communities or significant alteration of the life systems and customs of human groups; (iv) location in or close to populations, resources, and protected areas, priority sites for conversation, protected wetlands, glaciers, and areas valued for astronomical observation for scientific purposes; (v) significant alteration of the landscape or tourist value of an area, in terms of both magnitude and duration; and (vi) alteration of monuments, sites with anthropological, archaeological, historical value or belonging to the nation’s cultural heritage. The evaluation process, when applicable, results in the Company obtaining an Environmental Qualification Resolution. If the qualification is favorable, then the Company may begin the permitting process to begin the project, otherwise the project may be delayed until a favorable qualification has been obtained.

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MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees. The following individuals are members of the board and executive management of the Company.

Name	Age	Position(s)
Senior Management:
Luis Arrechea Miquelarena	49	Chairman of the Board, Director, and Chief Operations Officer
Óscar Cañizares Ruiz	46	Chief Executive Officer
José Cantero Sánchez	55	Chief Manufacturing Officer, Director
Jesús Liñán Torres	43	Chief Financial Officer
Non-Executive Directors:
José Miguel Barros Van Hovell tot Westerflier*	59	Director
Enrique Galleguillos Muñoz*	67	Director
Jaime Miquele Soler*	29	Director

*	Has agreed to become a director effective immediately upon effectiveness of this registration statement.

Senior Management

Mr. Luis Arrechea Miquelarena has served as our Chairman of the Board, a Director, and Chief Operations Officer since November 2018. Mr. Arrechea has broad experience in the real estate and construction industries, including founding the Company in 2018. In addition to his work with the Company, Mr. Arrechea has served as Managing Partner of INMO ACIS S.A., a construction and real estate development company based in Spain. Mr. Arrechea received his legal degree from school of Law at The University Abad Oliva in Barcelona, Spain. Mr. Arrechea is a licensed attorney and has practiced commercial litigation.

Mr. Óscar Cañizares Ruiz has served as our Chief Executive Officer since January 2019. Prior to his appointment as CEO, Mr. Cañizares served in advisory capacity and then as head of production for the Company. From, 2013 through 2018 Mr. Cañizares served as the Chilean Director for Maspir S.A.. During his time with Maspir he managed multiple road expansion projects and both the development and construction of related bridges and walkways. These projects included the expansion of Route 5 North between La Serena and Vallenar and Route 43 between Coquimbo and Vallenar. From 2000-2007, Mr. Cañizares founded and operated Oygcar Obras y Servicios, S.L and other related companies that performed concrete related services in Spain and Algeria for Fomento de Construcciones y Contratas, S.A. and for Obrascon Huarte Lain, S.A., respectively.

Mr. José Cantero Sánchez is our Chief Manufacturing Officer and a Director and has served as an office of the Company since January 2019. He began his affiliation with PreTam in 2019 as a result of the business relationships between the Company and Precasa SpA. Mr. Cantero is the founder of Obras Camo, S.L., a company that specializes in real estate construction. Mr. Cantero has held various positions in the construction industry, including working for Fomento de Construcciones, S.A. Additionally, Mr. Cantero’s directed concrete structure assembly for Sacyr, S.A., with principal projects including the expansion of Route 5 North between La Serena and Vallenar, Chile (2013-2015) and Route 43 between Coquimbo and Vallenar, Chile (2016-2018).

Mr. Jesús Liñán Torres has served as our Chief Financial Officer since in May 2022. Mr. Liñán has a Bachelor’s degree in Management and Administration from UAB Barcelona. In his career, Mr. Liñán has acted as a finance and tax consultant. He has also held senior positions in private logistic entities in both Spain and Romania where he served as chief financial officer and served on the steering committee for Prime Full Services Spain, S.L.

Non-Executive Directors:

Mr. José Miguel Barros Van Hovell tot Westerflier is a Director of the Company. He is member of the board of Compania Cervecerias Unidas S.A., and its subsidiaries Cervecera CCU Chile Limitada, Embotelladoras Chilenas Unidas S.A., Viña San Pedro Tarapacá S.A. and Compañía Pisquera de Chile S.A. He is also currently a member of the board of Lipigas S.A. and Stel Chile S.A. Mr. Barros holds a degree in Economics and Business Administration from Pontificia Universidad Católica de Chile and is a graduate from PADE, ESE Business School, Universidad de los Andes. We believe Mr. Barros’s educational and professional experience qualify him to be deemed a financial expert.

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Mr. Enrique Galleguillos Muñoz is a Director. Mr. Galleguillos is a civil engineer who studied at Universidad de Chile, and holds several degrees. He is currently a managing partner and/or director of various companies in the areas of technology, biotech, BPO, laboratories and others. Mr. Galleguillos also serves as Director and Chairman of the Board of Union Inmobiliaria S.A. which is listed on the Santiago Stock Exchange.

Mr. Jaime Miquele Soler is a Director of the Company. Since July 2020, he has been responsible for Business Development at Efelcc Energy, a company engaged in renewable energy. From November 2018 Mr. Miquele founded and operated Chilco Management and Fully Electric, enterprises engaged in energy and financial management. Mr. Miquele also is certified as a European Investment Practitioner. Mr. Miquele holds a Master’s Degree in International Trade and Logistics from the University of Barcelona and a Business Degree from Deusto Business School.

Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Remuneration and Borrowing

The directors may receive such remuneration as our Board of Directors may determine from time to time and in accordance with the recommendations of the Compensation Committee of the board and the Company’s corporate governance documents. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors. Our Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting by common resolution of our shareholders. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Code of Ethics

We have a legal and ethical conduct policy applicable to all directors and employees, including our Chief Executive Officer, Chief Operations Officer, and Chief Financial Officer. This policy is posted on our website, www.pretam.org. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of our policy by posting such information on our website.

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Governance Practices

We observe corporate governance practices and have adopted principal governance documents which are designed to ensure that we maximize shareholder value in a manner that is consistent with both the legal requirements applicable to us and a business model that requires our employees to conduct business with the highest standards of integrity. Our board of directors has adopted and adheres to corporate governance principles which the board of directors and senior management believe promote this purpose, are sound and represent best practices, and will review these governance practices, the applicable corporate laws and regulations of Alberta, Canada, where we are incorporated and the regulations of the SEC, as well as best practices recognized by governance authorities to benchmark the standards under which it operates. Our principal governance documents are as follows:

We have established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the committees of the board have the composition and responsibilities described below.

Audit Committee

Messrs. Barros, Galleguillos, and Miquele are members of our Audit Committee, with Mr. Barros serving as the chairperson. The board has determined that Mr. Barros satisfies the requirements to be a financial expert. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by Nasdaq as such standards apply specifically to members of audit committees.

We adopted an Audit Committee Charter on November 28, 2023, and the Audit Committee Charter will become effective upon effectiveness of this registration statement. The Audit Committee Charter describes the means by which the Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;
•	approves the plan and fees for the annual audit, tax, and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;
•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;
•	reviews the financial statements to be included in our Annual Report on Form 20-F and reviews with management and the independent auditors the results of the annual audit;
•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;
•	reviews and approves in advance any proposed related-party transactions and report to the full Board on any approved transactions; and
•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board, including Sarbanes-Oxley Act implementation, and makes recommendations to the board regarding corporate governance issues and policy decisions.

Compensation Committee

Messrs. Barros, Galleguillos, and Miquele will be members of our Compensation Committee with Miquele serving as the chairperson. All members of our Compensation Committee will be qualified as independent under the current definition promulgated by Nasdaq. We adopted a Compensation Committee Charter on November 28, 2023, and the Compensation Committee Charter will become effective upon effectiveness of this registration statement. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the board regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

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Nominating and Governance Committee

Messrs. Barros, Galleguillos, and Miquele will be the members of our Nominating and Governance Committee with Galleguillos observing as the chairperson. All members of our Nominating and Governance Committee will be qualified as independent under the current definition promulgated by Nasdaq. We adopted a Nominating and Governance Charter on November 28, 2023, and the Nominating and Governance Committee Charter will become effective upon effectiveness of this registration statement. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Governance Committee shall be responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

Compensation of Directors

We do not currently compensate our executive directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

2023 Equity Incentive Plan

We adopted our 2023 Equity Incentive Plan (the “2023 Plan”) on October 17, 2023. The 2023 Plan is a share-based compensation plan that provides for discretionary grants of options for up to an aggregate of 1,000,0000 shares of Common Stock to key employees, directors and consultants of the Company. The purpose of the 2023 Plan is to recognize contributions made to us by such individuals and to provide them with additional incentive to achieve our objectives. The 2023 Plan is administered by the Compensation Committee. No grants have been made under the 2023 Plan as of the date hereof.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2023 and 2022 earned by or paid to our principal executive officer, our principal financial officer, and our other most highly compensated executive officers (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other	Total ($)
Luis Arrechea Miquelarena, Chairman and Chief Operations Officer	2023	$0	$0	$0	$0
	2022	$0	$0	$0	$0
Óscar Cañizares Ruiz, Chief Executive Officer	2023	$55,432	$0	$0	$55,432
	2022	$52,879	$0	$7,371	$60,250
José Cantero Sánchez, Chief Manufacturing Officer	2023	$63,979	$0	$0	$63,979
	2022	$32,796	$0	$0	$32,796
Jesús Liñán Torres, Chief Financial Officer	2023	$0	$0	$0	$0
	2022	$0	$0	$0	$0

Agreements with Named Executive Officers

The Company has entered into employment agreement with each of Mr. Cantero and Mr. Cañizares each with customary confidentiality and non-compete provisions. Mr. Cantero is to be employed as the Chief Manufacturing Officer under his employment agreement and is to be paid $110,000 annually. Mr. Cañizares is to be employed as Chief Executive Officer under his employment agreement and is to be paid $150,000 annually.

The Company has engaged Mr. Arrechea for his services as Chief Operations Officer under a Services Contract, dated March 31, 2023. The Company will pay Mr. Arrechea $122,720 annually (converted from Euros as of December 31, 2022). Mr. Arrechea’ s agreement contains standard non-compete and confidentiality provisions.

The Company has also engaged Mr. Liñán for his services as Chief Financial Officer under a Services Contract, dated March 31, 2023. The Company will pay Mr. Liñán $139,165 annually (converted from Euros as of December 31, 2022). Mr. Liñán’s agreement contains standard non-compete and confidentiality provisions.

The Company and each of Messrs. Cantero, Cañizares, Arrechea and Liñán have agreed to defer until 2024 compensation owed to them in the amounts equal to the difference between the compensation owed to them under their employment or service agreement and the amounts paid to them in accordance with the table above.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Common Stock as of the date of the Prospectus by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding shares of Common Stock;
•	Each of our directors, director nominees and named executive officers; and
•	All directors and named executive officers as a group.

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As of the date of this prospectus, the Company is authorized to issue an unlimited number of shares of Common Stock, no par value. The number and percentage of shares of Common Stock beneficially owned before the offering are based on 5,385,000 shares of Common Stock issued and outstanding as of the date of this prospectus. As of the date of this prospectus, approximately 385,000 shares of our issued and outstanding shares of Common Stock are held by approximately 600 record holders in the United States. The number and percentage of shares of Common Stock beneficially owned after the offering are based on 6,185,000 shares of Common Stock issued and outstanding including 800,000 shares of Common Stock that are a part of the 800,000 Units assumed to be sold in this offering (assuming that the underwriter’s over-allotment option is not exercised). Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares of Common Stock beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person. All persons listed have sole voting and investment power for all shares of Common Stock shown as beneficially owned by them. The address for each beneficial owner is in the care of the Company at Ruta 43 Curce D 421 Tambillos, Coquimbo, Chile Rut 76.954.728-2.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Beneficially Owned Immediately After This Offering
	Number	Percent	Number	Percent
Directors and Executive Officers:
Luis Arrechea Miquelarena	2,500,000	46.4%	2,500,000	40.4%
Óscar Cañizares Ruiz	1,250,000	23.2%	1,250,000	20.2%
José Cantero Sánchez	1,250,000	23.2%	1,250,000	20.2%
Jesús Liñán Torres	0	0%	0	0%
José Miguel Barros Van Hovell tot Westerflier	0	0%	0	0%
Enrique Galleguillos Muñoz	0	0%	0	0%
Jaime Miquele Soler	0	0%	0	0%
All directors and named executive officers as a group	5,000,000	100%	5,000,000	80.8%

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RELATED PARTY TRANSACTIONS

On April 8, 2019, Balmaceda, a Spanish company owned jointly by Luis Arrechea Miquelarena, our Chairman and COO, and his spouse, entered into a definitive agreement with Maspir S.A., an unaffiliated Chilean corporation, for the purpose of establishing the repayment terms of the loan of approximately $5.95 million made by Balmaceda to Maspir for the construction of the concrete fabrication facility that we currently own and operate. Prefabricados Tambillos SpA acquired the facility from Maspir on June 20, 2019, and in turn assumed the debt obligation owed to Balmaceda. On June 28, 2022, Prefabricados Tambillos SpA entered into a modified loan agreement with Balmaceda to settle all claims arising under and to replace both the June 20, 2019, assumption agreement and the subsequent December 30, 2019, debt modification agreement. Under the terms of the June 30, 2022, loan agreement, the debt obligation of $4,159,742 as of such date is unsecured and so the maturity date of the loan was extended to December 31, 2027, with the debt accruing interest at the rate of 7% per annum. Prefabricados Tambillos SpA was required to make principal and interest payments of approximately $14,000 for 59 consecutive months commencing on January 1, 2023. The parties have entered into an amendment whereby the monthly principal and interest payments are to commence on the earlier of our listing on Nasdaq or the date the Company decides to no longer pursue a public listing. Prefabricados Tambillos SpA must negotiate a reasonable penalty in the event Prefabricados Tambillos SpA desires to pre-pay the loan prior to maturity. As of December 31, 2022, the Company had debt related to the loan of $4,916,785.

On January 7, 2022, we entered into an agreement with Cympro Residencial, S.L. (“Cympro”), an entity in which Mr. Arrechea holds a 42% ownership stake. The agreement provides for a credit advance by us up to $1,712,800 (converted from Euros to U.S. dollars as of December 31, 2022) for promotion, construction and marketing of a mixed-use development in Valencia, Spain. Cympro has currently borrowed approximately $997,706 (converted from Euros to U.S. dollars as of December 31, 2022) at an annual interest rate of 1.5%, with all advances to be paid in full by December 31, 2031.

On January 12, 2021, we were engaged to construct industrial warehouses on a property located in Coquimbo, Chile and owned by Edificaciones Industriales SpA (“Edin”), a Chilean company owned by Luis Arrechea Miquelarena. The project was initially scheduled to be completed in the first quarter of 2023 but Edin has requested additional changes to the warehouse. The Company continues to make changes pursuant to Edin’s requests. Edin is obligated to pay us market rates for our services and we anticipate receiving the remainder of the project revenues of approximately $4,300,000 upon completion of the project in the fourth quarter of 2023. This project was originally commenced by Maspir. Once the project is complete, we will pay to Maspir approximately $2,500,000 for services it performed as part of its original engagement. Edin intends to sell the complex to Desarrollos y Bodegas I SpA (“Desarrollos”).

On November 29, 2022, we agreed with Desarrollos to guarantee the completion and condition of a warehouse complex developed by Edin. Our guarantee is capped at 9,000 Chilean Unit of Account or Unidad de Fomento (“UF”). As of the date December 31, 2022, 9,000 UF had a U.S. dollar equivalent of approximately $290,844.96

We have full recourse against Edin in the event that we are required to make any payments under our guarantee.

Since 2019, we have entered into a verbal agreement whereby we pay to Precasa SpA, an entity owned by José Cantero Sánchez, our Chief Manufacturing Officer, an aggregate of approximately $310,500 for the use of equipment owned by Precasa in the installation of our products. We have determined that it is more cost effective to contract with Precasa than purchase the specific piece of equipment. We anticipate paying approximately $150,000 per year to Precasa for the use of its equipment.

The bylaws of our subsidiary provide that every agreement or contract that is entered into between the subsidiary and its shareholders, directors, or executives, or their related parties, must be previously approved by the affirmative vote of two-thirds of the board (with the abstention of the interested director) and be included in the board minutes.

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DESCRIPTION OF SECURITIES

Set forth below is certain information concerning our securities and a summary of certain significant provisions of Canadian law, our articles of incorporation and bylaws, and provisions governing the Warrants.

Warrants

Overview

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Agent Agreement between us and the Warrant Agent, and the form of warrant, both which will be filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and form of warrant. Each Warrant issued in this offering entitles the registered holder to purchase one share of our Common Stock at an assume price equal to $5.35 per share (based on the assumed public offering price of the Units), subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering. As described below, we have applied to list the Warrants on Nasdaq under the symbol “PFABW.”

Exercisability

The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants may be exercised upon surrender of the Warrant on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form included with the Warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and certain prospectus.

Exercise Price

The assumed exercise price per whole share of our Common Stock upon the exercise of the Warrants is $5.35 (or 100% of the public offering price per Unit) per share of Common Stock. The Warrants will be immediately exercisable and may be exercised at any time up to the date that is five years after their original issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

Cashless Exercise

If, at any time after the issuance of the Warrants, a holder of the Warrants exercises the Warrants and a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of Common Stock underlying the Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of Common Stock determined according to a formula set forth in the Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Warrants to the holders.

Fractional Shares

No fractional shares of Common Stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. If multiple Warrants are exercised by the holder at the same time, we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

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Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder with or without our consent.

Exchange Listing

We have applied to list the Warrants on Nasdaq under the symbol “PFABW.” No assurance can be given that our application will be approved.

Warrant Agent; Global Certificate

The Warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants with the Warrant Agent, as custodian on behalf of the Depository Trust Company (“DTC”) and registered in the name of Cede & Co, a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions

In the event of a “fundamental transaction,” as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Transfer and Warrant Agent

The transfer agent and registrar for our Common Stock and the Warrant Agent for the Warrant is Securities Transfer Corporation.

Our Articles of Incorporation and Our Bylaws

Our articles of incorporation and our bylaws described below contain provisions that could make the following transactions more difficult: (i) acquisitions of us by means of a tender offer, a proxy contest, or otherwise; or (ii) removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

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Directors

Power to vote on matters in which a director is materially interested. The ABCA states that a director must disclose to us, in accordance with the provisions of the ABCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction.

A director who holds an interest in respect of any material contract or transaction into which we have entered or propose to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless the contract or transaction:

●	is an arrangement by way of security for money lent to or obligations undertaken by the director, or by a body corporate in which the director has an interest, for the benefit of us or an affiliate of ours;

●	relates primarily to the director’s remuneration as a director, officer, employee, or agent of us or an affiliate of ours;

●	is for indemnity or insurance otherwise permitted under the ABCA; or

●	is with an affiliate of ours.

Directors’ power to determine the remuneration of directors. The ABCA provides that the remuneration of our directors, if any, may be determined by our directors subject to our articles of incorporation and bylaws. That remuneration may be in addition to any salary or other remuneration paid to any of our employees who are also directors.

Vacancies on the Board of Directors. Our bylaws provide that a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from (i) an increase in the number or minimum number of directors set out in the articles of incorporation or (ii) a failure to elect the number or minimum number of directors required by the articles of incorporation.

Retirement or non-retirement of directors under an age limit requirement. Neither our articles of incorporation nor the ABCA imposes any mandatory age-related retirement or non-retirement requirement for our directors.

Number of shares required to be owned by a director. Neither our articles of incorporation nor the ABCA provides that a director is required to hold any of our shares as a qualification for holding his or her office. Our board of directors has discretion to prescribe minimum share ownership requirements for directors.

Action Necessary to Change the Rights of Holders of Our Shares

Our shareholders can authorize the alteration of our articles of incorporation to create or vary the special rights or restrictions attached to any of our shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by: (i) not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting, or (ii) a resolution consented to in writing by all of the shareholders that are entitled to vote holding the applicable class or series of shares.

Shareholder Meetings

Place of Meetings. Under the ABCA, we must hold an annual meeting of our shareholders within fifteen months of the last annual meeting at a time and place determined by our Board of Directors. Pursuant to our articles of incorporation, a meeting of our shareholders may be held anywhere within Canada or the United States, as our Board of Directors so determines.

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Notice. Under the ABCA and our amended and restated bylaws, a notice to convene a meeting, specifying the date, time, and location of the meeting, and the general nature of any special business, must be sent to shareholders, to each director and to the auditor not less than twenty-one or more than fifty days prior to the meeting. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Quorum of Shareholders. A quorum for meetings is one or more persons present in person or by means of a telephonic, electronic, or other communication facility that permits all participants to communicate adequately with each other during the meeting and each entitled to vote at the meeting and holding or representing by proxy not less than 33.33 percent of the votes entitled to be cast at the meeting.

Entitled to Notice. Holders of our Common Stock will be entitled to attend meetings of our shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of our preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors, our secretary (if any), our auditor, and any other persons invited by our chairman or directors or with the consent of those at the meeting will be entitled to attend at any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Change of Control

Our articles of incorporation do not contain any change of control limitations with respect to a merger, acquisition, or corporate restructuring that involves us.

Shareholder Ownership Disclosure

Although applicable securities laws regarding shareholder ownership by certain persons require disclosure, our articles of incorporation do not provide for any ownership threshold above which shareholder ownership must be disclosed.

Other Anti-Takeover Provisions

Among other things, our articles of incorporation and our amended and restated bylaws, as applicable:

●	establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than ninety days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting;

●	provide our Board of Directors the ability to authorize undesignated preferred shares. This ability makes it possible for our Board of Directors to issue, without shareholder approval, preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

●	provide that the authorized number of directors may be changed only by resolution of our Board of Directors, subject to the rights of the holders of any series of our preferred shares to elect directors under specified circumstances; and

●	provide that all vacancies of directors may, subject to the rights of the holders of any series of our preferred shares, be filled by the affirmative vote of a majority of directors then in office constituting a quorum.

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In addition, certain provisions of the ABCA have the effect of discouraging coercive takeover practices and inadequate takeover bids, including the following:

●	any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of shareholders, unless consented to in writing by all of our shareholders entitled to vote;

●	generally, an amendment to our articles of incorporation will require a special resolution of the shareholders; and

●	our Board of Directors is expressly authorized to adopt, or to alter or repeal, our amended and restated bylaws, subject to a shareholder ratification requirement by ordinary resolution at the next meeting of shareholders.

Forum Selection

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Queen’s Bench of the Province of Alberta, Canada, and the appellate courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any application for an oppression remedy, (iii) any action asserting a claim of breach of the duty of care owed by the Company or any director, officer or other employee, (iv) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us, (iii) any action or proceeding asserting a claim arising pursuant to any provision of the ABCA or our articles of incorporation or (iv) any action or other proceeding asserting a claim against the Company or any director, officer, or other employee regarding a matter of the regulation of the business and affairs of the Company, including the governing documents of the Company. The forum selection provision also provides that our shareholders are deemed to have consented to personal jurisdiction in the Province of Alberta and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. Although we believe these provisions will benefit us by providing increased consistency in the application of the ABCA for the specified types of actions and proceedings, the provisions may have the effect of increasing the costs to investors to bring a claim against us, limiting investors’ ability to bring a claim in a judicial forum that they find favorable, and discouraging lawsuits against our directors, officers, employees, and agents. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which courts other than those specified in the forum selection bylaw have exclusive jurisdiction. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings in other jurisdictions, and it is possible that, in connection with one or more such actions or proceedings, a court could rule that this provision in our bylaws is inapplicable or unenforceable.

Limitations on Liability and Indemnification of Directors and Officers

Under the ABCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us or another entity. The ABCA also provides that we may also advance moneys to a director, officer, or other individual for costs, charges, and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the ABCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

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Our amended and restated bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity, as well as their respective heirs and legal representatives to the full extent permitted by the ABCA.

Our amended and restated bylaws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification would be required or permitted.

Differences Between Delaware Corporate Law and Alberta Law

We are subject to the laws of Alberta, Canada, which laws contain certain provisions that could make it more difficult for a third party to acquire us. The summary of these laws, set forth below, is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding applicable law in Alberta, Canada.

	DGCL	ABCA
Capital Structure	Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation may give the Board of Directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the Board of Directors.	Under our current Alberta articles of incorporation, we have the authority to issue an unlimited number of shares of Class A Common Shares, an unlimited number of shares of Class B Common Shares and an unlimited number of shares of preferred shares. Under Alberta law, there is no franchise tax on our authorized share capital. Under our articles of incorporation, we have the authority to issue an unlimited number of shares of Class A Common Shares and an unlimited number of shares of Class B Common Shares, each with no par value, and an unlimited number of preferred shares, with no par value, issuable in series.

Dividends	The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.	Under the ABCA and our articles, dividends may be declared on the shares at the discretion of our Board of Directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Our directors shall not declare dividends if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due or the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes.

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Vote Required for Certain Transactions	Under the DGCL, the affirmative vote of the holders of two thirds of the outstanding shares entitled to vote thereon (or the affirmative vote of the holders of a majority of such outstanding shares, if a statement to that effect was included in the articles at the time they were initially filed or is included in an amendment to the articles approved by the affirmative vote of the holders of two-thirds of the then-outstanding shares entitled to vote thereon) is required to authorize any merger, share exchange, consolidation, dissolution, or sale of all or substantially all of the assets of the corporation, except that, unless required by its certificate of incorporation, no authorizing shareholder vote is required to approve a plan of merger or share exchange if (i) the articles of incorporation of the surviving corporation will not differ from the corporation’s articles (other than certain inconsequential differences), (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the transaction will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the transaction, (iii) the number of voting shares outstanding immediately after the transaction plus the number of voting shares issuable as a result of the transaction, either by conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of voting shares of the surviving corporation outstanding immediately before the transaction, and (iv) the number of participating shares (defined to mean shares that entitled their shareholders to participate without limitation in dividends) outstanding immediately after the transaction plus the number of participating shares issuable as a result of the transaction, either by the conversion or upon the exercise of rights and warrants issued pursuant to the transaction, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the transaction. In certain cases, a plan of merger or share exchange is also required to be approved separately by the holders of a class or series of shares.

Under the ABCA, certain extraordinary corporate actions, including, without limitation, continuances, certain amalgamations and sales, leases or exchanges of all, or substantially all, of our property (other than in the ordinary course of business), and liquidations, dissolutions, and certain arrangements, are required to be approved by special resolution of our shareholders.

A special resolution is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

In specified cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

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Amendments to Organizing Documents	The DGCL provides that a corporation may amend its certificate of incorporation if its Board of Directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences, or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.	Under the ABCA, an amendment to our articles generally requires approval by special resolution of holders of our voting shares. Specified amendments may also require the approval of other classes of our shares. In the event that an amendment to our articles would prejudice or interfere with a right or special right attached to our issued shares of a class or series of our shares, such amendment must be approved separately by the holders of the class or series of shares being affected.

Amendments to Bylaws	The DGCL also provides that a corporation’s Board of Directors may amend or repeal a corporation’s bylaws unless the certificate of incorporation reserves the power exclusively to the shareholders, in whole or in part, or unless the shareholders, in amending, adding or repealing a particular bylaw, provide expressly that the Board of Directors may not amend or repeal that bylaw. The foregoing notwithstanding, the shareholders may amend or repeal a corporation’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.	Under the ABCA, our Board of Directors may, by resolution, make, amend or repeal any bylaw that regulates our business or affairs. Where our Board of Directors makes, amends or repeals a bylaw, they are required under the ABCA to submit that action to our shareholders at the next meeting of shareholders and our shareholders may confirm, reject or amend that action by ordinary resolution. If the action is rejected by our shareholders, or our Board of Directors does not submit the action to our shareholders at the next meeting of shareholders, the action will cease to be effective and no subsequent resolution of our directors to make, amend or repeal a bylaw having substantially the same purpose or effect will be effective until it is confirmed.

Quorum of Shareholders	Under the DGCL, the certificate of incorporation or bylaws may specify the required quorum, but generally a quorum may consist of not less than one third of the total voting power.

The ABCA provides that, unless the bylaws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy.

Our bylaws provide that one or more persons holding not less than 33.33 percent of the voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum at a meeting of shareholders.

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Annual Meetings of Shareholders	Under the DGCL, a corporation must hold an annual meeting of shareholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the Board of Directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of shareholders must be given to each shareholder of record at least ten and no more than sixty days before the date of the meeting.

Under the ABCA, we must hold an annual meeting of our shareholders not later than eighteen months after the date of incorporation and subsequently not later than fifteen months after holding our last preceding annual meeting at a time and place determined by our Board of Directors. Pursuant to the ABCA, if the articles of the corporation so provide, meetings of shareholders may be held outside of Alberta, Canada. Under our articles of incorporation, meetings of shareholders may be held at any place within Canada or the United States, as our Board of Directors so determines.

Under the ABCA, and our bylaws, we must provide notice of an annual meeting to each shareholder entitled to vote thereat, to each director, and to our auditor at least twenty-one, and no more than fifty, days in advance of the meeting.

Special Meetings of Shareholders	Under the DGCL, special meetings of shareholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.	Under the ABCA and our bylaws, our Board of Directors has the power at any time to call a special meeting of shareholders. Under the ABCA, the holders of not less than 5 percent of our issued shares that carry the right to vote at a meeting sought to be held can also requisition our directors to call a meeting of shareholders for the purposes stated in the requisition.

Shareholder Consent in Lieu of Meeting	Under the DGCL, unless otherwise limited by the certificate of incorporation, shareholders may act by written consent without a meeting if holders of outstanding shares representing not less than the minimum number of votes that would be necessary to take the action at an annual or special meeting execute a written consent providing for the action.	Under the ABCA, a resolution in writing signed by all of the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of shareholders.

Anti-takeover Provisions and Interested Shareholder Transactions

Some powers granted to companies under Delaware law may allow a Delaware corporation to make itself potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

•    implement a staggered Board of Directors, which prevents an immediate change in control of the Board of Directors;

•    require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

•    only allow the Board of Directors to call a special meeting of shareholders, which may deny a raider the ability to call a meeting to make disruptive changes;

•    eliminate shareholders’ action by written consent, which would require a raider to attend a meeting of shareholders to approve any proposed action by the corporation;

The ABCA provides for certain anti-takeover provisions, some of which will be implemented by us.

As permitted by the ABCA, our bylaws will require that notice of nominations for directors be given to us prior to a meeting where our directors will be elected.

As required by the ABCA, a shareholder resolution in writing is only valid if it is signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders.

As permitted by the ABCA, our articles provide that our Board of Directors may fix the number of preferred shares in, and determine the designation of the shares of, each series and create, define and attach rights, restrictions and conditions to the preferred shares without shareholder approval.

Neither the ABCA nor our articles restrict us from adopting a shareholder rights plan. The ABCA does not restrict related party transactions; however, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies, some of which will apply to us.

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•    remove a director from a staggered board only for cause, which gives some protection to directors on a staggered board from arbitrary removal;

•    provide that the power to determine the number of directors and to fill vacancies be vested solely in the Board of Directors, so that the incumbent board, not a raider, would control vacant board positions;

•   provide for supermajority voting in some circumstances, including mergers and certificate of incorporation amendments; and

•    issue “blank check” preferred shares, which may be used to make a corporation less attractive to a raider.

Interested Director Transactions

Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the Board of Directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (i) the material facts of the conflict of interest are known to or disclosed to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (ii) the material facts of the conflict of interest are known or disclosed to the shareholders of the corporation and the transaction is approved in good faith by the shareholders, or (iii) the Board of Directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the Board of Directors, committee or shareholders.

Under the ABCA, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter is generally not permitted to vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer is:

•      a party to the contract or transaction;

•    is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

•     has a material interest in a party to the contract or transaction.

Under the ABCA, directors do not have to abstain from voting on matters related to director compensation.

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Fiduciary Duty of Directors

The fiduciary obligations of directors of corporations incorporated or organized under the DGCL are more expansive and run not just to the corporation, but to the corporation’s shareholders. These obligations fall into two broad categories: a duty of care and a duty of loyalty. The duty of care requires a director to act in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she believes to be in the best interests of the corporation. It is qualified by the business judgment rule, which protects a disinterested director from personal liability to the corporation and its shareholders if the director acted in good faith, was reasonably informed and rationally believed the action taken was in the best interests of the corporation. The duty of loyalty requires directors to exercise their powers in the interests of the corporation and not in the directors’ own interests or in the interest of another person (including a family member) or organization. Stated more simply, the duty of loyalty precludes directors from using their corporate position to make a personal profit or gain, or for other personal advantage.

The personal liability of a director under the DGCL for breach of his or her fiduciary duty is expansive and can be established by the corporation, through a derivative action brought on behalf of the shareholders, or by an aggrieved shareholder, in a separate action.

Under the DGCL, a corporation may limit such personal liability; however, these limitations are not effective with respect to the following proscribed conduct under the DGCL:

•    any breach of the director’s duty of loyalty to the corporation or its shareholders;

•   acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•    an unlawful payment of a dividend or an unlawful share purchase or redemption; and

•    any transaction from which the director derived an improper personal benefit.

Directors of a corporation incorporated under the ABCA have fiduciary obligations to the corporation. The ABCA requires directors and officers of an Alberta corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

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Directors’ and Officers’ Liability and Indemnification

Delaware law permits a corporation to indemnify its present or former directors and officers, employees, and agents made a party, or threatened to be made a party, to any third-party proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, if such person:

•    acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and

•     with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

In a derivative action, or an action by or in the right of the corporation, the corporation is permitted to indemnify directors, officers, employees, and agents against expenses actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that, the court in which the action or suit was brought or the Chancery Court of the State of Delaware shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability to the corporation.

The DGCL allows the corporation to advance expenses before the resolution of an action, if in the case of current directors and officers, such persons agree to repay any such amount advanced if they are later determined not to be entitled to indemnification.

Under the ABCA and pursuant to our bylaws, we will indemnify present or former directors or officers against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us. In order to qualify for indemnification such directors or officers must:

•     have acted honestly and in good faith with a view to the best interests of the corporation; and

•    in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.

We currently carry liability insurance for the corporation and its subsidiaries’ officers and directors. We expect that this will continue following the closing of this offering.

The ABCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was substantially successful on the merits of the action or proceeding, otherwise meets the qualifications for indemnity described above, and is fairly and reasonably entitled to indemnity.

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Dissent or Dissenters’ Appraisal Rights

The DGCL grants the holder of any class or series of shares to dissent from and obtain payment of the fair value of his shares with respect to:

•    any plan of merger to which the corporation is a party (other than mergers with certain subsidiary corporations) requiring shareholder approval;

•    any plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

•     the sale or exchange of all or substantially all of the property of the corporation other than in the normal course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan through which all of the net proceeds of sale will be distributed to the shareholders within one year;

•    an amendment to the articles that materially and adversely affects the dissenting shareholder because it (i) alters or abolishes a preferential right, (ii) creates, alters, or abolishes a right in respect of redemption, (iii) alters or abolishes a preemptive right, (iv) excludes or limits the right of shares to be voted on any matter or to accumulate votes, or (v) reduces the number of shares owned by a shareholder to a fractional share if the fractional share so created is to be acquired for cash; and

•    any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the Board of Directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

The ABCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and demand payment for the fair value of their shares in connection with specified matters, including, among others:

•    an amendment to our articles of incorporation to add, change or remove any provisions restricting the issue or transfer of shares;

•    amend our articles of incorporation to add, change, or remove any restrictions on the business or businesses that the corporation may carry on;

•    any amalgamation with another corporation (other than with certain affiliated corporations);

•    a continuance under the laws of another jurisdiction; and

•    a sale, lease, or exchange of all or substantially all the property of the corporation other than in the ordinary course of business.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

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Oppression Remedy	The DGCL does not contain an oppression remedy, although causes of action seeking to obtain comparable remedies can be asserted against a corporation and its affiliates under any of several common law theories.

The ABCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of any security holder, creditor, director, or officer of the corporation if an application is made to a court by a “complainant.”

A “complainant” with respect to a corporation means any of the following:

•  a present or former registered holder or beneficial owner of a security of the corporation or any of its affiliates;

•    a present or former director or officer of the corporation or of any of its affiliates;

•    a creditor in respect of an application under a derivative action; or

•    any other person who, in the discretion of the court, is a proper person to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants.

Under the ABCA, a complainant may also apply to the court for permission to bring an action in the name of, and on behalf of, the corporation or any of its subsidiaries, or to intervene in an existing action to which the corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on the corporation’s behalf or on behalf of its subsidiary. Under the ABCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that (i) the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend, or discontinue the action, (ii) the complainant is acting in good faith, and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended, or discontinued.

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Shareholder Derivative Actions	Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation to enforce a corporate right, including the breach of a director’s duty to the corporation. Delaware law requires that the plaintiff in a derivative suit be (i) a shareholder of the corporation at the time of the wrong complained of and remain so throughout the duration of the suit, (ii) that the plaintiff make a demand on the directors of the corporation to assert the corporate claim unless the demand would be futile, and (iii) that the plaintiff is an adequate representative of the other shareholders.	Under the ABCA, the court in a derivative action may make any order it sees fit including orders pertaining to the control or conduct of the lawsuit by the complainant or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

Business Combinations

Section 203 of the DGCL provides, with some exceptions, that a Delaware corporation may not engage in any business combination with a person, or an affiliate or associate of such person, who is an interested shareholder for three years from the time that person became an interested shareholder unless:

•      the Board of Directors approved the transaction before the “interested shareholder” obtained such status;

•      upon consummation of the transaction that resulted in the shareholder becoming an “interested shareholder,” the “interested shareholder” owned at least 85 percent of a Delaware corporation’s outstanding voting shares at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and are also officers and (ii) employee share plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in the tender or exchange offer; or

•   on or subsequent to such date, the business combination or merger is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by two-thirds of the holders of the outstanding common stock not owned by the “interested shareholder.”

There is no comparable provision relating to business combinations under the ABCA. In Canada, business combinations (as defined in provincial securities legislation) and other related party transactions are addressed in provincial securities legislation and policies, some of which will apply to us.

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A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a shareholder. In general, an “interested shareholder” is a person who, together with affiliates and associates, owns 15 percent or more of a corporation’s voting shares or within three years did own 15 percent or more of a corporation’s voting shares.

A corporation may, at its option, exclude itself from the coverage of Section 203 by an appropriate provision in its certificate of incorporation.

Election and Removal of Directors

Delaware law provides that a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of shareholders at which the term of the class of directors to which the newly elected director has been elected expires.

Delaware law provides that, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

The ABCA provides for the election of directors by a majority of votes cast at an annual meeting of shareholders.

Under the ABCA, provided that the articles of a corporation do not provide for cumulative voting, shareholders of a corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an “ordinary resolution” at a meeting of the shareholders of that class or series.

An “ordinary resolution” means a resolution (i) passed by a majority of the votes cast by the shareholders who voted in respect of that resolution, or (ii) signed by all the shareholders entitled to vote on that resolution.

Under the ABCA, a vacancy among the directors created by the removal of a director may be filled at a meeting of shareholders at which the director is removed. The ABCA also allows a vacancy on the Board of Directors to be filled by a quorum of directors, except when the vacancy is a result of a failure to elect the number or minimum number of directors required by the articles. In addition, as permitted by the ABCA and pursuant to our articles of incorporation, between annual general meetings, our directors will be authorized to appoint one or more additional directors of the corporation to serve until the next annual general meeting, so long as the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the corporation.

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Director Independence	The DGCL does not have director residency requirements although a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws. However, the Nasdaq’s governance standards require a majority of a listed company’s directors to be independent.	Both the ABCA and certain applicable provincial securities legislation and policies, prescribe director independence requirements.

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SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our securities, and while application has been made for our Common Stock and Warrants to be listed on Nasdaq, a regular trading market for our Common Stock and Warrants may not develop. Future sales of substantial amounts of our Common Stock in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock and Warrants to fall or impair our ability to raise equity capital in the future. Upon the closing of the offering (and assuming the sale of 800,000 Units in the offering), we will have 6,185,000 issued and outstanding shares of Common Stock, excluding any exercise of the underwriter’s over-allotment option and assuming no Warrants will have been exercised. Of that amount, 800,000 shares of Common Stock will be publicly held by investors participating in this offering, and 5,385,000 shares of Common Stock will be held by our existing shareholders, who may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. All of the shares of Common Stock sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-up Agreements

We and our directors, officers any other holder(s) of one percent (1.0%) or more of our outstanding shares of Common Stock (other than the 385,000 Merger Shares issued in the SILLC Merger), have agreed that we and they will not offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, sell any option or contract to purchase, purchase any option or contract to sell, lend, or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Common Stock or any securities that are convertible into or exercisable or exchangeable for our Common Stock, or file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock without the prior written consent of the underwriter for a period ending 180 days after the commencement of sales of the offering, except issuances pursuant to the exercise of employee share options outstanding on the date hereof and certain other exceptions.

Luis Arrechea Miquelarena, Óscar Caňizares Ruiz, and José Cantero Sánchez have each agreed, subject to some exceptions, not to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, without the prior written consent of the underwriter for a period ending 180 days after the offering is completed. After the expiration of the 180-day period, shares of Common Stock held by existing beneficial owners of our issued and outstanding shares of Common Stock may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

Except for the Merger Shares, all of our Common Stock issued and outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. The Merger Shares are freely tradeable.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

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A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•	1% of the number of shares of Common Stock then outstanding, in the form of shares of Common Stock or otherwise, which will equal approximately 61,500 shares immediately after this offering; or
•	the average weekly trading volume of the shares of Common Stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CERTAIN U.S. FEDERAL INCOME TAX MATTERS

Tax Residence of the Company for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is a Canadian-incorporated entity, would generally be classified as a non-U.S. corporation.

We are, and expect to continue to be, a Canadian corporation as of the date of this registration statement. We are treated as a Canadian resident company under the Income Tax Act (Canada), as amended, and are subject to Canadian income taxes.

Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Securities

The following sets forth the material U.S. federal income tax consequences related to an investment in our securities. It is directed to U.S. Holders (as defined below) of our securities and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in the Company’s securities or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold our securities as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of our securities and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our securities, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our securities are urged to consult their tax advisors regarding an investment in our securities.

WE URGE EACH POTENTIAL PURCHASER OF OUR SECURITIES TO CONSULT HIS, HER, OR ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SECURITIES. ADDITIONALLY, WE HAVE NOT PROVIDED ANY DISCLOSURES REGARDING STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SECURITEIS AND URGE EACH POTENTIAL PURCHASER TO CONSULT WITH HIS, HER, OR ITS TAX ADVISORS REGARDING SUCH, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;
•	financial institutions;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	broker-dealers;
•	traders that elect to mark-to-market;
•	U.S. expatriates;
•	tax-exempt entities;
•	persons liable for alternative minimum tax;
•	persons holding our Common Stock as part of a straddle, hedging, conversion or integrated transaction;
•	persons that actually or constructively own 10% or more of our voting shares (including by reason of owning our securities);
•	persons who acquired our Common Stock pursuant to the exercise of any employee share option or otherwise as compensation;
•	persons holding our securities through partnerships or other pass-through entities;
•	events and marketing industries investment trusts;
•	governments or agencies or instrumentalities thereof;
•	beneficiaries of a Trust holding our securities; or
•	persons holding our securities through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase our securities in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our securities.

Dividends and Other Distributions on the Warrants.

The Warrants do not pay dividends to the holders of the Warrants. However, in the event that the exercise price or conversion ratio of Warrants is adjusted as a result of an action affecting the Common Stock, such as a stock dividend being paid on the Common Stock, a U.S. Holder may be treated as receiving a distribution from us. Subject to the PFIC rules, such deemed distributions may be treated as a dividend and may be eligible for preferential tax rates, as described above under “Taxation of Dividends and Other Distributions on our Common Stock”.

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Sale, Exercise, or Lapse of the Warrants

Sale of Warrants

A U.S. Holder has a tax basis in his, her, or its Warrants equal to the amount paid for the Warrants. A U.S. Holder’s holding period in the Warrants begins on the day that the U.S. Holder acquires the Warrants. Upon a sale of the Warrants, the U.S. Holder will have a capital gain or loss equal to the difference between his, her, or its tax basis in the Warrants and the amount realized on the sale. The gain or loss will be long-term gain or loss if the U.S. Holder has held the Warrants for more than one year. If the Company is a PFIC at the time of the sale, the PFIC rules may apply to a sale of the Warrants if the Warrants are treated as Common Stock.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of common stock on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a share of Common Stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price. The U.S. Holder’s holding period for a share of Common Stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the Common Stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In that case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. A U.S. Holder’s holding period for the Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant. Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Taxation of Dividends, Other Distribution, and Disposition After Exercise

Taxation of Dividends and Other Distributions

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions (including any amount of taxes withheld therefrom) made by us to you with respect to the shares of Common Stock will generally be includable in your gross income as dividend income on the date of receipt by you to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Common Stock, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

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With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations but may be eligible for deduction under Section 245A of the Code if the corporate U.S. Holder owns 10% or more of the Company’s voting stock.

For non-corporate U.S. Holders, dividends with respect to our Common Stock would generally be taxed as ordinary income, however, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the U.S. which the U.S. Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The U.S. Treasury Department has determined that the current income tax treaty between the United States and Canada meets these requirements. However, we anticipate having no operations in Canada and thus there can be no assurance that the Company will be eligible for benefits of such treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. Once listed, our Common Stock will be considered readily tradable on an established securities market in the United States. There can be no assurance, however, that our Common Stock will be considered readily tradable on an established securities market in later years. Furthermore, non-corporate U.S. Holders will not be eligible for the reduced rates of taxation on any dividends received from the Company if the Company is a “surrogate foreign corporation” as defined under Section 7874 of the Code or if the Company is characterized as a PFIC in the taxable year in which such dividend is paid or in a preceding taxable year. U.S. Holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Dispositions of Common Stock

Subject to the PFIC rules discussed below, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Common Stock to the difference between the amount realized (in U.S. dollars) for the security and your tax basis (in U.S. dollars) in the security. The gain or loss will likely be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the applicable security for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source income or loss.

International Information Reporting of Warrants and Common Stock

Certain U.S. Holders may be subject to U.S. international information return filing requirements to report the ownership of our securities, including but not limited to Form 8938, Form 5471, Form 926, and, if the Company is determined to be a PFIC, as defined below, Form 8621. If required to be filed, the forms would be required to be filed with a U.S. Holder’s tax return for each year in which they hold our securities Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file any U.S. international information returns.

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Potential Passive Foreign Investment Company (“PFIC”) Status

Based on our current and anticipated operations and the composition of our assets, we do not expect to be deemed a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable years ended December 31, 2022 or December 31, 2023. While highly unlikely, there is the outside possibility under Notice 88-22 that certain assets that could have easily been converted to cash, even if that cash is working capital for an active business, could have been characterized as passive assets, however for many purposes of the code, cash is treated as a business asset to the extent it is held as working capital to be devoted to business (e.g., Treasury Regulations under Sections 864 and 897(c) of the Code). Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year ending December 31, 2023 or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse U.S. federal income tax consequences for U.S. taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in section 1297(a) of the U.S. Internal Revenue Code, for any taxable year if (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “Asset Test”). In making this determination, we will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. While the Asset Test is generally performed based on the fair market value of the assets, special rules apply with respect to the Asset Test in the case of the assets held by controlled foreign corporations.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our securities and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our securities and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of our securities may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our securities from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold our securities, we will continue to be treated as a PFIC for all succeeding years during which you hold our securities. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to our securities.

If we are a PFIC for any taxable year during which you hold our securities, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the securities, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the shares of Common Stock will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the shares of Common Stock;
•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as Common income; and
•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the shares of Common Stock cannot be treated as capital, even if you hold the shares of Common Stock as capital assets.

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A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the shares of Common Stock, you will include in income each year an amount equal to the excess, if any, of the fair market value of the shares of Common Stock as of the close of your taxable year over your adjusted basis in such shares of Common Stock. You are allowed a deduction for the excess, if any, of the adjusted basis of the shares of Common Stock over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the shares of Common Stock included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the shares of Common Stock, are treated as Common income. Common loss treatment also applies to the deductible portion of any mark-to-market loss on the shares of Common Stock, as well as to any loss realized on the actual sale or disposition of the shares of Common Stock, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such shares of Common Stock. Your basis in the shares of Common Stock will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Common Stock” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Common Stock is regularly traded on Nasdaq and if you are a holder of shares of Common Stock, the mark-to-market election may be available to you if we were to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may, at taxpayer’s discretion, make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding earnings and profits and other financial information of the corporation as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If you hold shares of Common Stock in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Common Stock and any gain realized on the disposition of Common Stock.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Common Stock, then such shares of Common Stock will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such shares of Common Stock at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Common Stock on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Common Stock for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Common Stock when inherited from a decedent that was previously a holder of our Common Stock. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Common Stock, or a mark-to-market election and ownership of those shares of Common Stock are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Common Stock from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those shares of Common Stock.

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Controlled Foreign Corporation Rules

If a U.S. Holder owns directly, indirectly or constructively (under Section 318 of the Code) at least 10 percent of the voting power or value of shares of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50 percent of the voting power or value of the shares of such corporation, the foreign corporation will be classified as a CFC. Additionally, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of the Company alone may cause certain related foreign corporations to be treated as CFCs by reason of certain “downward attribution” rules.

We believe that we were not a CFC in the 2022 taxable year, and we do not expect to become a CFC in the 2023 taxable year or in a subsequent taxable year. However, given that the Company’s Common Stock are widely held, the constructive ownership rules under Section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to the Company and its non-U.S. subsidiaries and whether the Company or any of its non-U.S. subsidiaries is a CFC.

In the event the Company establishes one or more U.S. subsidiaries, the Company’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether the Company is treated as a CFC), depending on the structure of the Company group at any given time. If the Company, or any non-U.S. subsidiary of the Company, is treated as a CFC, any U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless of whether any distributions are made to such U.S. Shareholder. In addition, gain on the sale of the CFC shares by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. The Company cannot provide any assurances that it will assist investors in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. Holder should consult its advisors regarding the potential application of these rules to an investment in our securities.

Foreign Tax Credit Limitation

For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. To the extent a sale or disposition of our securities by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the securities constitute taxable Canadian property within the meaning of the Income Tax Act (Canada), as amended), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder should be able to claim a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year, although such deductions may be significantly limited for non-corporate holders. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisors regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange, or other taxable disposition of the security, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors.

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Unearned Income Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8 percent tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our securities. A U.S. Holder that is an individual, estate or trust, is encouraged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of such holder’s investment in our securities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended (collectively, the “Tax Act”), to a purchaser of a Unit pursuant to this offering, and who, for purposes of the Tax Act and at all relevant times (i) is not, and is not deemed to be, resident in Canada, (ii) acquires (and holds) a Unit as purchaser and beneficial owner pursuant to this offering and will acquire and hold Common Stock, pursuant to the exercise of a Warrant, as capital property, (iii) deals at arm’s length with, and is not affiliated with, the Company or the underwriters, and (iv) does not use or hold and will not be deemed to use or hold, the Unit or the or the Common Stock received on the exercise of a Warrant in a business carried on in Canada (hereinafter, a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an “authorized foreign bank” within the meaning of the Tax Act or an insurer carrying on an insurance business in Canada and elsewhere. Any such Non-Resident Holder should consult its own tax advisor.

This summary is not applicable to a Non-Resident Holder (a) that is a “financial institution” for purposes of the mark-to-market rules in the Tax Act; (b) an interest in which would be, or whose Unit, Warrant or Common Stock are, a “tax shelter investment” as defined in the Tax Act; (c) that makes or has made a “functional currency” reporting election under the Tax Act to report its “Canadian tax results” as defined in the Tax Act in a currency other than Canadian currency; or (d) that has entered or enters into a “derivative forward agreement” or a “synthetic disposition arrangement”, as defined in the Tax Act, in respect of the Unit, Warrant or Common Stock. Any such Non-Resident Holder should consult its own tax advisors with respect to an investment in the Unit.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), the Canada-U.S. Tax Treaty (the “Treaty”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies or assessing practices, whether by legislative, governmental, or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial, or foreign tax considerations, which may differ significantly from those discussed herein.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding, or disposition of our securities must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Non-Resident Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

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THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OR HOLDER OF OUR SECURITIES, AND NO REPRESENTATIONS WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO ANY PROSPECTIVE PURCHASER OR NON-RESIDENT HOLDER ARE MADE. CONSEQUENTLY, PROSPECTIVE PURCHASERS OR NON-RESIDENT HOLDERS OF THE UNIT SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

Allocation of Purchase Price of Units

Non-Resident Holders will be required to allocate, on a reasonable basis, their cost of each Unit between the Common Stock and the Warrant comprising a Unit to determine the cost of each to the Non-Resident Holder for purposes of the Tax Act.

Tax Cost of Common Stock

The adjusted cost base to a Non-Resident Holder of each share of Common Stock acquired pursuant to this offering will be determined by averaging the cost of such share with the adjusted cost base to such Non-Resident Holder of all other shares of Common Stock (if any) held by the Non-Resident Holder as capital property immediately prior to the acquisition.

Exercise of Warrant

The exercise of a Warrant to acquire a Common Stock will be deemed not to constitute a disposition of property for purposes of the Tax Act. As a result, no gain or loss will be realized by a Non-Resident Holder upon the exercise of a Warrant to acquire a Common Stock. When a Warrant is exercised, the Non-Resident Holder’s cost of the Common Stock acquired thereby will be equal to the aggregate of the Non-Resident Holder’s adjusted cost base of such Warrant and the exercise price paid for such Common Stock. The Non-Resident Holder’s adjusted cost base of the Common Stock so acquired will be determined by averaging the cost of the Common Stock so acquired with the adjusted cost base to the Non-Resident Holder of all Common Stock (if any) owned by the Non-Resident Holder as capital property immediately prior to such acquisition.

Dispositions

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of Common Stock or a Warrant, unless such Common Stock or Warrant constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. In addition, capital losses arising on the disposition or deemed disposition of Common Stock or a Warrant (including on the expiry of a Warrant) will not be recognized under the Tax Act, unless the Common Stock or the Warrant constitute “taxable Canadian property” to the Non-Resident Holder thereof for purposes of the Tax Act.

Provided the Common Stock is listed on a “designated stock exchange,” as defined in the Tax Act (which currently includes the Nasdaq Capital Market), at the time of disposition, the Common Stock and Warrants will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the sixty-month period immediately preceding the disposition or deemed disposition of the Common Stock or Warrants, the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25 percent or more of the issued shares of any class or series of the shares of the Company; and (ii) more than 50 percent of the fair market value of the Common Stock of the Company was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties,” “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties, whether or not such properties exist. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Stock could be deemed to be “taxable Canadian property.” Even if the Common Stock or Warrants are “taxable Canadian property” to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Stock or Warrants by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Stock or Warrants that may constitute “taxable Canadian property” should consult its own tax advisors prior to such disposition.

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Dividends

Dividends paid or credited on the Common Stock or deemed to be paid or credited on the Common Stock to a Non-Resident Holder by the Company are subject to Canadian withholding tax under the Tax Act at the rate of 25 percent of the gross amount of such dividends, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Treaty, the rate of withholding tax on dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder that is the beneficial owner of the dividend, resident in the United States for purposes of the Treaty and fully entitled to the benefits of the Treaty (a “U.S. Dividend Recipient”) is generally limited to 15 percent of the gross amount of the dividend (or 5 percent in the case of a U.S. Dividend Recipient that is a corporation that is the beneficial owner of at least 10 percent of the Company’s voting shares). Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Certain entities (including most limited liability companies) that are treated as being fiscally transparent for U.S. federal income tax purposes will not qualify as residents of the United States and therefore will not be entitled to relief from Canadian tax under the provisions of the Treaty. However, the Treaty allows certain U.S. resident owners of transparent entities to enjoy benefits of the Treaty under certain circumstances. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief from Canadian withholding tax under the provisions of the Treaty based on their particular circumstances.

MATERIAL CHILEAN INCOME TAX CONSIDERATIONS

In September 2012, Article 10 of the Chilean Income Tax Law Decree Law No. 824 of 1974, or the indirect transfer rules, were enacted, and impose taxes on the indirect transfer of shares, equity rights, interests or other rights in the equity, control or profits of a Chilean entity as well as transfers of other assets and property of permanent establishments or other businesses in Chile, or the Chilean Assets.

The indirect transfer rules apply additional Chilean income tax on the capital gains obtained in the following transfer of shares of a foreign entity:

•	If such entity is an offshore holding company located in a black-listed tax haven jurisdiction as determined by Chilean tax law, or a black-listed jurisdiction, (such as Bermuda) that holds Chilean Assets; and either a Chilean resident holds 5% or more of such entity, or such entity's rights to equity, control or profits, or 50% or more of such entity's rights to equity or profits are held by residents in black-listed jurisdictions;

•	The market value of the Chilean assets controlled by the foreign entity are valued in an amount equal to or higher than UTA 210,000 (approximately US$200 million) (adjusted by the Chilean inflation unit of reference), and the transfer represents 10% or more of the offshore holding company (considering dispositions by related persons and over the preceding 12-month period); or

•	At least 20% or more of the market value of the foreign entity originates in the Chilean subjacent assets and the transfer represents 10% or more of the offshore holding company (considering dispositions by related persons and over the preceding 12-month period).

As a result of these rules, a capital gain tax of 35% will be applied by the Chilean tax authorities to the sale of any of our Common Stock if one of the above alternatives are met.

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The 35% rate is calculated pursuant to one of the following methods, as determined by the seller:

•	the sale price of the shares minus the acquisition cost of such shares, multiplied by the percentage or proportion of the part of the underlying Chilean Assets' fair market value (which assets are deemed to be “indirectly transferred” by virtue of the sale of shares) to the fair market value of the shares of the seller; or

•	the portion of the sales price of the shares equal to the proportion of the fair market value of the underlying Chilean Assets, minus the corresponding proportion in the tax cost of such Chilean Assets for the corresponding holding entity.

However, the seller may opt to be taxed as if the underlying Chilean Assets had been sold directly in which case a different set of tax rules may apply.

The tax is payable by the seller of the shares; however, the buyer shall make a provisional withholding unless the seller declares and pays the tax within the month following the sale, payment, remittance or it is credited into its account or is put at its disposal. Also, if the seller fails to declare and pay this tax, and the buyer has not complied with its withholding obligations, the Chilean tax authority (Servicio de Impuestos Internos) may charge such tax directly to any of them. In addition, the Chilean tax authority may require us, the seller, the buyer, or its representative in Chile, to file an affidavit with the information necessary to assess this tax.

Immediately following the closing of the offering, based on information available to us, we do not expect (i) any Chilean resident will hold 5% or more of our rights to equity, control or profits; or (ii) residents in black-listed jurisdictions will hold 50% or more of our rights to equity, control or profits. Therefore, based on our current expectations, we do not believe the indirect transfer rules will apply to transfers of our Common Stock immediately following the closing of the offering, unless the shares or rights transferred represent 10% or more of the company and the other conditions described above are met (considering dispositions by related persons and over the preceding 12-month period).

However, there can be no assurance that, at the closing or at any time following closing, a Chilean resident will not hold 5% or more of our rights to equity, control or profits or that residents in black-listed jurisdictions will not hold 50% or more of our rights to equity, control or profits. If this were to occur, all sales of our Common Stock would be subject to the indirect transfer tax referred to above.

Our expectations regarding the indirect transfer rules are based on our understandings, analysis and interpretation of these enacted indirect transfer rules, which are subject to additional interpretation and rule-making by the Chilean authorities. As such, there is uncertainty relating to the application by Chilean authorities of the indirect transfer rules on us.

See “Risk Factors—Risks relating to the offering and our Common Stock —The transfer of our Common Stock may be subject to capital gains taxes pursuant to recently-enacted indirect transfer rules in Chile.”

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UNDERWRITING

We are offering the Units described in this prospectus through the underwriter named below. Maxim Group LLC, or Maxim or the representative, is acting as representative of the underwriter. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of shares of Common Stock listed next to its name in the following table.

Underwriter	Number of Units
Maxim Group LLC
Total

The underwriting agreement provides that the underwriter must buy all of the Units being sold in this offering if they buy any of them. However, the underwriter is not required to take or pay for the shares of Common Stock and/or Warrants covered by the underwriter’s option to purchase additional shares of Common Stock and/or Warrants as described below.

Our Units are offered subject to a number of conditions, including:

•	receipt and acceptance of our shares of Common Stock and Warrants issued as part of the Units by the underwriter; and

•	the underwriter’s right to reject orders in whole or in part.

We have been advised by Maxim that the underwriter intends to make a market in our Common Stock but that it is not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, the underwriter or securities dealers may distribute prospectuses electronically.

Over-Allotment Option to Purchase Additional Common Stock and/or Warrants

We have granted the representative an option to buy up to an aggregate of 120,000 additional shares of common Stock and/or Warrants to purchase up to an additional 120,000 shares of Common Stock. The representative has 45 days from the date of this prospectus to exercise this option. If the representative exercises this option, it will purchase additional shares of Common Stock and/or Warrants approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the representative to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any Units sold by the representative to securities dealers may be sold at a discount of up to $[●] per Unit from the initial public offering price. The representative may offer the Units through one or more of its affiliates or selling agents. If all the Units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the representative will be obligated to purchase the Units at the prices and upon the terms stated therein.

We have agreed to pay the underwriters a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds from the sale of the Units.

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The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase up to 120,000 additional shares of Common Stock and/or Warrants to purchase up to an additional 120,000 shares of Common Stock.

	Per Unit	Total without Over-Allotment Option	Total with Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Proceeds, before expenses to us	$	$	$

We have agreed to pay Maxim’s out-of-pocket accountable expenses, including Maxim’s legal fees, up to a maximum amount of $160,000 if this offering is completed. We are required to pay $25,000 to Maxim as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $575,334. We have also agreed to reimburse the underwriter for certain expenses incurred by them.

Representative’s Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase 56,000 shares (or up to 64,400 shares, depending on the extent to which the underwriters’ option to purchase additional shares is exercised) of our Common Stock, which is equal to an aggregate of 7% of the total number of shares of Common Stock sold in this offering, or the representative’s warrants. The representative’s warrants will have an assumed exercise price equal to $5.89 (110% of the assumed offering price of the Units sold in this offering) and may be exercised on a cashless basis. The representative’s warrants are exercisable commencing six months after the effective date of the registration statement related to this offering, and will expire five years after such date. The representative’s warrants are not redeemable by us. We have agreed to a one-time demand registration of the shares of Common Stock underlying the representative’s warrants at our expense and an additional demand registration at the warrant holders’ expense, for a period of five years from the effective date of the registration statement related to this offering. The representative’s warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying Common Stock during the five-year period commencing from the effective date of the registration statement related to this offering. The representative’s warrants and the Common Stock underlying the representative’s warrants, have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Maxim (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the representative’s warrants or the securities underlying the representative’s warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the representative’s warrants or the underlying securities for a period of six months from the effective date of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The representative’s warrants will provide for adjustment in the number and price of such representative’s warrants (and the Common Stock underlying such representative’s warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Right of First Refusal

We have agreed to grant Maxim, for the period commencing on the effective date of the registration statement related to this offering and concluding twenty-four (24) months thereafter, a right of first refusal to act as sole managing underwriter and book runner, or sole placement agent or sales agent, or financial advisor for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings or any M&A transaction for which the Company retains the service of an underwriter, agent, financial advisor, finder or other person or entity in connection with such offering during such twenty-four (24) month period of the Company, or any successor to or any subsidiary of the Company. We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain Maxim. Such offer shall be made in writing in order to be effective. Maxim shall notify us within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, we shall have no further obligations to Maxim with respect to the offering for which it has offered to retain Maxim, except as otherwise provided for herein.

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Lock-Up Agreements

We and our directors, officers any other holder(s) of one percent (1.0%) or more of our outstanding Common Stock as of the effective date of the Registration Statement which this prospectus forms a part of (and all holders of securities exercisable for or convertible into one percent (1.0%) or more of our Common Stock) have entered into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of one hundred eighty (180) days after the effective date of the registration statement related to this offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Maxim’s prior written consent, subject to certain exceptions.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our Units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Common Stock will trade in the public market subsequent to this offering or that an active trading market for our Common Stock will develop and continue after this offering.

Stock Exchange

We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market, under the symbols “PFAB” and “PFABW,” respectively. There can be no assurance that we will be successful in listing our Common Stock or Warrants on the Nasdaq Capital Market, however we will not complete this offering unless we receive approval for listing on the Nasdaq Capital Market.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Price Stabilization, Short Positions

In connection with this offering, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Stock and Warrants during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Common Stock and Warrants while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Common Stock and Warrants, which involve the sale by the underwriter of a greater number of Common Stock and Warrants than they are required to purchase in this offering and purchasing common stock on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriter’s option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriter may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriter also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because Maxim has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Stock and Warrants or preventing or retarding a decline in the market price of our Common Stock and Warrants. As a result of these activities, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the underwriter make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our securities. The initial public offering price will be determined by negotiation between us and Maxim. The principal factors to be considered in determining the initial public offering price include, but not limited to:

•	the information set forth in this prospectus and otherwise available to Maxim;

•	our history and prospects and the history and prospects for the industry in which we compete;

•	our past and present financial performance;

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•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities market at the time of this offering;

•	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

•	other factors deemed relevant by the underwriter and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriter can assure investors that an active trading market will develop for our Common Stock and Warrants or that the Common Stock and Warrants will trade in the public market at or above the initial public offering price for the Units.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Common Stock and Warrants, the possession, circulation or distribution of this prospectus or any other material relating to us or the Common Stock and Warrants in any jurisdiction where action for that purpose is required. Accordingly, the Common Stock and Warrants may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Common Stock or Warrants may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia.    This prospectus:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Common Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Common Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Common Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Common Stock, you represent and warrant to us that you are an Exempt Investor.

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As any offer of Common Stock under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Common Stock, you undertake to us that you will not, for a period of 12 months from the date of issue of the Common Stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada.    The Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands.    This prospectus does not constitute a public offer of the Common Stock, whether by way of sale or subscription, in the Cayman Islands. Common stock have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”).  This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

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European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the Common Stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Common Stock may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraph, the expression “an offer of the Common Stock to the public” in relation to any Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Stock to be offered so as to enable an investor to decide to purchase or subscribe the Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong.    The Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Japan.    The Common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Common Stock, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

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Malaysia.    No prospectus or other offering material or document in connection with the offer and sale of the Common Stock has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Common Stock , as principal, if the offer is on terms that the Common Stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Common Stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the Common Stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore.    This prospectus or any other offering material relating to the Common Stock has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Common Stock have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Common Stock in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

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(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Stock pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the IFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland.    The Common Stock will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Common Stock.

Taiwan.    The Common Stock has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Common Stock in Taiwan.

United Arab Emirates.    The Common Stock has not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

United Kingdom.    This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Common Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Common Stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

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Vietnam.    This offering of Common Stock has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

LEGAL MATTERS

The validity of the Shares of Common Stock offered in this offering and certain other legal matters as to Alberta law will be passed upon for us by TingleMerrett LLP, our counsel as to Canadian law. The validity of the Warrants offered in this offering and certain other legal matters as to United States federal law in connection with this offering will be passed upon for us by Gray Reed & McGraw LLP. The underwriter is being represented by Loeb & Loeb LLP, New York, New York with respect to legal matters of United States federal law.

As of the effective date of the Registration Statement, an attorney employed by Gray Reed & McGraw LLP beneficially owned [●] shares of common stock of the Company.

EXPERTS

The financial statements as of and for the years ended December 31, 2022 and 2021, included in this prospectus have been so included in reliance on the report of Baker Tilly Chile Auditores Consultores Ltda., Santiago, Chile, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the shares of Common Stock offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the shares of Common Stock. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

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The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the shares of Common Stock by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$2,047.32
Nasdaq listing fee	$50,000.00
FINRA filing fee	$3,286.74
Transfer agent fees and expenses	$5,000.00
Legal fees and expenses	$325,000.00
Accounting fees and expenses	$180,000.00
Miscellaneous	$10,000.00
Total	$575,334.06

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PRETAM HOLDINGS INC.

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PRETAM HOLDINGS INC.

Consolidated Financial Statements as of December 31, 2022 and 2021

F-1

Report of Independent Registered Public Accounting Firm	www.bakertilly.cl
To the shareholders and the board of directors of PreTam Holdings Inc. 1/2	Santiago, Chile Padre Mariano 272, ofic. 602, Providencia Tel: +56-2-23679450

Report on the financial statements

We have audited the accompanying consolidated financial statements of PreTam Holdings Inc., which include the consolidated statement of financial position as of December 31, 2022 and 2021, and of the corresponding consolidated statements of net earnings, other comprehensive income, changes in equity and cash flows for the years then ended and the corresponding notes to the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Management's responsibility for financial statements

Management is responsible for the reasonable preparation and presentation of these consolidated financial statements in accordance with International Financial Reporting Standards. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and reasonable presentation of consolidated financial statements that are exempt from significant misrepresentations, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We evaluate our audits in accordance with PCAOB auditing standards and at the same time auditing standards generally accepted in Chile and international standards on auditing. Those standards require that we plan and perform our work to obtain a reasonable assurance that the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence on the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but without the purpose of expressing an opinion on the effectiveness of the entity's internal control. Consequently, we do not express such an opinion. An audit also includes assessing the appropriateness of the accounting policies used and the reasonableness of the significant accounting estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide us with a basis for our audit opinion on the consolidated statement of financial position as of December 31, 2022, and 2021, and the consolidated statements of net earnings, other comprehensive income, changes in equity and cash flows for the years then ended.

AUDITORTA • CONSULTORiA • ASESORTAS TRIBUTARIAS

Baker Tilly Chile trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

F-2

PreTam Holdings Inc. 2/2	www.bakertilly.cl

Opinion

In our opinion, the consolidated statement of financial position of PreTam Holdings Inc., as of December 31, 2022 and 2021 and the consolidated statements of net earnings, other comprehensive income, changes in equity and cash flows for the years then ended, present fairly, in all material respects, the consolidated financial position of PreTam Holdings Inc., as of December 31, 2022 and 2021 and the consolidated results of its operations and cash flows for the years ended December 31, 2022 and 2021 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

CLAUDIO SILVA MORALES	BAKER TILLY CHILE LTDA.

Santiago, Chile, March 15, 2023, except for the consolidated statement of financial position, statement of net earnings, statement of other comprehensive income, statement of changes in equity and statement of cash flows for the year ended December 31, 2021 and other supplementary information for the year 2022 and notes 1, 2(a), 5, 6, 7, 8, 9, 10, 11, 12 and 14 with respect to information for the year ended December 31, 2021, and other supplementary information for the year 2022 which are dated July 14, 2023.

We have served as auditors of the Company since 2022.

Baker Tilly Chile Auditores Consultores Ltda., trading as Baker Tilly Chile is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

AUDITORTA • CONSULTORiA • ASESORTAS TRIBUTARIAS

Baker Tilly Chile trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities.

F-3

PRETAM HOLDINGS INC

Consolidated Statement of Financial Position

For the years ended December 31, 2022 and 2021

(in United States dollars)

	2022	2021
ASSETS
Current assets
Cash and cash equivalents	118,053	11,105
Short term investments	119,264	1,184,971
Receivables, net	6,172,439	3,656,458
Due from related parties	890,023	590,057
Prepaid expenses and other current assets	547,978	444,070
Restricted cash	588,623	-
Total current assets	8,436,380	5,886,661
Non- current assets
Inventories	68,056	-
Property, plant and equipment, net	4,982,553	4,906,187
Deferred tax assets	452,759	319,963
Due from related party	963,189	-
Total non-current assets	6,466,557	5,226,150
Total Assets	14,902,937	11,112,811

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	4,831,637	2,955,809
Income tax payable	-	-
Other current liabilities	897,830	589,799
Due to related parties	315,563	-
Total current Liabilities	6,045,030	3,545,608
Non-current liabilities
Due to related parties	4,601,223	5,018,578
Deferred tax liabilities	795,869	966,854
Other non-current liabilities	148,603	233,367
Total non-current liabilities	5,545,695	6,218,799
Total Liabilities	11,590,725	9,764,407
Equity
Capital Stock (Class A common stock, no par value, 5,000,000 shares issued and outstanding at December 31, 2022 and 2,000 shares issued and outstanding at December 31, 2021; Class B common stock, no par value, 0 shares issued or outstanding)	2,671	2,671
Additional paid in capital	-	-
Retained earnings	1,480,232	92,788
Net Income	1,946,980	1,387,444
Foreign currency translation reserve	(117,671)	(134,499)
Total equity	3,312,212	1,348,404
Total liabilities and equity	14,902,937	11,112,811

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-4

PRETAM HOLDINGS INC

Consolidated Statement of Net Earnings

For the years ended December 31, 2022 and 2021
(in United States dollars)

	2022	2021

Sales of goods	8,469,066	10,110,188
Cost of sales	(4,734,301)	(5,784,055)
Gross profit	3,734,765	4,326,133

Operating income (expenses)	-	-
Administrative, selling and distribution expenses	(2,028,450)	(2,413,289)
Other operating income (expense), net	-	-
Total operating expenses, net	(2,028,450)	(2,413,289)
Operating profit (loss)	1,706,315	1,912,844

Other income (expenses)	-	-
Finance income (expenses), net	(91,240)	(6,228)
Gain on sale of property, plant and equipment (net)	101,235	173,249
(Loss) gain from exchange difference, net	(58,807)	4,265
Total other income (expenses), net	(48,812)	171,286
Profit before income tax	1,657,503	2,084,130

Income tax credit (expense)	289,477	(696,686)

Net earnings	1,946,980	1,387,444

Net earnings per common share
Basic and diluted	0.39	693.72

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-5

PRETAM HOLDINGS INC

Consolidated Statement of Other Comprehensive Income

For the years ended December 31, 2022 and 2021
(in United States dollars)

	2022	2021
Net earnings (loss)	1,946,980	1,387,444
Other comprehensive income
Foreign currency translation adjustment	(117,671)	(159,747)
Total other comprehensive income (loss), net of income tax	(117,671)	(159,747)
Comprehensive income, net of income tax (loss)	1,829,309	1,227,697

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-6

PRETAM HOLDINGS INC

Consolidated Statement of Changes in Equity

For the years ended December 31, 2022 and 2021

(in United States dollars)

	Capital Stock	Retained Earnings	Net Earnings	Accumulated other comprehensive (loss) income	Total equity
Balance as of December 31, 2021	2,671	92,788	1,387,444	(134,499)	1,348,404
	-	1,387,444	(1,387,444)	-	-
Net earnings	-		1,946,980	-	1,946,980
Foreign currency translation reserve	-	-	-	16,828	16,828
Balance as of December 31, 2022	2,671	1,480,232	1,946,980	(117,671)	3,312,212

	Capital Stock	Retained Earnings	Net Earnings	Accumulated other comprehensive (loss) income	Total equity
Balance as of January 1, 2021	2,671	92,788	-	25,248	120,707
Net earnings	-	-	1,387,444	-	1,387,444
Foreign currency translation reserve	-	-	-	(159,747)	(159,747)
Balance as of December 31, 2021	2,671	92,788	1,387,444	(134,499)	1,348,404

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-7

PRETAM HOLDINGS INC

Consolidated Statement of Cash Flows

For the years ended December 31, 2022 and 2021 (in United States dollars)

	2022	2021

Operating activities
Net Profit (loss) after tax	1,946,980	1,387,444
Non-cash adjustments to reconcile profit before income tax to net cash flows:
Depreciation	179,830	134,080
Deferred tax expense	(289,477)	1,052,740
Current income tax expense	-	(356,054)
Finance (income) expenses, net	91,240	6,228
(Gain) / Loss from exchange difference, net	58,807	(4,265)
Working Capital adjustments
Decrease (increase) in inventories	(68,056)	-
Decrease (increase) property, plant and equipment, net	(265,720)	-
Decrease (increase) in receivables	(2,515,982)	(2,672,266)
Decrease (increase) in prepaid expenses and other current assets	(103,908)	(200,568)
Decrease (increase) in restricted cash	(588,623)	-
Increase (decrease) in trade and other payables	1,877,079	2,132,051
Increase (decrease) in other current liabilities	308,031	187,385
Increase (decrease) in other non-current liabilities	(84,764)	173,754
Gain on disposal of property, plant and equipment	(101,235)	(173,249)
Income taxes paid	-	(16,664)
Interest paid	(125,588)	(16,216)
Monetary correction	2,472	-
Net cash flows from operating activities	$321,086	$1,634,400

Investing activities
Sell (Purchase) of short term investments	1,029,399	(989,112)
Purchase of investments in due from related parties	(301,560)	(503,546)
Proceeds from sale of property, plant and equipment	122,735	229,088
Interest received from short term investments	31,874	6,510
Net cash flows from investing activities	$882,448	$(1,257,060)

Financing activities
Repayment of dues from related parties	-	(403,257)
Due from related party	(1,023,246)	-
Due to related party	315,563	-
Due to related parties	(351,856)	-
Net cash flows from financing activities	(1,059,539)	(403,257)

Net increase (decrease) in (restricted) cash and cash equivalents	143,995	(25,916)
Cash as at beginning of year	11,105	54,320
Net foreign exchange differences	(37,047)	(17,298)
Cash and cash equivalents as of December 31	118,053	11,105

The accompanying notes are an integral part of these Consolidated Financial Statements.

F-8

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Capital Management

We were incorporated on December 29, 2022, under the laws of at the province of Alberta, Canada. Effective December 31, 2022, we completed a share contribution transaction with the owners of Prefabricados Tambillos SpA, whereby the shareholders of Prefabricados Tambillos SpA contributed all of their shares in Prefabricados Tambillos SpA to us for shares in Pretam Holdings Inc. making Prefabricados Tambillos SpA our wholly owned subsidiary. We conduct business and operations through Prefabricados Tambillos SpA. Our principal offices are located at Ruta 43, Cruce D421 Tambillos, Coquimbo, Chile Rut 76.954.728-2.

Prefabricados Tambillos SpA is a leader in the development of architectural prefabricated concrete for industrialized construction, offering a wide range of products, parts and services to its customers with a complete engineering, manufacturing and commissioning service.

The Company is headquartered in Tambillos, Coquimbo (Chile) and operates primarily in Chile. For the year ended December 31, 2022, substantially all revenues are from customers located in Chile.

2.	Basis of Preparation and Presentation

(a)	Statement of Compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and their interpretations adopted by the International Accounting Standards Board (“IASB”).

As indicated in Note 1, there is joint control of the Company and Prefabricados Tambillos SpA by the shareholders of the Company. Therefore, the consolidated financial statements are presented in accordance with the procedures for a reverse acquisition, as set forth in IFRS 3.

The consolidated financial statements were authorized for issue by the directors on March 15, 2023, except for the consolidated statement of financial position, statement of net earnings, statement of other comprehensive income, statement of changes in equity and statement of cash flows for the year ended December 31, 2021 and other supplementary information for the year 2022 and notes 1, 2(a), 5, 6, 7, 8, 9, 10, 11, 12 and 14 with respect to information for the year ended December 31, 2021 and other supplementary information for the year 2022 which were authorized for issue on July 14, 2023.

(b)	Basis of Measurement

The consolidated financial statements are prepared on a historical cost basis except as detailed in the accounting policies disclosed in Note 3 – Significant Accounting Policies. The accounting policies set out below have been applied consistently during the periods presented in these consolidated financial statements.

(c)	Functional and Presentation Currency

The consolidated financial statements are presented in United States Dollars (“US Dollars”), which is the Company’s presentation currency. Transactions in foreign currencies are translated to Chilean Pesos (“CLP”), which is the Company’s functional currency, using the foreign exchange rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to CLP at the foreign exchange rate applicable at that date. Foreign exchange differences arising on translation are recognized in the statement of net earnings. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. For the purposes of financial statement presentation, the assets and liabilities are translated from CLP into US Dollars at the exchange rates applicable at the reporting date. Income and expenses and cash flows are translated into US Dollars using average foreign exchange rates. The resulting exchange differences are recognized in foreign currency translation reserve found in the Consolidated Statement of Other Comprehensive Income.

(d)	Use of Estimates and Judgment

The preparation of these consolidated financial statements is in conformity with IFRS requirement of management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which estimates are revised and in any future periods affected.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below.

Depreciation

The Company’s property, plant and equipment are depreciated on a straight-line basis considering the estimated useful lives of the assets and residual values. As such, the Company makes significant estimates in determining the useful lives of such assets. Changes to these estimates may affect the carrying value of these assets, net earnings, and comprehensive income in future periods.

F-9

Revenue recognition

The Company applies significant judgment in determining the revenue recognition for contracts with customers. Such judgements include the determination of whether the Company is creating an asset with an alternative use and whether the Company has an enforceable right to payment for performance completed to date. These judgements are made at the inception of the contract and are made to determine whether revenues are recognized at a point in time or over time.

For revenues that are recognized over time, the Company is using an input-based method, i.e., cost incurred, of measuring progress towards complete satisfaction of the performance obligation. The Company applies significant estimates in measuring the progress made towards complete satisfaction of its performance obligation. Such estimates include the determination of the total expected cost of the project.

Expected credit losses

The Company is using the simplified approach to measure expected credit losses. As such, the measurement of expected credit losses is based on lifetime expected credit losses. As such, the Company makes significant estimates in determining the lifetime of expected credit losses for its trade and other receivables.

3.	Significant Accounting Policies

(a)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash balances at banks and on hand and other short-term deposits that are readily convertible to cash and are subject to insignificant risk of changes in value with original maturity of three months or less.

(b)	Short term investments

The Company invests excess cash in highly liquid investments with a minimum duration of 90 days.

(c)	Financial instruments

The Company’s financial assets, upon initial recognition, are measured at fair value and are classified at fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”). The classification is determined at initial recognition and is dependent on the business model in which a financial asset is managed and the characteristic of the contractual cash flows. Subsequent reclassification may only occur on the first day of the reporting period following a change in the business model.

Financial liabilities, upon initial recognition, are measured at fair value and are classified at amortized cost or FVTPL. A financial liability is classified at amortized cost at initial recognition unless it is classified as held-for-trading, is a derivative instrument or is specifically designated as FVPTL. Financial liabilities, such as loans and borrowings classified as amortized cost, are subsequently measured using the effective interest rate method while financial liabilities at FVPTL are subsequently measured at fair value with changes in fair value recognized in the statement of profit or loss in the period in which such changes arise.

The Company’s financial instruments include:

Cash and cash equivalents	FVTPL
Short term investments	FVTPL
Receivables	Amortized cost
Due from/to related parties	Amortized cost
Trade and other payables	Amortized cost
Other current/non-current liabilities	Amortized cost

The Company does not have any financial instruments designated as hedging instruments in a hedging relationship.

The Company recognizes an allowance for expected credit losses (“ECLs”) for all financial assets held at amortized cost. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. For receivables, the Company applies a simplified approach in calculating the ECLs. Therefore, the Company does not track changes in credit risk but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward- looking factors specific to the debtors and the economic environment.

(d)	Fair value measurement

The Company measures certain financial instruments, such as cash and cash equivalents and investments in short term investments, at fair value at each reporting date. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company calculates the estimates for fair value of its financial instruments using quoted market prices whenever available.

The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

F-10

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs. All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value accounting hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

The Company’s management determines the policies and procedures for recurring and non-recurring fair value measurements.

At each reporting date, management analyzes the changes in the values of the assets and liabilities that must be measured or determined on a recurring and non-recurring basis according to the Company’s accounting policies. For this analysis, management contrasts the main variables used in the latest assessments made with updated information available from valuations included in contracts and other relevant documents.

Management also compares the changes in the fair value of each asset and liability with the relevant external sources to determine whether the change is reasonable. For purposes of disclosure of fair value, the Company has determined classes of assets and liabilities based on the inherent nature, characteristics and risks of each asset and liability, and the level of the fair value accounting hierarchy as explained above.

(e)	Property, plant and equipment

Property, plant and equipment is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any, except for land that is not depreciated. Such cost includes the cost of replacing component parts of the property, plant and equipment. When significant parts of property, plant and equipment are required to be replaced at intervals, the Company recognizes such parts as individual assets with specific useful lives and depreciates them separately based on their specific useful lives. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the property, plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in profit or loss as incurred.

Depreciation is charged to the statement of net earnings on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Depreciation related to machinery and equipment used in production is recorded in cost of goods sold. The estimated useful lives are as follows:

Buildings	50 years

Machinery and equipment	5 - 12 years

Computer equipment	3 - 5 years

Other	3 - 10 years

(f)	Impairment of non-financial assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. A corresponding impairment amount is recorded in the statement of profit or loss.

In addition, an assessment is made at each reporting date to determine whether there is any indication that previously recognized impairment losses may no longer exist or have decreased. If such indication exists, the Company estimates the asset’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of net earnings.

(g)	Income taxes

Income tax on the earnings for the year is comprised of current and deferred tax. Income tax is recognized in the statement of net earnings except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

F-11

Current income tax

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or partially enacted at the reporting date, and any adjustment to tax payable in respect of previous years in Chile where the Company operates and generates taxable income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

The Company currently has no operations and has generated no taxable income in Canada.

Deferred income tax

Deferred tax is recorded using the balance sheet method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or partially enacted at the reporting date.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

(h)	Revenue Recognition

The Company’s contracts are structured such that it is engaged to produce prefabricated concrete elements for the customer. The contract with the customer contains the specifics of the prefabricated concrete elements that the Company promised to its customer as well as the related price per element. The prefabricated elements are either picked up by the customer or delivered to the customer’s site. In certain cases where the elements are delivered to the customer’s site, the Company may also be responsible for the installation/commissioning. Revenue from the sale of goods is recognized in the statement of profit or loss when control over such goods has been transferred to the buyer.

Revenue from sale of architectural prefabricated concrete elements, which are provided to customers on a per order basis, that have an alternative use for the Company and/or the Company has no right to payment for performance to date, is recognized in the statement of net earnings at a point in time. Revenue is recognized upon pick-up by the customer or delivery to the customer as agreed to in the purchase order. Given that shipping is a fulfilment activity as the costs are incurred as part of transferring the goods to the customer, it is not considered a separate performance obligation.

Revenue from sale of architectural prefabricated concrete elements that have no alternative use for the Company, the Company has a right to payment for performance to date and where the Company is responsible for design and build infrastructure at the customer site, is recognized in the statement of net earnings over time based on costs incurred as a measure of progress.

Revenue from installation/commissioning services is recognized over time when the commissioning services are performed based on time- elapsed as a measure of progress.

No revenue is recognized if there are significant uncertainties regarding recovery of the consideration due, associated costs, or the possible return of goods, as well as continuing management involvement with the goods.

4.	Standards issued but not yet effective

The standards and interpretations relevant to the Company that are issued but not yet effective, through the date of issuance of the consolidated financial statements, are disclosed below. The Company intends to adopt these standards, if applicable, when they become effective:

Amendments to IAS 1: Classification of Liabilities as Current or Non-current

In January 2020, the IASB issued amendments to paragraphs 69 to 76 of IAS 1 to specify the requirements for classifying liabilities as current or non-current. The amendments clarify:

•	What is meant by a right to defer settlement.
•	That a right to defer must exist at the end of the reporting period.
•	That classification is unaffected by the likelihood that an entity will exercise its deferral right.
•	That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification.

The amendments are effective for annual reporting periods beginning on or after January 1, 2023, and must be applied retrospectively. The Company is currently assessing the impact the amendments will have on current practice and whether existing loan agreements may require reclassification.

F-12

5.	Receivables, net

Receivables, net consists primarily of trade receivables with an allowance for expected credit losses of $22,864 as of December 31, 2022 ($15,225 as of December 31, 2021). As of December 31, 2022, and 2021, the changes in the allowance for expected credit losses is recorded in selling, general and administrative expenses in the statement of net earnings.

The aging of trade receivables is as follows:

	2022	2021
Current	$6,013,400	$3,573,341
Past Due 0-30 days	$0	$0
Past Due 31-60 days	$105,087	$0
Past Due 61-90 days	$24,482	$17,758
Past Due >90 days	$29,470	$65,359
Total	$6,172,439	$3,656,458

6.	Property, plant and equipment

The changes in cost and accumulated depreciation and impairment losses are as follows:

			Machinery and
Cost	Buildings	Land	Equipment	Other	Total
January 1, 2021	5,799,307	239,215	239,138	4,898	6,282,558
Additions	-	-	-	-	-
Disposals	-	-	(70,860)	-	(70,860)
Foreign currency translation differences	(918,206)	(37,875)	(30,680)	(775)	(987,536)
December 31, 2021	4,881,101	201,340	137,598	4,123	5,224,162
Additions	236,312	-	30,414	1,419	268,145
Disposals	-	-	(16,180)	(1,341)	(17,521)
Foreign currency translation differences	(58,919)	(2,628)	(2,307)	(132)	(63,986)
December 31, 2022	5,058,494	198,712	149,525	4,069	5,410,800

			Machinery and
Accumulated Depreciation	Buildings	Land	Equipment	Other	Total
January 1, 2021	(194,158)	-	(55,227)	(1,288)	(250,673)
Depreciation	(108,633)	-	(24,792)	(655)	(134,080)
Impairment losses	-	-	-	-	-
Disposals	-	-	15,021	-	15,021
Foreign currency translation differences	41,752	-	9,735	270	51,757
December 31, 2021	(261,039)	-	(55,263)	(1,673)	(317,975)
Depreciation	(99,824)	-	(20,704)	(619)	(121,147)
Impairment losses	-	-	-	-	-
Disposals	-	-	6,101	-	6,101
Foreign currency translation differences	4,186	-	546	42	4,774
December 31, 2022	(356,677)	-	(69,320)	(2,250)	(428,247)

			Machinery and
Carrying amount	Buildings	Land	Equipment	Other	Total
January 1, 2021	5,605,149	239,215	183,911	3,610	6,031,885
December 31, 2021	4,620,062	201,340	82,335	2,450	4,906,187
December 31, 2022	4,701,817	198,712	80,205	1,819	4,982,553

Depreciation expense of $16,052 as of December 31, 2022 ($20,094 as of December 31, 2021), was included in cost of goods sold in the statement of net earnings.

7.	Other Current Liabilities

	December 31,
	2022	2021
Taxes payable	$796,546	$505,297
Accrued employee benefits	$101,284	$84,502
Total	$897,830	$589,799

F-13

8.	Income taxes

The Company currently has no operations in Canada and has incurred no taxable income in this jurisdiction. All operations are conducted through the Company’s wholly owned subsidiary in Chile, Prefabricados Tambillos SpA, and as a result, all income taxes incurred are through its operations in Chile.

(a)	Deferred tax assets and liabilities

Significant components of deferred tax assets and liabilities are as follows:

	December 31,
	2022	2021
Deferred tax assets
Prov. Bad Debt	$6,173	$0
Prov. Holidays Accrual	$10,160	$0
Carryforward losses	$436,426	$319,963
Total deferred tax assets	$452,759	$319,963

Deferred tax liabilities
Income temporary differences	$795,869	$0
Receivables	$0	$988,091
Pre-paid expenses and other current assets	$0	$112,535
Property, plant and equipment, net	$0	$24,961
Current liabilities	$0	$(158,733)
Total deferred tax liabilities	$795,869	$966,854
Net deferred tax assets and liabilities	$(343,110)	$(646,891)

(b)	Income tax expenses

Income tax expense consists of the following:

	December 31,
	2022	2021
Prov. Bad Debt	$6,051	$0
Prov. Holidays Accrual	$9,958	$0
Carryforward losses	$118,245	$356,054
Income temporary differences	$(780,073)	$0
Receivables	$955,840	$(1,007,363)
Pre-paid expenses and other current assets	$108,862	$(102,667)
Property, plant and equipment, net	$24,146	$(46,082)
Current liabilities	$(153,552)	$103,372
Total	$289,477	$(696,686)

The Company is subject to income taxes in Chile, which, in the aggregate, indicate a statutory rate of approximately 27% for the year ended December 31, 2022, and 10% for the year ended December 31, 2021. The statutory tax rates in effect for the year in which the temporary differences are expected to reverse are used to calculate the tax effects of temporary differences which are expected to reverse in future years. Reconciliation of the differences between the statutory tax rate and the average effective tax rate are as follows:

	December 31,
	2022	2021
Profit before tax	$1,657,503	$2,084,131
Statutory tax rate	27%	10%
Expected income tax provision	$(447,526)	$(208,413)
Permanent differences:
Financial statement headings:
Non-deductible tax expenses	$0	$(10,097)
Tax fines	$(3,817)	$(4,599)
Savings incentive	$0	$15,809
Previous year income tax adjustments	$0	$9
Other	$740,819	$(489,395)
Total income tax expense	$289,476	$(696,686)

F-14

9.	Revenue

All revenue for the Company is generated from its wholly owned subsidiary, Prefabricados Tambillos SpA. Revenue is disaggregated as follows:

	December 31,
	2022	2021
Sales of architectural prefabricated concrete elements – at a point in time	$512,225	$706,182
Sales of architectural prefabricated concrete elements – over time	$5,509,314	$6,588,514
Commissioning of architectural prefabricated concrete elements	$2,447,527	$2,815,492
Total sales revenue	$8,469,066	$10,110,188

The balances of receivables from contracts with customers is included as part of Note 5 – Receivables, net. Revenue yet to be recognized from fixed- price long term contracts amounted to $562,350,223 as of December 31, 2022, and $2,295,933 as of December 31, 2021. The Company applied the practical expedient of IFRS 15, Revenue whereby revenue yet to be recognized on contracts that had an original expected duration of less than one year is not disclosed. The majority of open contracts as of December 31, 2022, are expected to close within 12 months of the reporting date and revenue will be recognized.

10.	Financial instruments and risk management

Capital

The Company’s operations are located in Chile, and its main objective is to grow its current customer base, develop new initiatives and execute larger projects. The Company maintains minimum cash balances in corporate bank accounts and invests excess cash balances in order to facilitate growth as well as protect current capital initiatives.

The Company is exposed to market risk, credit risk and liquidity risk. The Company’s senior management oversees the management of these risks. The Company’s senior management is supported by financial management that advises on financial risks and the appropriate financial risk governance framework for the Company. Management provides assurance that the Company’s financial risk-taking activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed. Each of these risks are summarized below.

(a)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk is comprised of three types of risk: interest rate risk, foreign currency risk, and other price risks, such as equity price risk.

Interest rate risk -

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

At present interest rate risk does not significantly affect the Company’s net results and we do not expect interest rate risk to affect the Company in future periods. Interest arises from a long-term loan from related parties issued at 0% interest (until 2022) and for which the Company will pay interest beginning in 2023. As of December 31, 2022, the Company had a debt to a related party of $4,916,786 ($4,625,617 as of December 31, 2021).

On the other hand, the Company has no loans from financial institutions, therefore there are no other interest rate risks that may affect the Company.

Foreign currency risk -

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

The Company’s exposure to the risk of changes in foreign exchange rates relates primarily to the Company’s operating activities when revenue or expenses are denominated in a different currency from the Company’s functional currency. The Company’s operations are located in Chile and conducted through its wholly owned subsidiary, Prefabricados Tambillos SpA. As a result, the functional currency of the Company is the CLP and the currencies in which these transactions are primarily denominated are the CLP and US Dollars.

It is estimated that, all else constant, an adverse hypothetical change in the value of the CLP against all relevant currencies would impact the Company’s earnings before income tax due to changes in the value of monetary assets and liabilities.

Equity price risk-

The Company’s investments in mutual funds are measured at FVTPL based on quoted market prices. Such investments are susceptible to market price risk arising from uncertainties about future values of the investment securities.

F-15

(b)	Credit risk

Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to a credit risk from its operating activities, primarily for trade receivables and from its financing activities, including deposits with banks and financial institutions and loans to related parties.

In the normal course of business, the Company is exposed to credit risk from its customers. Customer credit risk is managed by the Company on an individual customer basis. The credit quality of the customer is assessed, and individual credit limits are defined in accordance with this assessment. Outstanding customer receivables are regularly monitored. As of December 31, 2022, there were 6 customers that owed the Company more than $300,000 (accounting for approximately 80% of all accounts receivable outstanding). As of December 31, 2021, there were 2 customers that owed the Company more than $300,000 (accounting for approximately 80% of all accounts receivable outstanding). The evaluation for allowance for expected credit losses is updated at each reporting date. This calculation is based on actual historical data incurred.

(c)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting its obligations associated with financial liabilities. The Company manages its liquidity risk by maintaining liquid investments and monitoring forecasted and actual cash flows.

The table below summarizes the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	Less than 3 months	3-12 months	1-5 years	>5 years	Total
As of December 31, 2022
Due to related parties	$0	$0	$4,916,786	$0	$4,916,786
Trade and other payables	$2,181,916	$18,788	$2,630,933	$0	$4,831,637
Other current liabilities	$650,285	$253,145	$0	$0	$897,830
Income tax payable	$0	$0	$0	$0	$0
Other non-current liabilities	$0	$148,603	$0	$0	$148,603
Total	$2,832,201	$420,536	$7,547,719	$0	$10,794,856

	Less than 3 months	3-12 months	1-5 years	>5 years	Total
As of December 31, 2021
Due to related parties	$0	$0	$5,018,578	$0	$5,018,578
Trade and other payables	$316,392	$2,639,417	$0	$0	$2,955,809
Other current liabilities	$375,773	$214,026	$0	$0	$589,799
Income tax payable	$0	$0	$0	$0	$0
Other non-current liabilities	$0	$0	$233,367	$0	$233,367
Total	$692,165	$2,853,443	$5,251,945	$0	$8,797,553

Fair values and fair value accounting hierarchy

The Company’s cash and cash equivalents and investments are recorded at fair value. The fair value of cash and cash equivalents approximates carrying value due to the short-term nature of the assets and has been classified as Level 1 in the fair value hierarchy. The fair values of the Company’s short-term investments were estimated using current market measures and have also been classified as Level 2 in the fair value hierarchy. Fair value is determined based on observable market data.

The fair value of the Company’s financial assets and liabilities held at amortized cost approximates the carrying value due to their short-term nature other than a fixed rate related party debt. As of December 31, 2022, the fair value of the Related Party Loan (as defined below in Note 11) is $4,530,195 ($4,625,617 as of December 31, 2021).

On September 7, 2022, the Related Party Loan was further modified to remove the Preferred Shares (as defined below in Note 11) conversion feature. Instead, the then outstanding amount was converted into the Related Party Note Payable (as defined below in Note 11). Interest on the Related Party Note Payable begins to accrue on January 1, 2023. The Related Party Note Payable includes a prepayment clause at the option of the Company; however, the terms of the prepayment are to be agreed upon separately based on the then-current market conditions. The Company has determined that the modification should be deemed substantial and will be accounted for as an extinguishment of the Related Party Loan and the new Related Party Note Payable was recorded at fair value on date of execution. Management has also determined that the prepayment option will not be bifurcated from the host liability and, accordingly, the Company will account for the entire instrument at amortized cost.

Net gains and losses on financial instruments recognized at fair value through profit or loss consist of realized and unrealized gains and losses.

All financial instruments for which fair value is recognized or disclosed are categorized within the fair value hierarchy, based on the lowest level input that is significant to the fair value measurement as a whole.

For assets and liabilities that are recognized at fair value on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy. As of December 31, 2022, there were no transfers between the fair value hierarchies.

F-16

11.	Related Party Transactions

The Company carried out the following transactions with the below identified related entities for the periods:

	2022	2021

Revenue
Edificaciones Industriales SpA (affiliated entity)	$3,367,127	$3,373,008
Cost of Sales
Precasa SpA (affiliated entity)	$0	$78,380
Maspir SA (affiliated entity)	$2,442,032	$2,809,172

The sales to and purchases from the above identified related parties were made on terms equivalent to those that prevail in arm’s length transactions.

1.	As of December 31, 2022, the Company has $2,829,452 in trade receivables with Edificaciones Industriales SpA, an affiliated entity owned by the majority shareholder of the Company. The amounts have been recorded in receivables in the statement of financial position. As of December 31, 2022, the Company had not recorded an allowance for expected credit losses relating to amounts owed by the related party. This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

2.	As of December 31, 2022, the Company has $584 in employee loans recorded in due from related parties in the consolidated statement of financial position.

3.	As of December 31, 2022, the Company has $535,432 in shareholder loans recorded in due from related parties in the consolidated statement of financial position.

4.	As of December 31, 2022, the Company is owed $165,958 resulting from a loan to Precasa SpA, an affiliated entity owned by a shareholder of the Company. The amount has been recorded in due from related parties in the consolidated statement of financial position.

5.	As of December 31, 2022, the Company has $2,398,626 in trade payables with Maspir SA, an affiliated entity owned by the majority shareholder of the Company. The amounts have been recorded in trade and other payables in the consolidated statement of financial position.

6.	As of December 31, 2022, the Company owed $19,338 pursuant to a loan from Inversiones Almeria SpA, an affiliated entity owned by a shareholder of the Company. The amount has been recorded in due to related parties in the consolidated statement of financial position.

7.	As of December 31, 2022, the Company owed $367,253 pursuant to a loan from the majority shareholder of the Company. The amount has been recorded in due to related parties in the consolidated statement of financial position.

8.	As of December 31, 2022, the Company is owed $954,114 resulting from a loan to Cympro Residencial SL, an entity owned by a shareholder of the Company. The amount has been recorded in due from related parties in the consolidated statement of financial position.

9.	As of December 31, 2021 the Company has $3,095,417 in trade receivables with Edificaciones industriales SPA, an affiliated entity owned by a majority shareholder of the Company. The amounts have been recorded in receivables in the statement of financial position. As of December 31, 2021, the Company has not recorded an allowance for expected credit losses relating to amounts owed by the related parties. This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

10.	As of December 31, 2021, the Company has $3,137 in employee loans recorded in due from related parties in the statement of financial position.

11.	As of December 31, 2021, the Company has $466,114 in shareholder loans recorded in due from related parties in the statement of financial position.

12.	As of December 31, 2021, the Company has $120,806 related to a loan to Precasa, an affiliated entity owned by a shareholder of the Company. The amount has been recorded in due from related parties in the statement of financial position.

13.	As of December 31, 2021, the Company has $2,639,417 in trade payables with Maspir SA, an affiliated entity owned by a majority shareholder of the Company. The amounts have been recorded in trade and other payables in the statement of financial position.

14.	As of December 31, 2021, the Company has $20,851 related to a loan from Inversiones Almeria SpA, an affiliated entity owned by a shareholder of the Company. The amount has been recorded in due to related parties in the statement of financial position.

15.	As of December 31, 2021, the Company has $372,109 related to a loan from a majority shareholder of the Company. The amount has been recorded in due to related parties in the statement of financial position.

F-17

16.	The total compensation paid to key management personnel amounted to $8,062 for the year ended December 31, 2021, and there were no post-employment or contract termination benefits or share-payments.

17.	On December 10, 2018, the Company acquired a plant from an entity owned by a shareholder of the Company for approximately $5.95 million (CLP 4,123,017,161). The transaction was originally financed by a loan to the Company from the selling related party to be paid in 6-month principal instalments commencing November 30, 2019, plus annual accrued interest of 5% (the “Related Party Loan”). The parties restructured the Related Party Loan on December 30, 2019, such that there were no repayments of principal or interest and whereby the Company was required, by December 30, 2022, to convert any amounts owed under the Related Party Note into 4,200 series-B preferred shares (the “Preferred Shares”) having a nominal value of $14,000 (CLP 100,000). The Preferred Shares had no voting rights but included a right to receive a non-discretionary annual dividend of 5% of the nominal value. The Preferred Shares were to remain outstanding for a period of 10 years, after which they were to be mandatorily redeemed for cash. As of December 31, 2022, the balance of $4,530,195 ($4,625,617 on December 31, 2021) had been recorded in due to related parties as reflected in the statement of financial position. On June 28, 2022, the Related Party Loan was further modified to reflect that it would not bear any interest for the period from December 31, 2019, to December 31, 2022. During the process of completing the above-described modifications, management determined that the implied interest rate for the Related Party Loan was 0%.

On September 7, 2022, the Related Party Loan was further modified to remove the Preferred Shares conversion feature. Instead, the then outstanding amount was converted into a note payable to be repaid over a period of five years in accordance with a fixed payment schedule bearing annual interest of 7% (the “Related Party Note Payable”). Interest on the Related Party Note Payable begins to accrue on January 1, 2023. The Related Party Note Payable includes a prepayment right at the option of the Company; however, the terms of the prepayment are to be agreed upon separately based on the then-current market conditions. The Company has determined that the modification constitutes to a substantial modification and will be accounted for as an extinguishment of the related party loan and the new Related Party Note Payable will be recorded at fair value on the date of execution. Management has also determined that the prepayment option will not be bifurcated from the host liability and, accordingly, will account for the entire instrument at amortized cost. As of December 31, 2022, the fair value of the Related Party Loan was $4,530,195.

18.	The total compensation paid to key management personnel amounted to $83,861 for the year ended as of December 31, 2022 ($8,062 for the year ended December 31, 2021), and there were no post-employment or contract termination benefits or share payments.

12.	Earnings per share (EPS)

Basic earnings per share amounts are calculated by dividing the profit for the year by the weighted average number of common shares outstanding during the year.

The following reflects the income and share data used in the basic EPS computations:

	2022	2021
Numerator
Net earnings attributable to ordinary equity holders	$1,946,980	$1,387,444

Denominator
Weighted average number of common shares outstanding	5,000,000	2,000
Basic earnings per common share	$0.39	$693.72

The Company has no dilutive potential common shares as of December 31, 2022, or 2021. There have been no other transactions involving common shares between the reporting date and the date of the authorization of these consolidated financial statements.

13.	Commitments and Contingencies

(a)	Tax situation

The Company currently has no operations in Canada, where it is incorporated, and as a result has incurred no taxable income in this jurisdiction. All operations are conducted through the Company’s wholly owned subsidiary in Chile, Prefabricados Tambillos SPA and as a result, all income taxes incurred are through its operations in Chile.

The Company is subject to Chilean tax law, and as of December 31, 2022, the enacted income tax rate is 27% of the taxable profit. The tax authority has the power to review and, if applicable, correct the income tax calculated by the Company in the 3 years after the year of filing the tax return. The statements of income tax and value added tax corresponding to 2022 and 2021 are subject to review by the tax authorities.

F-18

(b)	Legal claim contingency

As of December 31, 2022, the Company had not received any significant claims from third parties in relation with its operations.

As of December 31, 2022, the Company was affected by a Judicial collection procedure by the Provincial Treasury of Coquimbo through which a fine of $39,373 was imposed by the General Water Directorate. A payment agreement was proposed, but the matter remains pending as of the date of these financial statements.

As of December 31, 2022, the Company was subject to a random employee health and safety inspection by the SEREMI (“Secretaría Regional Ministerial de Salud”) of Coquimbo. The inspection found minor violations that have since been resolved and resulted in a fine of $1,429.

14.	Relevant facts

For the year ended December 31, 2022, there are no relevant facts to report that may affect the Company’s financial situation.

15.	Subsequent events

Between January 1, 2023, and up to the date of issuance of these financial statements, there are no subsequent events to report that may affect the Company’s financial situation.

F-19

PRETAM HOLDINGS INC.

Interim Consolidated Financial Statements as of June 30, 2023 and June 30, 2022

F-20

PRETAM HOLDINGS INC.

Interim Consolidated Statement of Financial Position

For the period ended June 30, 2023 and December 31, 2022

(in United States dollars)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	6,397	118,053
Short term investments	18,811	119,264
Receivables, net	11,488,862	6,172,439
Due from related parties	1,060,684	890,023
Prepaid expenses and other current assets	653,699	547,978
Restricted cash	1,584	588,623
Total current assets	13,230,037	8,436,380
Non- current assets
Inventories	88,120	68,056
Property, plant and equipment, net	5,262,801	4,982,553
Deferred tax assets	1,444,863	452,759
Due from related party	979,508	963,189
Total non-current assets	7,775,292	6,466,557
Total Assets	21,005,329	14,902,937

Liabilities and Equity
Current liabilities
Trade and other payables	3,486,722	4,831,637
Income tax payable	-	-
Other current liabilities	5,772,294	897,830
Due to related parties	336,897	315,563
Total current Liabilities	9,595,913	6,045,030
Non-current liabilities
Due to related parties	4,687,023	4,601,223
Deferred tax liabilities	2,197,496	795,869
Other non-current liabilities	100,317	148,603
Total non-current liabilities	6,984,837	5,545,695
Total Liabilities	16,580,749	11,590,725
Equity
Capital Stock (Class A common stock, no par value, 5,000,000 shares issued and outstanding at June 30, 2023; Class B common stock, no par value, 0 shares issued or outstanding)	2,671	2,671
Additional paid in capital	-	-
Retained earnings	3,427,211	1,480,232
Net Income	883,564	1,946,980
Foreign currency translation reserve	111,134	(117,671)
Total equity (deficit)	4,424,580	3,312,212
Total liability and equity	21,005,329	14,902,937

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

F-21

PRETAM HOLDINGS INC.

Interim Consolidated Statement of Net Earnings

For the period ended June 30, 2023 and June 30, 2022 (in United States dollars)

	June 30, 2023	June 30, 2022

Sales of goods	5,712,334	4,464,192
Cost of sales	(3,268,218)	(2,042,222)
Gross profit	2,444,116	2,421,970

Operating income/ (expenses)	-	-
Total operating expenses, net	(925,757)	(1,107,757)
Operating profit/ (loss)	1,518,359	1,314,213

Other income/ (expenses)	-	-
Finance income/ (expenses), net	(191,354)	(29,713)
(Loss)/ gain on sale of property, plant and equipment (net)	-	151,717
(Loss)/ gain from exchange difference, net	(59,231)	26,866
Total other expenses, net	(250,585)	148,870
Profit before income tax	1,267,774	1,463,083

Income tax (expense)	(384,210)	174,740

Net earnings	883,564	1,637,823

Net earnigs per common share
Basic and diluted	0.18	819

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

F-22

PRETAM HOLDINGS INC.

Interim Consolidated Statement of Other Comprehensive Income

For the period ended June 30, 2023 and June 30, 2022
(in United States dollars)

	June 30, 2023	June 30, 2022
Net earnings/ (loss)	883,564	1,637,823
Other comprehensive income
Foreign currency translation adjustment	(111,134)	(314,406)
Total other comprehensive income/ (loss), net of income tax	(111,134)	(314,406)
Comprehensive income, net of income tax (loss)	772,430	1,323,417

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

F-23

PRETAM HOLDINGS INC.

Interim Consolidated Statement of Changes in Equity

For the period ended June 30, 2023 and June 30, 2022

(in United States dollars)

	Capital Stock	Retained Earnings (deficit)	Accumulated other comprehensive (loss) income	Total equity
Balance as of January 1, 2022	2,671	1,480,232	(134,499)	1,348,404
Net earnings		1,637,823		1,637,823
Foreign currency translation reserve			(314,406)	(314,406)
Balance as of June 30, 2022	2,671	3,118,055	(448,905)	2,671,822

Balance as of January 1, 2023	2,671	3,427,212	(117,672)	3,312,212
Net earnings	0	883,563	0	883,563
Foreign currency translation reserve	0	0	228,805	228,804
Balance as of June 30, 2023	2,671	4,310,776	111,133	4,424,579

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

F-24

PRETAM HOLDINGS INC.

Interim Consolidated Statement of Cash Flows

For the period ended June 30, 2023 and June 30, 2022
(in United States dollars)

	June 30,2023	June 30,2022

Operating activities
Net Profit/(loss) after tax	883,564	1,637,823
Non-cash adjustments to reconcile profit before income tax to net cash flows:
Depreciation	59,119	58,682
Deferred tax expense	384,210	(326,134)
Current income tax expense	-	151,394
Finance (income)/ expenses, net	191,354	29,713
(Gain) / Loss from exchange difference, net	59,231	(26,866)
Working Capital adjustments
Decrease (increase) in inventories	(15,378)	-
Decrease (increase) property, plant and equipment, net	(2,809)	-
Decrease (increase) in receivables	(4,899,106)	(559,394)
Decrease (increase) in prepaid expenses and other current assets	(73,359)	(162,427)
Decrease (increase) in restricted cash	626,836	(302,974)
Increase (decrease) in trade and other payables	(1,671,581)	(221,702)
Increase (decrease) in other current liabilities	4,659,830	660,621
Increase (decrease) in other non-current liabilities	(58,333)	(59,718)
Gain on disposal of property, plant and equipment	-	(151,717)
Interest paid	(38,266)	(41,244)
Monetary correction	4,660	-
Net cash flows from operating activities	109,973	686,057

Investing activities
Sell (Purchase) of short term investments	97,820	845,505
Purchase of investments in due from related parties	(170,044)	-
Proceeds from sale of property, plant and equipment	-	161,265
Interest received from short term investments	10,157	10,356
Net cash flows from investing activities	(62,067)	1,017,126

Financing activities
Repayment of dues from related parties	-	(37,647)
Due from related party	48,802	-
Due to related party	-	(1,355,165)
Due to related parties	(225,287)
Net cash flows from financing activities	(176,484)	(1,392,812)

Net increase (decrease) in (restricted) cash and cash equivalents	(128,578)	310,371

Cash as at begnning of year	118,053	11,105

Net foreign exchange differences	16,922	(143,797)

Cash and cash equivalents as of June 30	6,397	177,679

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

F-25

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Capital Management

We were incorporated on December 29, 2022, under the laws of at the province of Alberta, Canada. Effective December 31, 2022, we completed a share contribution transaction with the owners of Prefabricados Tambillos SpA, whereby the shareholders of Prefabricados Tambillos SpA contributed all of their shares in Prefabricados Tambillos SpA to us for shares in Pretam Holdings Inc. making Prefabricados Tambillos SpA our wholly owned subsidiary. We conduct business and operations through Prefabricados Tambillos SpA. Our principal offices are located at Ruta 43, Cruce D421 Tambillos, Coquimbo, Chile Rut 76.954.728-2.

Prefabricados Tambillos SpA is a leader in the development of architectural prefabricated concrete for industrialized construction, offering a wide range of products, parts and services to its customers with a complete engineering, manufacturing and commissioning service.

The Company is headquartered in Tambillos, Coquimbo (Chile) and operates primarily in Chile. For the period ended June 30, 2023, all revenues are from customers located in Chile.

2.	Basis of Preparation and Presentation

(a)	Statement of Compliance

The interim consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and their interpretations adopted by the International Accounting Standards Board (“IASB”).

As indicated in Note 1, there is joint control of the Company and Prefabricados Tambillos SpA by the shareholders of the Company. Therefore, the consolidated financial statements are presented in accordance with the procedures for a reverse acquisition, as set forth in IFRS 3.

The interim consolidated financial statements were authorized for issue by the directors on September 04, 2023.

(b)	Basis of Measurement

The interim consolidated financial statements are prepared on a historical cost basis except as detailed in the accounting policies disclosed in Note 3 – Significant Accounting Policies. The accounting policies set out below have been applied consistently during the periods presented in these consolidated financial statements.

(c)	Functional and Presentation Currency

The interim consolidated financial statements are presented in United States Dollars (“US Dollars”), which is the Company’s presentation currency. Transactions in foreign currencies are translated to Chilean Pesos (“CLP”), which is the Company’s functional currency, using the foreign exchange rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to CLP at the foreign exchange rate applicable at that date. Foreign exchange differences arising on translation are recognized in the statement of net earnings. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. For the purposes of financial statement presentation, the assets and liabilities are translated from CLP into US Dollars at the exchange rates applicable at the reporting date. Income and expenses and cash flows are translated into US Dollars using average foreign exchange rates. The resulting exchange differences are recognized in foreign currency translation reserve found in the Interim Consolidated Statement of Other Comprehensive Income.

(d)	Use of Estimates and Judgment

The preparation of these interim consolidated financial statements is in conformity with IFRS requirement of management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which estimates are revised and in any future periods affected.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are described below.

Depreciation

The Company’s property, plant and equipment are depreciated on a straight-line basis considering the estimated useful lives of the assets and residual values. As such, the Company makes significant estimates in determining the useful lives of such assets. Changes to these estimates may affect the carrying value of these assets, net earnings, and comprehensive income in future periods.

Revenue recognition

The Company applies significant judgment in determining the revenue recognition for contracts with customers. Such judgements include the determination of whether the Company is creating an asset with an alternative use and whether the Company has an enforceable right to payment for performance completed to date. These judgements are made at the inception of the contract and are made to determine whether revenues are recognized at a point in time or over time.

F-26

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For revenues that are recognized over time, the Company is using an input-based method, i.e., cost incurred, of measuring progress towards complete satisfaction of the performance obligation. The Company applies significant estimates in measuring the progress made towards complete satisfaction of its performance obligation. Such estimates include the determination of the total expected cost of the project.

Expected credit losses

The Company is using the simplified approach to measure expected credit losses. As such, the measurement of expected credit losses is based on lifetime expected credit losses. As such, the Company makes significant estimates in determining the lifetime of expected credit losses for its trade and other receivables.

3.	Significant Accounting Policies

(a)	Cash and cash equivalents

Cash and cash equivalents are comprised of cash balances at banks and on hand and other short-term deposits that are readily convertible to cash and are subject to insignificant risk of changes in value with original maturity of three months or less.

(b)	Short term investments

The Company invests excess cash in highly liquid investments with a minimum duration of 90 days.

(c)	Financial instruments

The Company’s financial assets, upon initial recognition, are measured at fair value and are classified at fair value through other comprehensive income (“FVOCI”) or fair value through profit or loss (“FVTPL”). The classification is determined at initial recognition and is dependent on the business model in which a financial asset is managed and the characteristic of the contractual cash flows. Subsequent reclassification may only occur on the first day of the reporting period following a change in the business model.

Financial liabilities, upon initial recognition, are measured at fair value and are classified at amortized cost or FVTPL. A financial liability is classified at amortized cost at initial recognition unless it is classified as held-for-trading, is a derivative instrument or is specifically designated as FVPTL. Financial liabilities, such as loans and borrowings classified as amortized cost, are subsequently measured using the effective interest rate method while financial liabilities at FVPTL are subsequently measured at fair value with changes in fair value recognized in the statement of profit or loss in the period in which such changes arise.

The Company’s financial instruments include:

Cash and cash equivalents	FVTPL
Short term investments	FVTPL
Receivables	Amortized cost
Due from/to related parties	Amortized cost
Trade and other payables	Amortized cost
Other current/non-current liabilities	Amortized cost

The Company does not have any financial instruments designated as hedging instruments in a hedging relationship.

The Company recognizes an allowance for expected credit losses (“ECLs”) for all financial assets held at amortized cost. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Company expects to receive, discounted at an approximation of the original effective interest rate. For receivables, the Company applies a simplified approach in calculating the ECLs. Therefore, the Company does not track changes in credit risk but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward- looking factors specific to the debtors and the economic environment.

(d)	Fair value measurement

The Company measures certain financial instruments, such as cash and cash equivalents and investments in short term investments, at fair value at each reporting date. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company calculates the estimates for fair value of its financial instruments using quoted market prices whenever available.

The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Company. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs. All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value accounting hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

F-27

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

For assets and liabilities that are recognized in the financial statements at fair value on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

The Company’s management determines the policies and procedures for recurring and non-recurring fair value measurements.

At each reporting date, management analyzes the changes in the values of the assets and liabilities that must be measured or determined on a recurring and non-recurring basis according to the Company’s accounting policies. For this analysis, management contrasts the main variables used in the latest assessments made with updated information available from valuations included in contracts and other relevant documents.

Management also compares the changes in the fair value of each asset and liability with the relevant external sources to determine whether the change is reasonable. For purposes of disclosure of fair value, the Company has determined classes of assets and liabilities based on the inherent nature, characteristics and risks of each asset and liability, and the level of the fair value accounting hierarchy as explained above.

(e)	Property, plant and equipment

Property, plant and equipment is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any, except for land that is not depreciated. Such cost includes the cost of replacing component parts of the property, plant and equipment. When significant parts of property, plant and equipment are required to be replaced at intervals, the Company recognizes such parts as individual assets with specific useful lives and depreciates them separately based on their specific useful lives. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the property, plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in profit or loss as incurred.

Depreciation is charged to the statement of net earnings on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Depreciation related to machinery and equipment used in production is recorded in cost of goods sold. The estimated useful lives are as follows:

Buildings	50 years

Machinery and equipment	5 - 12 years

Computer equipment	3 - 5 years

Other	3 - 10 years

(f)	Impairment of non-financial assets

The Company assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, the Company estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. A corresponding impairment amount is recorded in the statement of profit or loss.

In addition, an assessment is made at each reporting date to determine whether there is any indication that previously recognized impairment losses may no longer exist or have decreased. If such indication exists, the Company estimates the asset’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of net earnings.

(g)	Income taxes

Income tax on the earnings for the year is comprised of current and deferred tax. Income tax is recognized in the statement of net earnings except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current income tax

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or partially enacted at the reporting date, and any adjustment to tax payable in respect of previous years in Chile where the Company operates and generates taxable income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

The Company currently has no operations and has generated no taxable income in Canada.

Deferred income tax

Deferred tax is recorded using the balance sheet method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

F-28

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or partially enacted at the reporting date.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

(h)	Revenue Recognition

The Company’s contracts are structured such that it is engaged to produce prefabricated concrete elements for the customer. The contract with the customer contains the specifics of the prefabricated concrete elements that the Company promised to its customer as well as the related price per element. The prefabricated elements are either picked up by the customer or delivered to the customer’s site. In certain cases where the elements are delivered to the customer’s site, the Company may also be responsible for the installation/commissioning. Revenue from the sale of goods is recognized in the statement of profit or loss when control over such goods has been transferred to the buyer.

Revenue from sale of architectural prefabricated concrete elements, which are provided to customers on a per order basis, that have an alternative use for the Company and/or the Company has no right to payment for performance to date, is recognized in the statement of net earnings at a point in time. Revenue is recognized upon pick-up by the customer or delivery to the customer as agreed to in the purchase order. Given that shipping is a fulfilment activity as the costs are incurred as part of transferring the goods to the customer, it is not considered a separate performance obligation.

Revenue from sale of architectural prefabricated concrete elements that have no alternative use for the Company, the Company has a right to payment for performance to date and where the Company is responsible for design and build infrastructure at the customer site, is recognized in the statement of net earnings over time based on costs incurred as a measure of progress.

Revenue from installation/commissioning services is recognized over time when the commissioning services are performed based on time- elapsed as a measure of progress.

No revenue is recognized if there are significant uncertainties regarding recovery of the consideration due, associated costs, or the possible return of goods, as well as continuing management involvement with the goods.

4.	Standards issued but not yet effective

The standards and interpretations relevant to the Company that are issued but not yet effective, through the date of issuance of the consolidated financial statements, are disclosed below. The Company intends to adopt these standards, if applicable, when they become effective:

Amendments to IAS 1: Classification of Liabilities as Current or Non-current

In January 2020, the IASB issued amendments to paragraphs 69 to 76 of IAS 1 to specify the requirements for classifying liabilities as current or non-current. The amendments clarify:

•	What is meant by a right to defer settlement.
•	That a right to defer must exist at the end of the reporting period.
•	That classification is unaffected by the likelihood that an entity will exercise its deferral right.
•	That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification.

The amendments are effective for annual reporting periods beginning on or after January 1, 2023, and must be applied retrospectively. The Company is currently assessing the impact the amendments will have on current practice and whether existing loan agreements may require reclassification.

5.	Receivables, net

Receivables, net consists primarily of trade receivables with an allowance for expected credit losses of $24,410 as of June 30, 2023 ($25,585 as of June 30, 2022). As of June 30, 2023, the changes in the allowance for expected credit losses is recorded in selling, general and administrative expenses in the statement of net earnings.

The aging of trade receivables is as follows:

	June 30, 2023	June 30, 2022
Current	$11,452,482	$6,013,400
Past Due 0-30 days	$0	$0
Past Due 31-60 days	$0	$105,087
Past Due 61-90 days	$0	$24,482
Past Due >90 days	$36,380	$29,470
Total	$11,488,862	$6,172,439

F-29

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

6.	Property, plant and equipment

The changes in cost and accumulated depreciation and impairment losses are as follows:

Cost			Machinery and
	Buildings	Land	Equipment	Other	Total
December 31, 2022	5,058,494	198,712	149,525	4,069	5,410,800
Additions	-	-	2,809	-	2,809
Disposals	-	-	-	-	-
Foreign currency translation differences	342,003	13,435	10,125	276	365,839
June 30, 2023	5,400,497	212,147	162,459	4,345	5,779,448

Accumulated Depreciation			Machinery and
	Buildings	Land	Equipment	Other	Total
December 31, 2022	(356,678)	-	(69,321)	(2,248)	(428,247)
Depreciation	(50,403)	-	(8,428)	(290)	(59,121)
Impairment losses	-	-	-	-	-
Disposals	-	-	-	-	-
Foreign currency translation differences	(24,392)	-	(4,733)	(154)	(29,279)
June 30, 2023	(431,473)	-	(82,482)	(2,692)	(516,647)

Carrying amount

December 31, 2022	4,701,817	198,712	80,204	1,820	4,982,553
June 30, 2023	4,969,024	212,147	79,977	1,653	5,262,801

Depreciation expense of $0 as of June 2023 ($16,052 for the year 2022) was included in cost of goods sold in the Statement of Net Earnings.

F-30

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

7.	Other Current Liabilities

	June 30, 2023	December 31, 2022

Taxes payable	$5,677,883	$796,546
Accrued employee benefits	$94,411	$101,284
Total	$5,772,294	$897,830

8.	Income taxes

The Company currently has no operations in Canada and has incurred no taxable income in this jurisdiction. All operations are conducted through the Company’s wholly owned subsidiary in Chile, Prefabricados Tambillos SpA, and as a result, all income taxes incurred are through its operations in Chile.

(a)	Deferred tax assets and liabilities

Significant components of deferred tax assets and liabilities are as follows:

	June 30, 2023	June 30, 2022
Deferred tax assets
Current liabilities	$0	$16,761
Prov.Bad Debt	$6,591	$0
Prov.Holidays Accrual	$10,846	$0
Carryforward losses	$1,427,426	$0
Total deferred tax assets	$1,444,863	$16,761

Deferred tax liabilities
Income temporary differences	$2,197,496	$314,298
Total deferred tax liabilities	$2,197,496	$314,298
Net deferred tax assets and liabilities	$(752,633)	$(297,537)

(b)	Income tax expenses

Income tax expense consists of the following:

	June 30, 2023	June 30, 2022

Current income tax	$0	$151,394
Current liabilities	$0	$143,568
Carryforward losses	$(956,226)	$327,560

Income temporary differences	$1,340,437	$355,049
Receivables	$0	$(1,011,550)
Pre-paid expenses and other current assets	$0	$(115,207)
Property, plant and equipment, net	$0	$(25,554)

Total	$384,210	$(174,740)

F-31

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The Company is subject to income taxes which, in the aggregate, indicate a statutory rate in Chile of approximately 27% as of June 2023 and 27% for the year ended 2022. The statutory tax rates in effect for the year in which the temporary differences are expected to reverse are used to calculate the tax effects of temporary differences which are expected to reverse in future years. Reconciliation of the differences between the statutory tax rate and the average effective tax rate is as follows:

	June 30, 2023	June 30, 2022
Profit before tax	$1,267,774	$1,463,083
Statutory tax rate	27%	27%
Expected income tax provision	$342,299	$3975,032
Permanent differences:
Financial statement headings:
Non-deductable tax expenses	$0	$0
Tax fines	$579	$8,087
Savings incentive	$0	$0
Previous year income tax adjustments	$0	$0
Other	$41,333	$(577,859)

Total income tax expense	$384,210	$(174,740)

9.	Revenue

All revenue for the Company is generated from its wholly owned subsidiary, Prefabricados Tambillos SpA. Revenue is disaggregated as follows:

	June 30, 2023	June 30, 2022

Sales of architectural prefabricated concrete elements – at a point in time	$437,870	$1,400,245
Sales of architectural prefabricated concrete elements – over time	$5,274,464	$3,063,947
Total sales revenue	$5,712,334	$4,464,192

The balances of receivables from contracts with customers is included as part of Note 5 – Receivables, net. Revenue yet to be recognized from fixed-price long term contracts amounted to $596,918,240 as of June 30, 2023 ($675,039 as of June, 2022). The Company applied the practical expedient of IFRS 15, Revenue whereby revenue yet to be recognized on contracts that had an original expected duration of less than one year is not disclosed. The majority of open contracts as of June 30, 2023 will close within 12 months of the reporting date and revenue will be recognized.

10.	Financial instruments and risk management

Capital

The Company’s main objective is to grow their current customer base, develop new initiatives and execute larger projects. The Company maintains minimum cash balances in corporate bank accounts and invests excess cash balances in order to facilitate growth as well as protect current capital initiatives.

The Company is exposed to market risk, credit risk and liquidity risk. The Company’s senior management oversees the management of these risks. The Company’s senior management is supported by financial management that advises on financial risks and the appropriate financial risk governance framework for the Company. The management provides assurance that the Company’s financial risk-taking activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed. Each of these risks are summarized below.

(a)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk is comprised of three types of risk: interest rate risk, foreign currency risk, and other price risks, such as equity price risk.

Interest rate risk –

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The interest rate risk does not significantly affect the Company and will not affect the net results. It arises from a long-term loan from related parties issued at 0% interest (until 2022) and for which the Company will pay interest beginning in 2023 (Total interest 165,883 as of June 30, 2023). As of June 30, 2023, the Company had a debt to a related party of $5,249,208 ($3,869,985 as of June 30, 2022)

On the other hand, the Company has no loans from financial institutions, therefore there are no other interest rate risks that may affect the Company.

F-32

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Foreign currency risk –

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

The Company’s exposure to the risk of changes in foreign exchange rates relates primarily to the Company’s operating activities when revenue or expenses are denominated in a different currency from the Company’s functional currency. The functional currency of the Company is CLP and the currencies in which these transactions are primarily denominated are CLP and US Dollars.

It is estimated that, all else constant, an adverse hypothetical change in the value of the Chilean peso against all relevant currencies would impact the Company’s earnings before income tax due to changes in the value of monetary assets and liabilities.

Equity price risk

The Company’s investments in mutual funds are measured at FVTPL based on quoted market prices. Such investments are susceptible to market price risk arising from uncertainties about future values of the investment securities.

(c)	Credit risk

Credit risk is the risk that counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Company is exposed to a credit risk from its operating activities, primarily for trade receivables and from its financing activities, including deposits with banks and financial institutions and loans to related parties.

In the normal course of business, the Company is exposed to credit risk from its customers. Customer credit risk is managed by the Company on an individual customer basis. The credit quality of the customer is assessed, and individual credit limits are defined in accordance with this assessment. Outstanding customer receivables are regularly monitored. As of June 30, 2023, there were no customers customers (there were no customers as of 2022) that owed the Company more than $300,000 accounting. The evaluation for allowance for expected credit losses is updated at each reporting date. This calculation is based on actual historical data incurred.

(d)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting its obligations associated with financial liabilities. The Company manages its liquidity risk by maintaining liquid investments and monitoring forecasted and actual cashflows.

The table below summarizes the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	Less than 3 months	3-12 months	1-5 years	>5 years	Total
As at June 30, 2023
Due to related parties	$4,938,870	$85,051	$0	$0	$5,023,921
Trade and other payables	$3,459,713	$27,009	$0	$0	$3,486,722
Other current liabilities	$5,684,120	$88,174	$0	$0	$5,772,294
Income tax payable	$0	$0	$0	$0	$0
Other non-current liabilities	$0	$100,317	$0	$0	$100,317
Total	$14,802,703	$300,551	$0	$0	$14,383,254

As at December 31, 2022
Due to related parties	$0	$0	$4,916,785	$0	$4,916,785
Trade and other payables	$2,181,916	$18,788	$2,630,933	$0	$4,831,637
Other current liabilities	$650,285	$253,145	$0	$0	$897,830
Income tax payable	$0	$0	$0	$0	$0
Other non-current liabilities	$0	$148,603	$0	$0	$148,603
Total	$2,832,201	$420,536	$7,547,719	$0	$10,794,856

Fair values and fair value accounting hierarchy

The Company’s cash and cash equivalents and investments are recorded at fair value. The fair value of cash and cash equivalents approximates carrying value due to the short-term nature of the assets and has been classified as Level 1 in the fair value hierarchy. The fair values of the Company’s short term investments were estimated using current market measures and have also been classified as Level 2 in the fair value hierarchy. Fair value is determined based on observable market data.

F-33

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the Company’s financial assets and liabilities held at amortized cost approximates the carrying value due to their short-term nature other than a fixed rate related party debt. As of June 30, 2023 the fair value of the Related Party Loan (as defined below in Note 11) is $4,836,480.

On September 7, 2022, the Related Party Loan was further modified to remove the Preferred Shares (as defined below in Note 11) conversion feature. Instead, the then outstanding amount was converted into the Related Party Note Payable. Interest on the Related Party Note Payable begins to accrue on January 1, 2023. The Related Party Note Payable includes a prepayment clause at the option of the Company; however, the terms of the prepayment are to be agreed upon separately based on the then current market conditions. The Company has determined that the modification constitutes to a substantial modification and will be accounted for as an extinguishment of the Related Party Loan and the new Related Party Note Payable will be recorded at fair value on date of execution. Management has also determined that the prepayment option will not be bifurcated from the host liability and, accordingly, will account for the entire instrument at amortized cost.

Net gains and losses on financial instruments recognized at fair value through profit or loss consist of realized and unrealized gains and losses.

All financial instruments for which fair value is recognized or disclosed are categorized within the fair value hierarchy, based on the lowest level input that is significant to the fair value measurement as a whole.

For assets and liabilities that are recognized at fair value on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy. As of June 30, 2023 and December 31, 2022, there were no transfers between the fair value hierarchies.

11.	Related Party Transactions

The Company carried out the following transactions with the below identified related entities for the periods:

	June 30, 2023	December 31, 2022

Revenue
Edificaciones Industriales SpA (affiliated entity)	$221,384	$3,367,127
Cost of Sales
Precasa SpA (affiliated entity)	$0	$0
Maspir SA (affiliated entity)	$0	$2,442,032

The sales to and purchases from above identified related parties are made on terms equivalent to those that prevail in an arm’s length transactions.

1.	As of June 30, 2023 the Company has $2,847,776 ($2,829,452 – December 31, 2022) in trade receivables with Edificaciones Industriales SpA, an affiliated entity owned by the majority shareholder of the Company. The amounts have been recorded in receivables in the statement of financial position. As of June 30, 2023 and June 30, 2022. The Company has not recorded an allowance for expected credit losses relating to amounts owed by the related party. This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

2.	As of June 30, 2023, the Company has $0 ($584 – December 31, 2022) in employee loans recorded in due from related parties in the statement of financial position.

3.	As of June 30, 2023, the Company has $572,768 ($535,432 - December 31, 2022;) in shareholder loans recorded in due from related parties in the statement of financial position.

4.	As of June 30, 2023, the Company is owed $189,201 ($165,958 – December 31, 2022) resulting from a loan to Precasa SpA, an affiliated entity owned by a shareholder of the Company. The amount has been recorded in due from related parties in the statement of financial position.

5.	As of June 30, 2023, the Company has $2,463,468 ($2,398,626- December 31, 2022) in trade payables with Maspir SA, an affiliated entity owned by the majority shareholder of the Company. The amounts have been recorded in trade and other payables in the statement of financial position.

6.	As of June 30, 2023, the Company owed $20,645 ($19,338 – December 31, 2022) pursuant to a loan from Inversiones Almeria SpA, an affiliated entity owned by a shareholder of the Company. The amount has been recorded in due to related parties in the statement of financial position.

7.	As of June 30, 2023, the Company owed $392,083 ($367,253 – December 31, 2022) pursuant to a loan from the majority shareholder of the Company. The amount has been recorded in due to related parties in the statement of financial position.

F-34

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

8.	As of June 30, 2023, the Company is owed $979,508 ($954,114 – December 31, 2022) resulting from a loan to Cympro Residencial SL, an entity owned by a shareholder of the Company. The amount has been recorded in due from related parties in the statement of financial position.

9.	On December 10, 2018, the Company acquired a plant from an entity owned by a shareholder of the Company for approximately $5.95 million (CLP 4,123,017,161). The transaction was originally financed by a loan to the Company from the selling related party to be paid in 6-month principal instalments commencing November 30, 2019, plus annual accrued interest of 5% (the “Related Party Loan”). The parties restructured the Related Party Loan on December 30, 2019, such that there were no repayments of principal or interest and whereby the Company was required by, December 30, 2022, to convert any amounts owed under the Related Party Note into 4,200 series-B preferred shares (the “Preferred Shares”) having a nominal value of $14,000 (CLP 100,000). The Preferred Shares had no voting rights but included a right to receive a non-discretionary annual dividend of 5% of the nominal value. The Preferred Shares were to remain outstanding for a period of 10 years, after which they were to be mandatorily redeemed for cash. As of June 30, 2023, the balance of $4,836,480 ($4,530,195 at December 31, 2022) had been recorded in due to related parties as reflected in the statement of financial position. On June 28, 2022, the Related Party Loan was further modified to reflect that it would not bear any interest for the period from December 31, 2019, to June 30, 2023. During the process of completing the above-described modifications, management determined that the implied interest rate for the Related Party Loan was 0%.

On September 7, 2022, the Related Party Loan was further modified to remove the Preferred Shares conversion feature. Instead, the then outstanding amount was converted into a note payable to be repaid over a period of five years in accordance with a fixed payment schedule bearing annual interest of 7% (the “Related Party Note Payable”). Interest on the Related Party Note Payable begins to accrue on January 1, 2023. The Related Party Note Payable includes a prepayment right at the option of the Company; however, the terms of the prepayment are to be agreed upon separately based on the then current market conditions. The Company has determined that the modification constitutes to a substantial modification and will be accounted for as an extinguishment of the related party loan and the new Related Party Note Payable will be recorded at fair value on date of execution. Management has also determined that the prepayment option will not be bifurcated from the host liability and, accordingly, will account for the entire instrument at amortized cost. As of June 30, 2023, the fair value of the Related Party Loan was $4,836,480 ($4,530,195 – December 31, 2022).

10.	The total compensation paid to key management personnel amounted $63,981.46 as of June 30,2023 ($83,861 for the year ended December 31, 2022), and there were no post-employment or contract termination benefits or share payments.

12.	Earnings per share (EPS)

Basic earnings per share amounts are calculated by dividing the profit for the year by the weighted average number of common shares outstanding during the year.

The following reflects the income and share data used in the basic EPS computations:

	June 30, 2023	June 30, 2022
Numerator
Net earnings attributable to ordinary equity holders	883,564	1,637,823

Denominator
Weighted average number of common shares outstanding	5,000,000	2,000
Basic earnings per common share	0.18	819

The Company has no dilutive potential common shares as of June 30, 2023 and June 30, 2022. There have been no other transactions involving common shares between the reporting date and the date of the authorization of these financial statements.

13.	Commitments and Contingencies

(a)	Tax situation

The Company is subject to Chilean tax law. As of June 30, 2023, the enacted income tax rate is 27% of the taxable profit (27% as of December 31, 2022). The tax authority has the power to review and, if applicable, correct the income tax calculated by the Company in the 3 years after the year of filing the tax return. The statements of income tax and value added tax corresponding to the years 2023 and 2022 are subject to review by the tax authorities.

(b)	Legal claim contingency

As of June 30, 2023 and 2022 the Company had not received any significant claims from third parties in relation with its operations.

F-35

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2023, the Company was affected by a Judicial collection procedure by the Provincial Treasury of Coquimbo through which a fine of $39,373 was imposed by the General Water Directorate. A payment agreement was proposed, but the matter remains pending as of the date of these financial statements.

As of June 30, 2023, the Company was subject to a random employee health and safety inspection by the SEREMI (“Secretaría Regional Ministerial de Salud”) of Coquimbo. The inspection found minor violations that have since been resolved and resulted in a fine of $1,429.

14.	Relevant facts

Between January 1, 2023 and up to the date of issuance of these financial statements there are no relevant facts to report that may affect the Company’s financial situation.

15.	Subsequent events

Between July 1, 2023, and up to the date of issuance of these financial statements, there are no subsequent events to report that may affect the Company’s financial situation.

* * * * * * *

F-36

PreTam Holdings Inc.

800,000 Units each Unit consisting of

One Class A Common Share

and One Warrant to purchase One Class A Common Share

Sole Book-Running Manager

Maxim Group LLC

[Date]

Through and including [Date] (the 25th day after the commencement of this offering) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under the ABCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us or another entity. The ABCA also provides that we may advance moneys to a director, officer, or other individual for costs, charges, and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the ABCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and
●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of his or her association with us or another entity.

Our bylaws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We intend to enter into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification would be required or permitted.

Contemporaneously with this offering, we will have directors’ and officers’ liability insurance providing coverage to our directors and officers within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7. Recent Sales of Unregistered Securities

Effective December 31, 2022, the shareholders of Prefabricados Tambillos SpA contributed all of its issued and outstanding stock for shares of our Common Stock, and as a result it became our wholly owned subsidiary.

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On September 30, 2022, Prefabricados Tambillos SpA, our wholly owned Chilean subsidiary, entered into an agreement (the “Merger Agreement”) whereby SILLC was to be merged with and into our subsidiary company (the “SILLC Merger”). The Merger Agreement was amended and restated on April 17, 2023, further amended and restated on June 15, 2023, and on February 1, 2024, to assign all rights and obligations of the subsidiary to us and to finalize the consideration for the Merger Shares (as defined below). As of the date of the Merger Agreement, SILLC was subject to a bankruptcy proceeding and had minimal assets, no equity owners and no liabilities, except for claims of approximately six hundred holders of allowed unsecured claims and a holder of allowed administrative expenses (collectively, the “Claim Holders”). As a result of the SILLC Merger, and in accordance with the bankruptcy plan, we issued an aggregate of 385,000 shares of our Common Stock (the “Merger Shares”) to the Claim Holders as full settlement and satisfaction of their respective claims. As provided in the bankruptcy plan, the Merger Shares were issued pursuant to Section 1145 of the U.S. Bankruptcy Code. As a result of the SILLC Merger the separate corporate existence of SILLC was terminated. We entered into the SILLC Merger to increase our shareholder base to, among other things, assist us in satisfying the listing standards of a national securities exchange.

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the Notes thereto.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

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(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation of PreTam Holdings Inc.*
3.2	Amended and Restated Bylaws of PreTam Holdings Inc.*
4.1	Specimen Certificate of Class A Common Shares*
4.2	Form of Warrant*
4.3	Form of Warrant Agency Agreement*
4.4	Form of Representative Warrants (included in Exhibit 1.1) *
5.1	Opinion of TingleMerrett LLP regarding the validity of the shares of Class A Common Shares being registered*
5.2	Opinion of Gray Reed & McGraw LLP as to the validity of the Warrants being registered*
10.1	Loan Agreement, dated April 8, 2019, by and between Inversiones Balmaceda, SpA and Maspir S.A.*
10.2	Modified Loan Agreement, dated June 28, 2022, by and between Prefabricados Tambillos SpAand Inversiones Balmaceda, SpA.*
10.3	Amendment No. 1 to Modified Loan Agreement, dated April 10, 2023, by and between Prefabricados Tambillos SpAand Inversiones Balmaceda, SpA.*
10.4	Private Loan Agreement, dated January 7, 2022, by and between Prefabricados Tambillos SpA and Cympro Residencial, S.L.*
10.5	Purchase and Sale of Movable Property, dated January 12, 2021, by and between Prefabricados Tambillos SpAand Edificaciones Industriales SpA.*
10.6	Construction Contract, dated January 12, 2021, by and between Prefabricados Tambillos SpAand Edificaciones Industriales SpA.*
10.7	Construction Contract, dated August 20, 2022, by and between Prefrabricados Tambillos SpA and Inmobilaria R5 SpA.*
10.8	Amended and Restated Agreement And Plan of Merger, dated April 17, 2023, by and among Prefabricados Tambillos SpA, PreTam Holdings Inc., SILLC(A) Acquisition Corp., and HFG Capital Investments, LLC*
10.9	Form of Lockup Agreement (included in Exhibit 1.1)*
10.10	2023 Equity Incentive Plan of PreTam Holdings, Inc.*
10.11	Employment Agreement, dated March 31, 2023 by and between PreTam Holdings Inc. and José Cantero Sánchez*
10.12	Employment Agreement, dated March 31, 2023 by and between PreTam Holdings Inc. and Óscar Cañizares Ruiz*
10.13	Services Contract, dated March 31, 2023, by and between PreTam Holdings Inc. and Jesús Liñán Torres*
10.14	Services Contract, dated March 31, 2023, by and between PreTam Holdings Inc. and Luis Arrechea Miquelarena*
10.15	Second Amended and Restated Agreement And Plan of Merger, dated June 15, 2023, by and among Prefabricados Tambillos SpA, PreTam Holdings Inc., SILLC(A) Acquisition Corp., and HFG Capital Investments, LLC*
10.16	Third Amended and Restated Agreement And Plan of Merger, dated February 1, 2024, by and among Prefabricados Tambillos SpA, PreTam Holdings Inc., SILLC(A) Acquisition Corp., and HFG Capital Investments, LLC**
21.1	Subsidiaries of Registrant*
23.1	Consent of Independent Registered Public Accounting Firm**
23.2	Consent of TingleMerrett LLP (included in Exhibit 5.1)*
23.3	Consent of Gray Reed & McGraw LLP (included in Exhibit 5.2)*
107	Filing Fee Table*

*	Previously filed
**	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santiago, Chile, on February 7, 2024.

PRETAM HOLDINGS INC.

By:	/s/ Óscar Cañizares Ruiz
	Name:	Óscar Cañizares Ruiz
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Luis Arrachea Miquelarena	Director	February 7, 2024
Luis Arrachea Miquelarena

/s/ Óscar Cañizares Ruiz	Chief Executive Officer	February 7, 2024
Óscar Cañizares Ruiz	(Principal Executive Officer)

/s/ Jesús Liñán Torres	Chief Financial Officer	February 7, 2024
Jesús Liñán Torres	(Principal Financial and Accounting Officer)

/s/ José Cantero Sánchez	Director	February 7, 2024
José Cantero Sánchez

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Dallas, Texas on February 7, 2024.

Authorized U.S. Representative

/s/ David R. Earhart

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